Filed in the Office of	Business Number E0120782005-6
Barbara K. Cegavske	Filing Number 20200928881
Secretary of State State Of Nevada	Filed On 9/22/2020 12:46:00 PM
	Number of Pages 2

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State:

OncBioMune Pharmaceuticals, Inc.

Entity or Nevada Business Identification Number (NVID): E0120782005-6

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

- [ ] Certificate to Accompany Restated Articles or Amended and Restated Articles
  - [ ] Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
    The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
  - [ ] Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

- [ ] Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)
  The undersigned declare that they constitute at least two-thirds of the following:
  (Check only one box) [ ] incorporators [ ] board of directors
  The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
- [X] Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 50.2%
- [ ] Officer's Statement (foreign qualified entities only) -
  Name in home state, if using a modified name in Nevada:

  Jurisdiction of formation:

  Changes to takes the following effect:
  - [ ] The entity name has been amended.
  - [ ] The purpose of the entity has been amended.
  - [ ] The authorized shares have been amended.
  - [ ] Other: (specify changes)
  - [ ] Dissolution
  - [ ] Merger
  - [ ] Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78 385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78 403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: 09/24/2020 Time: 9:00 AM (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: [x] The entity name has been amended. [ ] The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) [ ] The purpose of the entity has been amended. [x] The authorized shares have been amended. [ ] The directors, managers or general partners have been amended. [ ] IRS tax language has been added. [ ] Articles have been added. [ ] Articles have been deleted. [ ] Other. The articles have been amended as follows: (provide article numbers, if available) Information is set forth in space provided below. (attach additional page(s) if necessary)
6. Signature: (Required)	X [signature] President & CEO Signature of Officer or Authorized Signer — Title X Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

ARTICLE 1 - NAME of the Articles of Incorporation is amended to read as follows:
The name of the Corporation is Theralink Technologies, Inc.
The first paragraph of ARTICLE 4 - CAPITAL STOCK of the Articles of Incorporation is amended to read as follows: The aggregate number of shares that the Corporation will have the authority to issue is 12,000,026,667 shares of which 12,000,000,000 shares will be common stock having a par value of $0.0001 per share (the "Common Stock") and 26,667 shares will be preferred stock having a par value of $0.0001 per share (the "Preferred Stock").

This form must be accompanied by appropriate fees.

Filed in the Office of	Business Number E0120782005-6
Barbara K. Cegavske	Filing Number 20200911346
Secretary of State State Of Nevada	Filed On 9/15/2020 10:54:00 AM
	Number of Pages 28

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

[X] Certificate of Designation

[ ] Certificate of Amendment to Designation - Before Issuance of Class or Series

[ ] Certificate of Amendment to Designation - After Issuance of Class or Series

[ ] Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: OncBioMune Pharmaceuticals, Inc. Entity or Nevada Business Identification Number (NVID): E0120782005-6
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing: SERIES E CONVERTIBLE PREFERRED STOCK
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	[ ] Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. [ ] Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* Please see Certificate of Designation for Series E Convertible Preferred Stock attached as Exhibit A.
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X [signature] Signature of Officer Date: 15 Sept 2020

* Attach additional page(s) if necessary

This form must be accompanied by appropriate fees.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations of Series E Convertible Preferred Stock of OncBioMune Pharmaceuticals, Inc. to be signed by its Chief Executive Officer on this 14 day of September, 2020.

ONCBIOMUNE PHARMACEUTICALS, INC.

By: ______________________

Mick Ruxin, Chief Executive Officer

EXHIBIT A

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE SERIES E CONVERTIBLE PREFERRED STOCK OF ONCBIOMUNE PHARMACEUTICALS, INC.

The undersigned, Mick Ruxin, M.D., President and Chief Executive Officer of OncBioMune Pharmaceuticals, Inc. (the "**Corporation**"), a corporation organized and existing under Chapter 78 of the Nevada Revised Statues (the "**NRS**"), hereby does certify:

That pursuant to the authority expressly conferred upon the Board of Directors of the Corporation by the Corporation's Articles of Incorporation, as amended, and Section 78.315 of the NRS, the Board of Directors on September 11, 2020, adopted the following resolution determining it desirable and in the best interests of the Corporation and its shareholders for the Corporation to create a series of Two Thousand (2,000) shares of preferred stock designated as "Series E Convertible Preferred Stock", none of which shares have been issued.

RESOLVED, that the Board of Directors designates the Series E Convertible Preferred Stock and the number of shares constituting such series, and fixes the rights, powers, preferences, privileges and restrictions relating to such series in addition to any set forth in the Articles of Incorporation as follows:

TERMS OF SERIES E CONVERTIBLE PREFERRED STOCK

1. Certain Defined Terms. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a) "**1934 Act**" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(b) "**Additional Amount**" means, as of the applicable date of determination, with respect to each share of Series E, all accrued but unpaid dividends, whether declared or not, on such share of Series E.

(c) "**Affiliate**" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that "control" of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract, as a director of officer, (or manager, managing member, general partner or the equivalent in the case of a Person is an entity that is not a corporation) of such person or otherwise.

(d) "**Authorized Failure Shares**" shall have the meaning given to it in Section 12 hereto.

(e) "**Authorized Share Allocation**" shall have the meaning given to it in Section 12 hereto.

(f) "**Authorized Share Failure**" shall have the meaning given to it in Section 12 hereto.

(g) "**Automatic Conversion Price**" means with respect to any automatic conversion, that price which shall be the lower of: (i) the then applicable Conversion Price as in effect on the Trading Day immediately prior to the automatic conversion and (ii) 75% of the offering price in the Qualified Public Offering.

(h) **"Buy-In Price"** shall have the meaning given to it in Section 5 hereto.

(i) **"Cavalry"** shall have the meaning given to it in Section 3 hereto.

(j) **"Certificate of Designations"** means this Certificate Of Designations, Preferences and Rights of the Series E Convertible Preferred Stock of the Corporation.

(k) **"Change of Control"** means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the 1934 Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 51% of the voting securities of the Company, (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the shareholders of the Company immediately prior to such transaction own less than 51% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its assets to another Person, (d) a replacement at one time or within a one year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Closing Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof) or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

(l) **"Closing Sale Price"** means, for any security as of any date, (i) the last closing price for such security on the Principal Market, as reported by Bloomberg, or, (2) if the foregoing does not apply, the lowest reported sale price for such date on the Principal Market, or (3) fair market value as determined by the Board of Directors of the Corporation.

(m) **"Common Stock"** means (i) the Corporation's shares of common stock, $0.0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(n) **"Conversion Amount"** shall have the meaning given to it in Section 5 hereto.

(o) **"Conversion Date"** shall have the meaning given to it in Section 5 hereto.

(p) **"Conversion Failure"** shall have the meaning given to it in Section 5 hereto.

(q) **"Conversion Notice"** shall have the meaning given to it in Section 5 hereto.

(r) **"Conversion Price"** shall have the meaning given to it in Section 5 hereto.

(s) **"Conversion Rate"** shall have the meaning given to it in Section 5 hereto.

(t) **"Convertible Securities"** means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(u) **"Corporate Event"** shall have the meaning given to it in Section 7 hereto.

(v) **"Corporation"** shall have the meaning given to it in the preamble hereto.

(w) **"Dispute Submission Deadline"** shall have the meaning given to it in Section 22 hereto.

(x) **"Distributions"** shall have the meaning given to it in Section 14 hereto.

(y) **"DTC"** shall have the meaning given to it in Section 5 hereto.

(z) **"Excess Shares"** shall have the meaning given to it in Section 5 hereto.

(aa) **"Fundamental Transaction"** shall have the meaning given to it in Section 7.

(bb) **"Holder"** or **"Holders"** means a holder of Series E.

(cc) **"Initial Conversion Date"** means the date beginning 2 days following the filing date of an amendment to the Corporation's certificate of incorporation with the Secretary of State of the State of Nevada to increase the Corporation's authorized Common Stock to 12,000,000,000.

(dd) **"Initial Issuance Date"** means the date the first share of Series E is issued to any Holder hereof.

(ee) **"Junior Stock"** shall have the meaning given to it in Section 3 hereto.

(ff) **"Liquidation Event"** means, whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Corporation and its Subsidiaries, taken as a whole.

(gg) **"Liquidation Funds"** shall have the meaning given to it in Section 13 hereto.

(hh) **"Maximum Percentage"** shall have the meaning given to it in Section 5 hereto.

(ii) **"Mergenthaler"** shall have the meaning given to it in Section 3 hereto.

(jj) **"NRS"** shall have the meaning given to it in the preamble hereto.

(kk) **"Options"** means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(ll) **"Parity Stock"** shall have the meaning given to it in Section 3 hereto.

(mm) **"Person"** means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(nn) **"Principal Market"** means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, OTCPink, OTCQB, or OTCQX and any successor markets thereto.

(oo) **"Purchase Rights"** shall have the meaning given to it in Section 7 hereto.

(pp) **"Qualified Public Offering"** means the sale in a public offering pursuant to an effective registration statement under the Securities Act, of Common Stock of the Corporation having an aggregate offering value (net of underwriters' discounts and selling commissions) of at least $6,000,000, following which the Common Stock of the Corporation shall be listed on either the Nasdaq or NYSE stock markets.

(qq) **"Register"** shall have the meaning given to it in Section 5 hereto.

(rr) **"Registered Series E"** shall have the meaning given to it in Section 5 hereto.

(ss) **"Reported Outstanding Share Number"** shall have the meaning given to it in Section 5 hereto.

(tt) **"Required Dispute Documentation"** shall have the meaning given to it in Section 22 hereto.

(uu) **"Required Holder"** shall have the meaning given to it in Section 3 hereto.

(vv) **"Required Reserve Amount"** shall have the meaning given to it in Section 12 hereto.

(ww) **"Restricted Holder"** means a Holder who on the date an amendment to the Corporation's certificate of incorporation is filed with the Secretary of State of the State of Nevada to increase the Corporation's authorized Common Stock to 12,000,000,000, did not own shares of Common Stock in excess of the Maximum Percentage (as determined under Section 13(d) of the 1934 Act). For the avoidance of doubt, Mergenthaler is not a Restricted Holder.

(xx) **"SEC"** means the Securities and Exchange Commission or the successor thereto.

(yy) **"Senior Preferred Stock"** shall have the meaning given to it in Section 3 hereto.

(zz) **"Series E"** shall have the meaning given to it in Section 2 hereto.

(aaa) **"Series E Certificates"** shall have the meaning given to it in Section 5 hereto.

(bbb) **"Share Delivery Deadline"** shall have the meaning given to it in Section 5 hereto.

(ccc) **"Stated Value"** shall mean $2,000 per share of Series E, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the Initial Issuance Date with respect to the Series E (including any adjustment for a Triggering Event).

(ddd) **"Subsidiary"** when used with respect to any Person, means any corporation or other organization, whether incorporated or unincorporated, of which (A) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person (through ownership of securities, by contract or otherwise) or (B) such Person or any subsidiary of such Person is a general partner of any general partnership or a manager of any limited liability company.

(eee) **"Trading Day"** means any day on which the Common Stock is eligible to be traded on the Principal Market or securities market on which the Common Stock is then traded, provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., Eastern time) unless such day is otherwise designated as a Trading Day in writing by the Holder.

(fff) **"Transaction Documents"** means the Securities Purchase Agreements, this Certificate of Designations, and each of the other agreements and instruments entered into or delivered by the Corporation in connection with the transactions contemplated by the Securities

Purchase Agreements, all as may be amended from time to time in accordance with the terms thereof.

(ggg) **"Transfer Agent"** shall have the meaning given to it in Section 5 hereto.

(hhh) **"Triggering Event"** shall have the meaning given to it in Section 6 hereto.

(iii) **"Triggering Event Conversion"** shall have the meaning given to it in Section 5 hereto.

(jjj) **"Triggering Event Conversion Amount"** means 125% of the then Stated Value and Additional Amount, if any.

2. Designation and Number of Shares. There shall hereby be created and established a series of preferred stock of the Corporation designated as "Series E Convertible Preferred Stock" (the **"Series E"**). The authorized number of Series E shall be Two Thousand (2,000) shares. Each share of Series E shall have a par value of $0.0001.

3. Ranking. Until such time as the holders of at least a majority of the outstanding Series E, which shall include Cavalry Fund I LP (**"Cavalry"**) and Doug Mergenthaler (**"Mergenthaler"**) as long as it owns at least 5% of the Series E (the **"Required Holder"**), expressly consent to the creation of Parity Stock or Senior Preferred Stock (each as defined below) in accordance with Section 15, the Series E shall rank pari passu with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation with the Series C-1 Convertible Preferred Stock of the Corporation, the Series C-2 Convertible Preferred Stock of the Corporation, the Series D-1 Convertible Preferred Stock of the Corporation and the Series D-2 Convertible Preferred Stock of the Corporation (the **"Parity Stock"**), and all other shares of capital stock of the Corporation shall be junior in rank to all Series E with respect to the preferences as to dividends (except for the Common Stock, which shall be pari passu as provided in Section 4), distributions and payments upon the liquidation, dissolution and winding up of the Corporation (such junior stock is referred to herein collectively as **"Junior Stock"**). The rights of all such Junior Stock shall be subject to the rights, powers, preferences and privileges of the Series E. Without limiting any other provision of this Certificate of Designations, without the prior express consent of the Required Holder, the Corporation shall not hereafter authorize or issue any additional or other shares of capital stock that is (i) of senior rank to the Series E in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation (collectively, the **"Senior Preferred Stock"**), or (ii) Parity Stock. Except as provided for herein, in the event of the merger or consolidation of the Corporation into another corporation, the Series E shall maintain their relative rights, powers, designations, privileges and preferences provided for herein for a period of at least two years following such merger or consolidation and no such merger or consolidation shall cause result inconsistent therewith.

4. Dividends and Distributions.

(a) Accrual and Payment of Dividends. From the Initial Issuance Date, cumulative dividends on each share of Series E shall accrue, on a quarterly basis in arrears (with any partial quarter being made on a pro-rata basis), at the rate of 8% per annum on the Stated Value, plus the Additional Amount thereon. Dividends shall be paid within 15 days after the end of each fiscal quarter (**"Dividend Payment Date"**), at the option of the Holder in cash or through the issuance of shares of Common Stock. In the event that the Holder elects to receive its dividends in shares of Common Stock the number of shares of Common Stock to be issued to each applicable Holder shall be dividing the total dividend then being paid to such Holder by the average closing price of the Common Stock during the five trading days on the Principal Market prior to the Dividend Payment Date.

(b) Participating Dividends. Each Holder of Series E shall be entitled to receive dividends or distributions on each share of Series E on an "as converted" into Common Stock basis as provided in Section 5 hereof when and if dividends are declared on the Common Stock by the Board of Directors.

5. Conversion. At any time after the Initial Conversion Date, each share of Series E shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock, on the terms and conditions set forth in this Section 5.

(a) Holder's Conversion Right. Subject to the provisions of Section 5(d), at any time or times on or after the Initial Conversion Date, each Holder shall be entitled to convert any portion of the outstanding Series E held by such Holder into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 5(c) at the Conversion Rate (as defined below). The Corporation shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Corporation shall round such fraction of a share of Common Stock up to the nearest whole share. The Corporation shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including fees and expenses of the Transfer Agent (as defined below)) that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount (as defined below).

(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any share of Series E pursuant to Section 5(a) shall be determined by dividing (x) the Conversion Amount of such share of Series E by (y) the Conversion Price (the "**Conversion Rate**"):

(i) "**Conversion Amount**" means, with respect to each share of Series E, as of the applicable date of determination, the sum of (1) the Stated Value thereof plus (2) the Additional Amount thereon.

(ii) "**Conversion Price**" means, with respect to each share of Series E, as of any Conversion Date or other date of determination, the lesser of: (i) $0.00375 or (ii) 75% of the average closing price of the Common Stock during the prior five trading days on the Principal Market, subject to adjustment as provided herein. Provided, however, the Conversion Price shall never be less than $0.0021.

(c) Mechanics of Conversion. The conversion of each share of Series E shall be conducted in the following manner:

(i) Optional Conversion. To convert a share of Series E into shares of Common Stock on any date after the Initial Conversion Date (a "**Conversion Date**"), a Holder shall deliver, via electronic mail or otherwise, for receipt on or prior to 11:59 p.m., Eastern time, on such date, a copy of an executed notice of conversion of the share(s) of Series E subject to such conversion in the form attached hereto as **Exhibit I** (the "**Conversion Notice**") to the Corporation. If required by Section 5(c)(iii), within three Trading Days following a conversion of any such Series E as aforesaid, such Holder shall surrender to a nationally recognized overnight delivery service for delivery to the Corporation the original certificates representing the Series E (the "**Series E Certificates**") so converted as aforesaid (or an indemnification undertaking with respect to the Series E in the case of its loss, theft or destruction as contemplated by Section 17). On or before the first Trading Day following the date of receipt of a Conversion Notice, the Corporation shall transmit by electronic mail an acknowledgment of confirmation, in the form attached hereto as **Exhibit II**, of receipt of such Conversion Notice to such Holder and the Corporation's transfer agent (the "**Transfer Agent**"), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the second Trading Day following the date of receipt of a Conversion Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule, regulation, Trading Market Rule or other customary applicable policy for the settlement of a trade initiated on the applicable Conversion Date of such shares of Common Stock issuable pursuant to such Conversion Notice) (the "**Share Delivery Deadline**"), the Corporation shall (1) provided that the Transfer Agent is participating in The Depository Trust Corporation's ("**DTC**") Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder's or its designee's balance account with DTC through its Deposit/Withdrawal at Custodian

system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the address as specified in such Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of shares of Common Stock to which such Holder shall be entitled. If the number of Series E represented by the Series E Certificate(s) submitted for conversion pursuant to Section 5(c)(ii) is greater than the number of Series E being converted, then the Corporation shall, as soon as practicable and in no event later than two Trading Days after receipt of the Series E Certificate(s) and at its own expense, issue and deliver to such Holder (or its designee) a new Series E Certificate (in accordance with Section 17(d)) representing the number of Series E not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Series E shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(ii) Corporation's Failure to Timely Convert. If the Corporation shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Deadline, to issue to such Holder a certificate for the number of shares of Common Stock to which such Holder is entitled and register such shares of Common Stock on the Corporation's share register or to credit such Holder's or its designee's balance account with DTC for such number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of any Conversion Amount (as the case may be) (a "**Conversion Failure**"), then, in addition to all other remedies available to such Holder, (X) the Corporation shall pay in cash to such Holder on each day after the Share Delivery Deadline and during such Conversion Failure an amount equal to 2% of the product of (A) the sum of the number of shares of Common Stock not issued to such Holder on or prior to the Share Delivery Deadline and to which such Holder is entitled, multiplied by (B) the closing price of the Common Stock on the applicable Conversion Date and ending on the applicable Share Delivery Deadline, and (Y) such Holder, upon written notice to the Corporation, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, all, or any portion, of such Series E that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Corporation's obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 5(c)(i) or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Deadline the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, the Corporation shall fail to issue and deliver to such Holder (or its designee) a certificate and register such shares of Common Stock on the Corporation's share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, the Transfer Agent shall fail to credit the balance account of such Holder or such Holder's designee with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder's exercise hereunder or pursuant to the Corporation's obligation pursuant to clause (II) below and if on or after such Share Delivery Deadline such Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such conversion that such Holder so is entitled to receive from the Corporation, then, in addition to all other remedies available to such Holder, the Corporation shall, within two Trading Days after receipt of such Holder's request and in such Holder's discretion, either: (I) pay cash to such Holder in an amount equal to such Holder's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including by any other Person in respect, or on behalf, of such Holder) (the "**Buy-In Price**"), at which point the Corporation's obligation to so issue and deliver such certificate or credit such Holder's balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (II) promptly honor its obligation to so issue and deliver to such Holder a certificate or certificates representing such shares of Common Stock or credit such Holder's balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion hereunder (as the case may be) and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock to which such Holder is entitled multiplied by (y) the

lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (ii).

(iii) Registration; Book-Entry. The Corporation shall maintain a register (the "**Register**") for the recordation of the names and addresses of the Holders of each share of Series E and the Stated Value of the Series E (the "**Registered Series E**"). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Corporation and each Holder of the Series E shall treat each Person whose name is recorded in the Register as the owner of a share of Series E for all purposes (including the right to receive payments and dividends hereunder) notwithstanding notice to the contrary. A registered share of Series E may be assigned, transferred or sold only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign, transfer or sell one or more Registered Series E by such Holder thereof, the Corporation shall record the information contained therein in the Register and issue one or more new shares of Series E in the same aggregate Stated Value as the Stated Value of the surrendered Series E to the designated assignee or transferee pursuant to Section 17, provided that if the Corporation does not so record an assignment, transfer or sale (as the case may be) of such Series E shares within two Trading Days of such a request, then the Register shall be automatically deemed updated to reflect such assignment, transfer or sale (as the case may be). Notwithstanding anything to the contrary set forth in this Section 5, following conversion of any Series E in accordance with the terms hereof, the applicable Holder shall not be required to physically surrender such Series E to the Corporation unless (A) the full or remaining number of Series E shares represented by the applicable Series E Certificate are being converted (in which event such certificate(s) shall be delivered to the Corporation as contemplated by this Section 5(c)(ii)) or (B) such Holder has provided the Corporation with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Series E upon physical surrender of the applicable Series E Certificate. Each Holder and the Corporation shall maintain records showing the Stated Value and dividends converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to such Holder and the Corporation, so as not to require physical surrender of a Series E Certificate upon conversion. If the Corporation does not update the Register to record such Stated Value and dividends converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) within two Trading Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence. In the event of any dispute or discrepancy, such records of such Holder establishing the number of Series E to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. A Holder and any transferee or assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Series E, the number of Series E represented by such certificate may be less than the number of Series E stated on the face thereof. Each Series E Certificate shall bear the following legend:

> ANY TRANSFEREE OR ASSIGNEE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION'S CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES E CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE. THE NUMBER OF SHARES OF SERIES E CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES E CONVERTIBLE PREFERRED STOCK STATED ON THE FACE HEREOF

(iv) Pro Rata Conversion; Disputes. In the event that the Corporation receives a Conversion Notice from more than one Holder for the same Conversion Date and the Corporation can convert some, but not all, of such Series E submitted for conversion, the

Corporation shall convert from each Holder electing to have Series E converted on such date a pro rata amount of such Holder's Series E submitted for conversion on such date based on the number of Series E submitted for conversion on such date by such Holder relative to the aggregate number of Series E submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to a Holder in connection with a conversion of Series E, the Corporation shall issue to such Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 22.

(d) Limitation on Beneficial Ownership. The Corporation shall not effect the conversion of any of the Series E held by a Restricted Holder, and such Restricted Holder shall not have the right to convert any of the Series E held by such Restricted Holder pursuant to the terms and conditions of this Certificate of Designations and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, such Restricted Holder would beneficially own in excess of 4.99% (the "**Maximum Percentage**") of the shares of Common Stock outstanding immediately after giving effect to such conversion (which provision may be increased to a maximum of 9.9% by such Restricted Holder by written notice from such Restricted Holder to the Corporation, which notice shall be effective 61 calendar days after the date of such notice). For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Restricted Holder shall include the number of shares of Common Stock held by such Restricted Holder plus the number of shares of Common Stock issuable upon conversion of the Series E with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Series E beneficially owned by such Restricted Holder and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Corporation (including any convertible notes, convertible preferred stock or warrants) beneficially owned by such Restricted Holder subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 5(d). For purposes of this Section 5(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act and the Rules thereunder. For purposes of determining the number of outstanding shares of Common Stock a Restricted Holder may acquire upon the conversion of such Series E without exceeding the Maximum Percentage, such Restricted Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Corporation's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Corporation or (z) any other written notice by the Corporation or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the "**Reported Outstanding Share Number**"). Notwithstanding the preceding, the Restricted Holder may rely on the Transfer Agent's records if the Reported Outstanding Share Number is different than what the Corporation reports. If the Corporation receives a Conversion Notice from a Restricted Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Corporation shall notify such Restricted Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause such Restricted Holder's beneficial ownership, as determined pursuant to this Section 5(d), to exceed the Maximum Percentage, such Restricted Holder must notify the Corporation of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of any Restricted Holder, the Corporation shall within one Trading Day confirm orally and in writing or by electronic mail to such Restricted Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including such Series E, by such Restricted Holder since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to a Restricted Holder upon conversion of such Series E results in such Restricted Holder being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which such Restricted Holder's beneficial ownership exceeds the Maximum Percentage (the "**Excess Shares**") shall be deemed null and void and shall be cancelled ab initio, and such Restricted Holder shall not have the power to vote or to transfer the Excess Shares. For purposes of clarity, the shares of Common Stock issuable to a Restricted Holder pursuant to the terms of this Certificate of Designations in excess of the Maximum Percentage shall not be deemed to be beneficially owned by such Restricted Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934

Act. No prior inability to convert such Series E pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5(d) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 5(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The provisions of this Section 5(d) shall be of no further force or effect if the Restricted Holder participates in a subsequent transaction with the Corporation which results in the Restricted Holder beneficially owning in excess of 4.99% of the number of shares of the Common Stock outstanding which shall include securities convertible into Common Stock which do not contain a beneficial ownership limitation.

(e) Triggering Event Conversion. Subject to Section 5(d), at any time after the Initial Conversion Date during the period commencing on the date of the occurrence of a Triggering Event (defined below) and ending on the date of the cure of such Triggering Event, a Holder may, at such Holder's option, by delivery of a Conversion Notice to the Corporation to convert all, or any number of Series E (such Conversion Amount of the Series E by the Triggering Event Conversion Amount) into shares of Common Stock at the Conversion Price.

(f) Automatic Conversion.

(i) Automatic Conversion. Subject to Section 5(d), in connection with, (i) a Change of Control of the Corporation or (ii) on the closing of, a Qualified Public Offering by the Corporation, all of the outstanding shares of Series E (including any fraction of a share) shall automatically convert along with the Additional Amount into an aggregate number of shares of Common Stock (including any fraction of a share) as is determined by dividing the number of shares of Series E (including any fraction of a share) by the Automatic Conversion Price then in effect. If a closing of a Change of Control transaction or a Qualified Public Offering occurs, such automatic conversion of all of the outstanding shares of Series E shall be deemed to have been converted into shares of Common Stock as of immediately prior to the closing of such transaction or Qualified Public Offering.

(ii) Procedures for Automatic Conversion. As of the closing of a Qualified Public Offering all outstanding shares of Series E shall be converted to the number of shares of Common Stock calculated pursuant to Section 5(f)(i) without any further action by the relevant holder of such shares Series E or the Corporation. As promptly as practicable following such Qualified Public Offering (but in any event within five days thereafter), the Corporation shall send each Holder written notice of such event. Upon receipt of such notice, each Holder shall surrender to the Corporation the certificate or certificates representing the Shares being converted, duly assigned, or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) or, in the event the certificate or certificates are lost, stolen, or missing, accompanied by an affidavit of loss executed by the holder. Upon the surrender of such certificate(s) and accompanying materials, the Corporation shall as promptly as practicable (but in any event within 10 days thereafter) deliver to the relevant Holder a certificate in such Holder's name (or the name of such Holder's designee as stated in the written election) for the number of shares of Common Stock (including any fractional share) to which such Holder shall be entitled upon conversion of the applicable shares. All shares of Common Stock issued hereunder by the Corporation shall be duly and validly issued, fully paid, and nonassessable, free and clear of all taxes, liens, charges, and encumbrances with respect to the issuance thereof.

6. Triggering Events.

(a) Triggering Event. Each of the following events shall constitute a "**Triggering Event**":

(i) the Corporation does not meet the current public information requirements under Rule 144 in respect of the shares of Common Stock issuable upon conversion of the Series E;

(ii) the Corporation ceases to be subject to the periodic reporting provisions of the 1934 Act.

(iii) the suspension from trading or failure of the Common Stock to be trading or listed (as applicable) on a Principal Market for a period of fifteen consecutive Trading Days;

(iv) the Corporation's written notice to any holder of Series E, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Series E into shares of Common Stock that is requested in accordance with the provisions of this Certificate of Designations, other than pursuant to Section 5(d) hereof;

(v) beginning 2 days following the Initial Conversion Date, at any time following the 10th consecutive day that a Holder's Authorized Share Allocation (as defined in Section 12 below) is less than 200% of the number of shares of Common Stock that such Holder would be entitled to receive upon a conversion, in full, of all of the Series E then held by such Holder (without regard to any limitations on conversion set forth in this Certificate of Designations);

(vi) the Corporation's failure to pay to any Holder any dividend on any dividend on a Dividend Payment Date or any other amount when and as due under this Certificate of Designation, or any other Transaction Document (in each case, whether or not permitted pursuant to the NRS), except, in the case of a failure to pay dividends on the Dividend Payment Date, only if such failure remains uncured for a period of at least ten Trading Days;

(vii) the Corporation either (A) fails to cure a Conversion Failure by delivery of the required number of shares of Common Stock within two Trading Days after the applicable Conversion Date on two or more occasions or (B) fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to such Holder upon conversion of any Series E or as and when required by this Certificate of Designations unless otherwise then prohibited by applicable federal securities laws, and any such failure to remove the legend remains uncured for at least five Trading Days;

(viii) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Corporation or any Subsidiary which shall not be dismissed within thirty days of their initiation;

(ix) the commencement by the Corporation or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Corporation or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Corporation or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, the taking of corporate action by the Corporation or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(x) the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Corporation or any Subsidiary of an involuntary case or proceeding under any

applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Corporation or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Corporation or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Corporation or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs;

(xi) a final judgment or judgments for the payment of money in excess of $2,000,000 are rendered against the Corporation and/or any of its Subsidiaries and which judgments are not, within ten days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $2,000,000 amount set forth above so long as the Corporation provides each Holder a written statement from such insurer or indemnity provider (which written statement and indemnity provider shall be reasonably satisfactory to each Holder) to the effect that such judgment is covered by insurance or an indemnity and the Corporation or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within 10 days of the issuance of such judgment provided further that any judgment rendered on the Corporation as a result of successor liability or any other manner which is related to any litigation which was disclosed in writing by Avant Diagnostics, Inc. prior to its acquisition by the Corporation shall not be included in calculating the $2,000,000 amount set forth above;

(xii) other than as specifically set forth in another clause of this Section 6(a), the Corporation or any Subsidiary breaches any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of five consecutive Trading Days;

(xiii) providing material non-public information to a Holder of Series E without their prior written consent;

(xiv) the Corporation changes its Transfer Agent without the consent of the Restricted Holders, which consent shall not be unreasonably withheld;

(xv) a false or inaccurate certification (including a false or inaccurate deemed certification) by the Corporation as to whether any Triggering Event has occurred.

For the avoidance of doubt, requiring any potentially new Transfer Agent to pre-approve the Reserve Letter (in the form presented as Exhibit B to the Securities Purchase Agreement) prior to providing consent shall not be deemed unreasonable for purposes of Section 6(a)(xiv).

(b) Notice of a Triggering Event. Upon the occurrence of a Triggering Event with respect to the Series E, the Corporation shall within three Trading Days deliver written notice thereof via facsimile or electronic mail and overnight courier (with next day delivery specified) to each Holder.

7. Rights Upon Issuance of Purchase Rights and Other Corporate Events.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 8 and 9 below, if at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the "**Purchase Rights**"), then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of all

the Series E (without taking into account any limitations or restrictions on the convertibility of the Series E) held by such Holder immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that a Restricted Holder's right to participate in any such Purchase Right would result in such Restricted Holder exceeding the Maximum Percentage, then such Restricted Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance for such Restricted Holder until such time or times, if ever, as its right thereto would not result in such Restricted Holder exceeding the Maximum Percentage), at which time or times such Restricted Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation.

(b) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction (which does not trigger an automatic conversion under Section 5(f)) pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a "**Corporate Event**"), the Corporation shall make appropriate provision to insure that each Holder will thereafter have the right to receive upon a conversion of all the Series E held by such Holder (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which such Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of the Series E contained in this Certificate of Designations) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as such Holder would have been entitled to receive had the Series E held by such Holder initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. The provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder. The provisions of this Section 7 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion of the Series E contained in this Certificate of Designations. "**Fundamental Transaction**" means the occurrence of the Corporation (i) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (A) consolidating or merging with or into (whether or not the Corporation is the surviving corporation) another Person, (B) selling, assigning, transferring, conveying or otherwise disposing of all or substantially all of the properties or assets of the Corporation or any of its "significant subsidiaries" (as defined in Rule 1-02 of Regulation S-X) to one or more Persons, (C) making, or allowing one or more Persons to make, or allowing the Corporation to be subject to or have its Common Stock be subject to or party to one or more Persons making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Persons making or party to, or affiliated with any Persons making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Persons making or party to, or affiliated with any Person making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, (D) consummating a stock or share purchase agreement or other business combination (including a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Persons whereby all such Persons, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Persons making or party to, or affiliated with any Persons making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Persons become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (E) reorganize, recapitalize or reclassify its Common Stock.

8. Price Protection. Except for any Exempt Issuance (as hereinafter defined), in the event the Corporation issues or sells any securities including Options or Convertible Securities (or amends any outstanding securities of the Company), at an effective price of, or with an exercise or conversion price of less than the Conversion Price, then upon such issuance or sale, the Conversion Price shall be reduced to the sale price or the exercise or conversion price of the securities issued or sold. "Exempt Issuance" shall mean any sale or issuance by the Corporation of its Common Stock or securities convertible into, exercisable for or exchangeable for Common Stock in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of the securities or assets of a corporation or other entity (or any division or business unit thereof), (ii) the Corporations issuance of securities in connection with strategic supply, sale or license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital, (iii) the Corporation's issuance of Common stock, restricted stock units or the issuances or grants of Options to purchase Common Stock to employees, officers or directors, under an equity incentive plan adopted by a majority of the non employee members of the Board of Directors of the Corporation; (iv) securities issued upon the exercise or exchange of or conversion of any Convertible Securities issued and outstanding on the date of the issuance of Series E to securities holders of the Corporation in exchange for other securities existing as of the date this Certificate of Designations is filed with the Nevada Secretary of State, (v) the conversion of any Series E, Series D-1 Convertible Preferred Stock, Series D-2 Convertible Preferred Stock, Series C-1 Convertible Preferred Stock and Series C-2 Convertible Preferred Stock or (vi) any Variable Rate Transaction (as defined in the Securities Purchase Agreement) entered into in compliance with the provisions of Section 4.12(b) of the Securities Purchase Agreement. In case any shares of Common Stock, Convertible Securities or Options are issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, each share of Common Stock underlying any such Convertible Securities or Options shall be deemed to be one additional share of Common Stock for the purposes of determining the effective price of the non-Exempt Issuance.

9. Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision of Section 8(a), if the Corporation at any time on or after the Initial Issuance Date subdivides (by any stock split, stock dividend, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of Section 8(a), if the Corporation at any time on or after the Initial Issuance Date combines (by any reverse split, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 9 shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 9 occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

10. Participation in Future Financing.

(a) From the date hereof until the date that is the 24 month anniversary of the Closing Date (or until 100% of the Series E issued on the Initial Issuance Date is converted into Common Stock, if earlier), upon any issuance by the Corporation of Common Stock or Common Stock Equivalents for cash consideration, Indebtedness or a combination of units hereof in a transaction exempt from registration under the Securities Act (a "**Subsequent Financing**"), each Holder shall have the right to participate in the Subsequent Financing up to an amount of the Subsequent Financing equal to the greater of 30% or the Holder's percentage holding of the Corporation on a fully diluted basis as of the date Pre-Notice (the "**Participation Maximum**") on the same terms, conditions and price provided for in the Subsequent Financing. At least five Trading Days prior to the closing of the Subsequent Financing, the Corporation shall deliver to each Holder a written notice of its intention to effect a Subsequent Financing ("**Pre-Notice**"), which Pre-Notice shall ask such Holder if it wants to review the details of such financing (such additional notice, a "**Subsequent Financing Notice**"). Upon the request of a Holder, for a Subsequent Financing Notice, the Corporation shall promptly, but no later than two Trading Days after such request, deliver a Subsequent Financing Notice to such Holder. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and

the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(b) Any Holder desiring to participate in such Subsequent Financing must provide written notice to the Corporation by not later than 5:30 p.m. (New York City time) on the fifth Trading Day after such Holders have received the Subsequent Financing Notice that such Holder is willing to participate in the Subsequent Financing, the amount of such Holder's participation, and representing and warranting that such Holder has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Corporation receives no such notice from a Holder as of such fifth Trading Day, such Holder shall be deemed to have notified the Corporation that it does not elect to participate.

(c) If by 5:30 p.m. (New York City time) on the fifth Trading Day after all of the Holders have received the Pre-Notice, the Corporation receives responses to a Subsequent Financing Notice from Holders seeking to purchase more than the aggregate amount of the Participation Maximum, each such Holder shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum. "**Pro Rata Portion**" means the ratio of (x) the amount of Series E issued on the Initial Issuance Date to the Holder participating under this Section 10 and (y) the sum of the aggregate amount of Series E issued on the Initial Issuance Date to all Holders participating under this Section 10.

(d) The Corporation must provide the Holders with a second Subsequent Financing Notice, and the Holders will again have the right of participation set forth above in this Section 10, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 30 Trading Days after the date of the initial Subsequent Financing Notice.

(e) The Corporation and each Holder agree that if any Holder elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby such Holder shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Holder.

(f) Notwithstanding anything to the contrary in this Section 10 and unless otherwise agreed to by such Holder, the Corporation shall either confirm in writing to such Holder that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Holder will not be in possession of any material, non-public information, by the 10th Business Day following delivery of the Subsequent Financing Notice. If by such 10th Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Holder, such transaction shall be deemed to have been abandoned and such Holder shall not be deemed to be in possession of any material, non-public information with respect to the Corporation or any of its Subsidiaries.

(g) Notwithstanding the foregoing, this Section 10 shall not apply in respect of (i) an Exempt Issuance, or (ii) a public offering registered with the SEC.

11. Noncircumvention. The Corporation hereby covenants and agrees that the Corporation will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations, and will at all times in good faith carry out all the provisions of this Certificate of Designations and take all action as may be required to protect the rights of the Holders. Without limiting the generality of the foregoing or any other provision of this Certificate of Designations, the Corporation (a) shall not increase the par value of any shares of Common Stock receivable upon the conversion of any Series E above the Conversion Price then in effect, (b) shall take all such actions as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common

Stock upon the conversion of Series E and (c) shall, so long as any Series E are outstanding, and upon the filing of an amendment to the Corporation's Articles of Incorporation to increase the number of shares of the Corporation's Common Stock that the Corporation is authorized to issue with the Secretary of State of the State of Nevada, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series E, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Series E then outstanding (without regard to any limitations on conversion contained herein).

12. Authorized Shares.

(a) Reservation. So long as any Series E remain outstanding following the Initial Conversion Date, the Corporation shall at all times reserve at least 200% times the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Series E then outstanding (without regard to any limitations on conversions) (the "**Required Reserve Amount**"). The Required Reserve Amount (including each increase in the number of shares so reserved) shall be allocated pro rata among the Holders based on the number of the Series E held by each Holder (the "**Authorized Share Allocation**"). In the event that a Holder shall sell or otherwise transfer any of such Holder's Series E, each transferee shall be allocated a pro rata portion of such Holder's Authorized Share Allocation. If the Required Reserve Amount is not met at such time, any shares of Common Stock reserved and allocated to any Person which ceases to hold any Series E shall be allocated to the remaining Holders of Series E, pro rata based on the number of the Series E then held by the Holders.

(b) Insufficient Authorized Shares. If, notwithstanding Section 12(a) and not in limitation thereof, while any of the Series E remain outstanding and following the Initial Conversion Date, the Corporation does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Series E at least a number of shares of Common Stock equal to the Required Reserve Amount (an "**Authorized Share Failure**"), then the Corporation shall immediately take all action necessary to increase the Corporation's authorized shares of Common Stock to an amount sufficient to allow the Corporation to reserve the Required Reserve Amount for the Series E then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety days after the occurrence of such Authorized Share Failure, the Corporation shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Corporation shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its Board of Directors to recommend to the stockholders that they approve such proposal. In lieu of a meeting of stockholders, the Corporation may effect such action by written consent in accordance with Section 14(c) of the 1934 Act. Except as provided in the first sentence of Section 12(a), in the event that the Corporation is prohibited from issuing shares of Common Stock to a Holder upon any conversion due to the failure by the Corporation to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the "**Authorized Failure Shares**"), in lieu of delivering such Authorized Failure Shares to such Holder, the Corporation shall pay cash in exchange for the redemption of such portion of the Conversion Amount convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorized Failure Shares and (y) the average Closing Sale Prices of the Common Stock on the Trading Days during the period commencing on the date such Holder delivers the applicable Conversion Notice with respect to such Authorized Failure Shares to the Corporation and ending on the date of such issuance under this Section 12(b). Nothing contained in this Section shall limit any obligations of the Corporation under any provision of the Transaction Documents.

13. Liquidation, Dissolution, Winding-Up. In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders (the "**Liquidation Funds**"), before any amount shall be paid to the holders of any of shares of Junior Stock, but pari passu with any Parity Stock then outstanding, an amount per share of Series E equal to the greater of (A) the Conversion Amount thereof on the date of such payment or (B) the amount per share such Holder would receive if such Holder converted such Series E into Common

Stock immediately prior to the date of such payment, provided that if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of Parity Stock, then each Holder and each holder of Parity Stock shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder and such holder of Parity Stock as a liquidation preference, in accordance with their respective certificate of designations (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of Series E and all holders of shares of Parity Stock. To the extent necessary, the Corporation shall cause such actions to be taken by each of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section 13. All the preferential amounts to be paid to the Holders under this Section shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Corporation to the holders of shares of Junior Stock in connection with a Liquidation Event as to which this Section 13 applies.

14. Distribution of Assets. In addition to any adjustments pursuant to Section 8 and 9, if the Corporation shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the "**Distributions**"), then each Holder, as holders of Series E, will be entitled to such Distributions as if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series E (without taking into account any limitations or restrictions on the convertibility of the Series E) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, however, that to the extent that a Restricted Holder's right to participate in any such Distribution would result in such Restricted Holder exceeding the Maximum Percentage, then such Restricted Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for such Restricted Holder until such time or times as its right thereto would not result in such Restricted Holder exceeding the Maximum Percentage, at which time or times, if any, such Restricted Holder shall be granted such rights (and any rights under this Section 14 on such initial rights or on any subsequent such rights to be held similarly in abeyance) to the same extent as if there had been no such limitation).

15. Vote to Change the Terms of or Issue Series E. In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law, without first obtaining the affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of a majority of the outstanding Series E, including the Required Holder, voting together as a single class, the Corporation shall not: (a) amend or repeal any provision of, or add any provision to, its Articles of Incorporation or Bylaws, or file any certificate of designations or articles of amendment of any series of shares of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Series E, regardless of whether any such action shall be by means of amendment to the Articles of Incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of Series E; (c) without limiting any provision of Section 2, create or authorize (by reclassification or otherwise) any new class or series of shares that has a preference over or is on a parity with the Series E with respect to dividends or the distribution of assets on the liquidation, dissolution or winding up of the Corporation; (d) without limiting any provision of Section 2, pay dividends or make any other distribution on any shares of any capital stock of the Corporation junior in rank to the Series E, other than a per annum dividend payment in the maximum amount of up to of 8%, in cash or capital stock; (e) issue any Series E other than as provided in Section 2; or (f) without limiting any provision of Section 8 and 9, whether or not prohibited by the terms of the Series E, circumvent a right of the Series E.

16. Transfer of Series E. A Holder may transfer some or all of its Series E without the consent of the Corporation in accordance with an exemption from Section 5 of the Securities Act of 1933.

17. Reissuance of Preferred Certificates.

(a) Transfer. If any Series E are to be transferred, the applicable Holder shall surrender the applicable Series E Certificate to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such Holder a new Series E Certificate (in accordance with Section 17(d)), registered as such Holder may request, representing the outstanding number of Series E being transferred by such Holder and, if less than the entire outstanding number of Series E is being transferred, a new Series E Certificate (in accordance with Section 17(d)) to such Holder representing the outstanding number of Series E not being transferred. Such Holder and any assignee, by acceptance of the Series E Certificate, acknowledge and agree that, by reason of the provisions of Section 5(c)(i) following conversion of any of the Series E, the outstanding number of Series E represented by the Series E may be less than the number of Series E stated on the face of the Series E.

(b) Lost, Stolen or Mutilated Series E Certificate. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of a Series E Certificate (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the applicable Holder to the Corporation in customary and reasonable form without the requirement to post a bond or other security and, in the case of mutilation, upon surrender and cancellation of such Series E Certificate, the Corporation shall execute and deliver to such Holder a new Series E Certificate (in accordance with Section 17(d)) representing the applicable outstanding number of Series E.

(c) Series E Certificate Exchangeable for Different Denominations. Each Series E Certificate is exchangeable, upon the surrender hereof by the applicable Holder at the principal office of the Corporation, for a new Series E Certificate or Series E Certificate(s) (in accordance with Section 17(d)) representing in the aggregate the outstanding number of the Series E in the original Series E Certificate, and each such new certificate will represent such portion of such outstanding number of Series E from the original Series E Certificate as is designated by such Holder at the time of such surrender.

(d) Issuance of New Series E Certificate. Whenever the Corporation is required to issue a new Series E Certificate pursuant to the terms of this Certificate of Designations, such new Series E Certificate (i) shall represent, as indicated on the face of such Series E Certificate, the number of Series E remaining outstanding (or in the case of a new Series E Certificate being issued pursuant to Section 17(a) or Section 17(c), the number of Series E designated by such Holder which, when added to the number of Series E represented by the other new Series E Certificates issued in connection with such issuance, does not exceed the number of Series E remaining outstanding under the original Series E Certificate immediately prior to such issuance of new Series E Certificate), and (ii) shall have an issuance date, as indicated on the face of such new Series E Certificate, which is the same as the issuance date of the original Series E Certificate.

(e) Book Entry. If the Corporation's Transfer Agent issues the Series E in book entry format, all provisions of this Certificate of Designations as to delivery of Series E certificates shall be disregarded, and the Transfer Agent shall make entries in the stock transfer records in connection with conversions and transfers, as appropriate.

18. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations and any of the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit any Holder's right to pursue actual and consequential damages for any failure by the Corporation to comply with the terms of this Certificate of Designations. The Corporation covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by a Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees that, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all

other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Corporation shall provide all information and documentation to a Holder that is requested by such Holder to enable such Holder to confirm the Corporation's compliance with the terms and conditions of this Certificate of Designations.

19. Attorneys Fees.

(a) If (i) any shares of Series E are placed in the hands of an attorney to enforce the provisions of this Certificate of Designations or (ii) there occurs any bankruptcy, reorganization, receivership of the Corporation or other proceedings affecting Corporation creditors' rights and involving a claim under this Certificate of Designations, then the Corporation shall pay the costs incurred by such Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including attorneys' fees and disbursements.

(b) In addition to the obligations under Section 19(a), in connection with the removal of restrictive legends from shares of Series E, the Corporation shall pay the reasonable attorney's fees of counsel to any Holder in any amount not to exceed $750 per opinion of counsel. Such payment(s) shall be made within one Trading Day after receipt of a Conversion Notice or other notice from a Holder.

20. Construction; Headings. This Certificate of Designations shall be deemed to be jointly drafted by the Corporation and the Holders and shall not be construed against any such Person as the drafter hereof. The headings of this Certificate of Designations are for convenience of reference and shall not form part of, or affect the interpretation of, this Certificate of Designations. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms "including," "includes," "include" and words of like import shall be construed broadly as if followed by the words "without limitation." The terms "herein," "hereunder," "hereof" and words of like import refer to this entire Certificate of Designations instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Certificate of Designations.

21. Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. This Certificate of Designations shall be deemed to be jointly drafted by the Corporation and all Holders and shall not be construed against any Person as the drafter hereof. Notwithstanding the foregoing, nothing contained in this Section 21 shall permit any waiver of any provision of Section 19.

22. Dispute Resolution.

(a) In the case of a dispute relating to the Closing Sale Price, a Conversion Price or a fair market value or the arithmetic calculation of a Conversion Rate, (including a dispute relating to the determination of any of the foregoing), the Corporation or the applicable Holder (as the case may be) shall submit the dispute to the other party via electronic mail (A) if by the Corporation, within two Trading Days after the occurrence of the circumstances giving rise to such dispute or (B) if by such Holder at any time after such Holder learned of the circumstances giving rise to such dispute. If such Holder and the Corporation are unable to promptly resolve such dispute relating to such closing bid price, such Closing Sale Price, such Conversion Price or such fair market value, or the arithmetic calculation of such Conversion Rate, at any time after the second Trading Day following such initial notice by the Corporation or such Holder (as the case may be) of such dispute to the Corporation or such Holder (as the case may be), then such Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute.

(b) Such Holder and the Corporation shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 22(a) and (B)

written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (Eastern time) by the fifth Trading Day immediately following the date on which such Holder selected such investment bank (the "**Dispute Submission Deadline**") (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the "**Required Dispute Documentation**") (it being understood and agreed that if either such Holder or the Corporation fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Corporation and such Holder or otherwise requested by such investment bank, neither the Corporation nor such Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(c) The Corporation and such Holder shall cause such investment bank to determine the resolution of such dispute and notify the Corporation and such Holder of such resolution no later than 10 Trading Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Corporation, and such investment bank's resolution of such dispute shall be final and binding upon all parties absent manifest error.

23. Notices. The Corporation shall provide each Holder of Series E with prompt written notice of all actions taken pursuant to the terms of this Certificate of Designations, including in reasonable detail a description of such action and the reason therefor. Whenever notice is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice must be in writing and shall be given in accordance with Section ___ of the Securities Purchase Agreements or in accordance with any other instructions provided by the Holder to the Corporation. The Corporation shall provide each Holder with prompt written notice of all actions taken pursuant to this Certificate of Designations, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Corporation shall give written notice to each Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen days prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder. All notices shall be by email or recognized overnight delivery service, next Trading Day delivery using the addresses of the Corporation as provided to the Holders and the addresses of any Holder as provided by such Holder to the Corporation. The Corporation and the Holders may change their addresses by notice by the Corporation to all Holders or any Holder to the Corporation.

24. Governing Law; Exclusive Jurisdiction. This Certificate of Designations shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Certificate of Designations shall be governed by, the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada. Except as otherwise required by this Certificate of Designations, the Corporation hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein (i) shall be

deemed or operate to preclude any Holder from bringing suit or taking other legal action against the Corporation in any other jurisdiction to collect on the Corporation's obligations to such Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of such Holder or (ii) shall limit, or shall be deemed or construed to limit, any provision of Section 22. **The Corporation hereby irrevocably waives any right it may have to, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this Certificate of Designations or any transaction contemplated hereby.**

25. Severability. If any provision of this Certificate of Designations is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Certificate of Designations so long as this Certificate of Designations as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

26. Stockholder Matters; Amendment.

(a) Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Corporation pursuant to the NRS, the Articles of Incorporation, this Certificate of Designations or otherwise with respect to the issuance of Series E may be effected by written consent of the Corporation's stockholders or at a duly called meeting of the Corporation's stockholders, all in accordance with the applicable rules and regulations of the NRS. This provision is intended to comply with the applicable sections of the NRS permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

(b) Amendment. This Certificate of Designations or any provision hereof (other than Section 5(d)) may be modified or amended or the provisions hereof waived with the written consent of the Corporation and the Holders of a majority of the Series E currently outstanding, which must include Cavalry and Mergenthaler as long as Cavalry and Mergenthaler (or any of their Affiliates) owns at least 5% of the Series E issued on the Initial Issuance Date. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

27. Disclosure. Upon receipt or delivery by the Corporation of any notice in accordance with the terms of this Certificate of Designations, unless the Corporation has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Corporation or any of its Subsidiaries, the Corporation shall within one Trading Day after any such receipt or delivery publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Corporation believes that a notice contains material, non-public information relating to the Corporation or any of its Subsidiaries, the Corporation so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, such Holder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Corporation or any of its Subsidiaries. If the Corporation or any of its Subsidiaries provides material non-public information to a Holder that is not simultaneously filed in a Current Report on Form 8-K and such Holder has not agreed to receive such material non-public information, the Corporation hereby covenants and agrees that such Holder shall not have any duty of confidentiality to the Corporation, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to any of the foregoing not to trade on the basis of, such material non-public information. Nothing contained in this Section 27 shall limit any obligations of the Corporation, or any rights of any Holder, under the Transaction Documents.

* * * * *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations of Series E Convertible Preferred Stock of OncBioMune Pharmaceuticals, Inc. to be signed by its Chief Executive Officer on this 14 day of September, 2020

ONCBIOMUNE PHARMACEUTICALS, INC.

By ____________________
Mick Ruxin, Chief Executive Officer

EXHIBIT I

ONCBIOMUNE PHARMACEUTICALS, INC.
CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of the Series E Convertible Preferred Stock of OncBioMune Pharmaceuticals, Inc. (the "**Certificate of Designations**"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series E Convertible Preferred Stock, $0.0001 par value per share (the "**Series E**"), of OncBioMune Pharmaceuticals, Inc., a Nevada corporation (the "**Corporation**"), indicated below into shares of common stock, $0.0001 par value per share (the "**Common Stock**"), of the Corporation, as of the date specified below.

Date of Conversion: ______________________________

Aggregate number of Series E to be converted ______________________________

Aggregate Stated Value of such Series E to be converted: ______________________________

Aggregate accrued and unpaid dividends and accrued with respect to such Series E and such aggregate dividends to be converted: ______________________________

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED: ______________________________

Please confirm the following information:

Conversion Price: ______________________________

Number of shares of Common Stock to be issued: ______________________________

Please issue the Common Stock into which the applicable Series E are being converted to Holder, or for its benefit, as follows:

☐ Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to: ______________________________

____

____

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant: ______________________________

DTC Number: ______________________________

Account ______________________________

Number: ______________________________

Date: ____________ __, __

____
Name of Registered Holder

By: ____________________
Name:
Title:

Tax ID:__________________
Facsimile:________________
E-mail Address:

EXHIBIT II

ACKNOWLEDGMENT

The Corporation hereby acknowledges this Conversion Notice and hereby directs _______________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated ___________, 20__ from the Corporation and acknowledged and agreed to by _____________________.

ONCBIOMUNE PHARMACEUTICALS, INC.

By: ____________________________
Name:
Title:

Filed in the Office of	Business Number E0120782005-6
Barbara K. Cegavske	Filing Number 20200719242
Secretary of State State Of Nevada	Filed On 6/11/2020 8:08:00 AM
	Number of Pages 2

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ **Certificate of Designation**

☐ **Certificate of Amendment to Designation - Before Issuance of Class or Series**

☐ **Certificate of Amendment to Designation - After Issuance of Class or Series**

☒ **Certificate of Withdrawal of Certificate of Designation**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity Information:	Name of entity: OncBioMune Pharmaceuticals, Inc. Entity or Nevada Business Identification Number (NVID): E0120782005-6
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
7. Withdrawal:	Designation being Withdrawn: Series B Preferred Stock Date of Designation: 03/08/2017 No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: * Please see Exhibit A, attached.
8. Signature: (Required)	X ______________________ Signature of Officer Date: 06/05/2020

* Attach additional page(s) if necessary

This form must be accompanied by appropriate fees.

EXHIBIT A

Withdrawal of Series A Preferred Stock and Series B Preferred Stock

WHEREAS, the Company filed a Certificate of Designation, Preferences and Rights of Preferred Stock for Series A Preferred Stock with the Secretary of State of Nevada on August 20, 2015; and

WHEREAS, the Company filed a Certificate of Designation, Preferences and Rights of Preferred Stock for Series B Preferred Stock with the Secretary of State of Nevada on March 8, 2017; and

WHEREAS, all previously issued and outstanding shares of Series A Preferred Stock or Series B Preferred Stock have been retired and cancelled and thereafter became authorized but unissued shares of Preferred Stock that may be reissued as part of a new series of Preferred Stock to be created by these resolutions or other resolutions of the Board of Directors; and no shares of Series A Preferred Stock or Series B Preferred Stock remain issued and outstanding;

NOW, THEREFORE, BE IT RESOLVED, that the designation and amount thereof and the voting powers, preferences, and relative, participating, optional, and other special rights of the shares of the series of preferred stock of the Company, designated as "Series A Preferred Stock" are hereby terminated; and be it

FURTHER RESOLVED, that the designation and amount thereof and the voting powers, preferences, and relative, participating, optional, and other special rights of the shares of the series of preferred stock of the Company, designated as "Series B Preferred Stock" are hereby terminated; and be it

FURTHER RESOLVED, that the Certificates of Designation of the Series A Preferred Stock and the Series B Preferred Stock shall be withdrawn and that the officers of the Company are hereby authorized and directed to execute and to deliver to the Secretary of State of Nevada for filing, a certificate of Amendment and/or Withdrawal of Designation to effect said withdrawals.

Filed in the Office of	Business Number E0120782005-6
Barbara K. Cegavske	Filing Number 20200670248
Secretary of State State Of Nevada	Filed On 5/18/2020 3:06:00 PM
	Number of Pages 32

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☒ Certificate of Designation
☐ Certificate of Amendment to Designation - Before Issuance of Class or Series
☐ Certificate of Amendment to Designation - After Issuance of Class or Series
☐ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: OncBioMune Pharmaceuticals, Inc. Entity or Nevada Business Identification Number (NVID): E0120782005-6
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing: SERIES C-2 CONVERTIBLE PREFERRED STOCK
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* Please see Certificate of Designation for Series C-2 Convertible Preferred Stock attached as Exhibit A.
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X [signature] Signature of Officer — Date: May 14, 2020

* Attach additional page(s) if necessary
This form must be accompanied by appropriate fees.

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE SERIES C-2 CONVERTIBLE PREFERRED STOCK OF ONCBIOMUNE PHARMACEUTICALS, INC.

The undersigned, Andrew Kucharchuk, President and Chief Executive Officer of OncBioMune Pharmaceuticals, Inc. (the "**Corporation**"), a corporation organized and existing under Chapter 78 of the Nevada Revised Statues (the "**NRS**"), hereby does certify:

That pursuant to the authority expressly conferred upon the Board of Directors of the Corporation by the Corporation's Articles of Incorporation, as amended, and Section 78.315 of the NRS, the Board of Directors on April 28, 2020, adopted the following resolution determining it desirable and in the best interests of the Corporation and its shareholders for the Corporation to create a series of Six Thousand (6,000) shares of preferred stock designated as "Series C-2 Convertible Preferred Stock", none of which shares have been issued.

RESOLVED, that the Board of Directors designates the Series C-2 Convertible Preferred Stock and the number of shares constituting such series, and fixes the rights, powers, preferences, privileges and restrictions relating to such series in addition to any set forth in the Articles of Incorporation as follows:

TERMS OF SERIES C-2 CONVERTIBLE PREFERRED STOCK

1. Certain Defined Terms. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a) "**1934 Act**" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(b) "**Additional Amount**" means, as of the applicable date of determination, with respect to each share of Series C-2, all dividends, whether declared or not, on such share of Series C-2.

(c) "**Affiliate**" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that "control" of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(d) "**Authorized Failure Shares**" shall have the meaning given to it in Section 12 hereto.

(e) "**Authorized Share Allocation**" shall have the meaning given to it in Section 12 hereto.

(f) **"Authorized Share Failure"** shall have the meaning given to it in Section 12 hereto.

(g) **"Buy-In Price"** shall have the meaning given to it in Section 5 hereto.

(h) **"Cavalry"** shall have the meaning given to it in Section 3 hereto.

(i) **"Certificate of Designations"** means this Certificate Of Designations, Preferences and Rights of the Series C-2 Convertible Preferred Stock of the Corporation.

(j) **"Closing Sale Price"** means, for any security as of any date, (i) the last closing price for such security on the Principal Market, as reported by Bloomberg, or, (2) if the foregoing does not apply, the lowest reported sale price for such date on the Principal Market, or (3) fair market value as determined by the Board of Directors of the Company.

(k) **"Common Stock"** means (i) the Corporation's shares of common stock, $0.0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(l) **"Conversion Amount"** shall have the meaning given to it in Section 5 hereto.

(m) **"Conversion Date"** shall have the meaning given to it in Section 5 hereto.

(n) **"Conversion Failure"** shall have the meaning given to it in Section 5 hereto.

(o) **"Conversion Notice"** shall have the meaning given to it in Section 5 hereto.

(p) **"Conversion Price"** shall have the meaning given to it in Section 5 hereto.

(q) **"Conversion Rate"** shall have the meaning given to it in Section 5 hereto.

(r) **"Convertible Securities"** means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(s) **"Corporate Event"** shall have the meaning given to it in Section 7 hereto.

(t) **"Corporation"** shall have the meaning given to it in the preamble hereto.

(u) **"Dispute Submission Deadline"** shall have the meaning given to it in Section 22 hereto.

(v) **"Distributions"** shall have the meaning given to it in Section 14 hereto.

(w) **"DTC"** shall have the meaning given to it in Section 5 hereto.

(x) **"Excess Shares"** shall have the meaning given to it in Section 5 hereto.

(y) **"Exchange Agreements"** means those certain Exchange Agreements by and among the Corporation and the holders of Series C-2, effective as of the Initial Issuance Date, as may be amended from time in accordance with the terms thereof.

(z) **"Fundamental Transaction"** shall have the meaning given to it in Section 7.

(aa) **"Holder"** or **"Holders"** means a holder of Series C-2.

(bb) **"Initial Issuance Date"** means the date the first share of Series C-2 is issued to any Holder hereof.

(cc) **"Junior Stock"** shall have the meaning given to it in Section 3 hereto.

(dd) **"Liquidation Event"** means, whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Corporation and its Subsidiaries, taken as a whole.

(ee) **"Liquidation Funds"** shall have the meaning given to it in Section 13 hereto.

(ff) **"Maximum Percentage"** shall have the meaning given to it in Section 5 hereto.

(gg) **"NRS"** shall have the meaning given to it in the preamble hereto.

(hh) **"Options"** means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(ii) **"Parity Stock"** shall have the meaning given to it in Section 3 hereto.

(jj) **"Person"** means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(kk) **"Principal Market"** means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, OTCPink, OTCQB, or OTCQX and any successor markets thereto.

(ll) **"Purchase Rights"** shall have the meaning given to it in Section 7 hereto.

(mm) **"Register"** shall have the meaning given to it in Section 5 hereto.

(nn) **"Registered Series C-2"** shall have the meaning given to it in Section 5 hereto.

(oo) **"Reported Outstanding Share Number"** shall have the meaning given to it in Section 5 hereto.

(pp) **"Required Dispute Documentation"** shall have the meaning given to it in Section 22 hereto.

(qq) **"Required Holder"** shall have the meaning given to it in Section 3 hereto.

(rr) **"Required Reserve Amount"** shall have the meaning given to it in Section 12 hereto.

(ss) **"SEC"** means the Securities and Exchange Commission or the successor thereto.

(tt) **"Senior Preferred Stock"** shall have the meaning given to it in Section 3 hereto.

(uu) **"Series C-2"** shall have the meaning given to it in Section 2 hereto.

(vv) **"Series C-2 Certificates"** shall have the meaning given to it in Section 5 hereto.

(ww) **"Share Delivery Deadline"** shall have the meaning given to it in Section 5 hereto.

(xx) **"Stated Value"** shall mean $410.27 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the Initial Issuance Date with respect to the Series C-2.

(yy) **"Subsidiary"** when used with respect to any Person, means any corporation or other organization, whether incorporated or unincorporated, of which (A) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person (through ownership of securities, by contract or otherwise) or (B) such Person or any subsidiary of such Person is a general partner of any general partnership or a manager of any limited liability company.

(zz) **"Trading Day"** means any day on which the Common Stock is eligible to be traded on the Principal Market or securities market on which the Common Stock is then

traded, provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., Eastern time) unless such day is otherwise designated as a Trading Day in writing by the Holder.

(aaa) **"Transaction Documents"** means the Exchange Agreements, this Certificate of Designations, and each of the other agreements and instruments entered into or delivered by the Corporation in connection with the transactions contemplated by the Exchange Agreements, all as may be amended from time to time in accordance with the terms thereof.

(bbb) **"Transfer Agent"** shall have the meaning given to it in Section 5 hereto.

(ccc) **"Triggering Event"** shall have the meaning given to it in Section 6 hereto.

(ddd) **"Triggering Event Conversion"** shall have the meaning given to it in Section 5 hereto.

(eee) **"Triggering Event Conversion Amount"** shall have the meaning given to it in Section 5 hereto.

(fff) **"Triggering Event Conversion Date"** shall have the meaning given to it in Section 5 hereto.

(ggg) **"Triggering Event Conversion Price"** means while a Triggering Event is in effect 80% of the prior Conversion Price.

(hhh) **"Triggering Event Notice"** shall have the meaning given to it in Section 6 hereto.

(iii) **"Triggering Event Right Commencement Date"** shall have the meaning given to it in Section 6 hereto.

(jjj) **"Triggering Event Right Expiration Date"** shall have the meaning given to it in Section 6 hereto.

2. Designation and Number of Shares. There shall hereby be created and established a series of preferred stock of the Corporation designated as "Series C-2 Convertible Preferred Stock" (the **"Series C-2"**). The authorized number of Series C-2 shall be Six Thousand (6,000) shares. Each share of Series C-2 shall have a par value of $0.0001.

3. Ranking. Until such time as the holders of at least a majority of the outstanding Series C-2, which shall include Cavalry Fund I LP (**"Cavalry"**) as long as it owns at least 5% of the Series C-2 (the **"Required Holder"**), expressly consent to the creation of Parity Stock or Senior

Preferred Stock (each as defined below) in accordance with Section 15, the Series C-2 shall rank pari passu with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation with the Series D-1 Convertible Preferred Stock of the Corporation and the Series D-2 Convertible Preferred Stock of the Corporation (the "**Parity Stock**") , and all other shares of capital stock of the Corporation shall be junior in rank to all Series C-2 with respect to the preferences as to dividends (except for the Common Stock, which shall be pari passu as provided in Section 4), distributions and payments upon the liquidation, dissolution and winding up of the Corporation (such junior stock is referred to herein collectively as "**Junior Stock**"). The rights of all such Junior Stock shall be subject to the rights, powers, preferences and privileges of the Series C-2. Without limiting any other provision of this Certificate of Designations, without the prior express consent of the Required Holder, the Corporation shall not hereafter authorize or issue any additional or other shares of capital stock that is (i) of senior rank to the Series C-2 in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation (collectively, the "**Senior Preferred Stock**"), or (ii) Parity Stock. Except as provided for herein, in the event of the merger or consolidation of the Corporation into another corporation, the Series C-2 shall maintain their relative rights, powers, designations, privileges and preferences provided for herein for a period of at least two years following such merger or consolidation and no such merger or consolidation shall cause result inconsistent therewith.

4. Dividends and Distributions. Each Holder of Series C-2 shall be entitled to receive dividends or distributions on each share of Series C-2 on an "as converted" into Common Stock basis as provided in Section 5 hereof when and if dividends are declared on the Common Stock by the Board of Directors. Dividends shall be paid in cash or property, as determined by the Board of Directors.

5. Conversion. At any time after the Initial Issuance Date, each share of Series C-2 shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock, on the terms and conditions set forth in this Section 5.

(a) Holder's Conversion Right. Subject to the provisions of Section 5(d), at any time or times on or after the Initial Issuance Date, each Holder shall be entitled to convert any portion of the outstanding Series C-2 held by such Holder into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 5(c) at the Conversion Rate (as defined below). The Corporation shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Corporation shall round such fraction of a share of Common Stock up to the nearest whole share. The Corporation shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including fees and expenses of the Transfer Agent (as defined below)) that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount (as defined below).

(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any share of Series C-2 pursuant to Section 5(a) shall be determined by dividing (x) the Conversion Amount of such share of Series C-2 by (y) the Conversion

Price (the "**Conversion Rate**"):

(i) "**Conversion Amount**" means, with respect to each share of Series C-2, as of the applicable date of determination, the sum of (1) the Stated Value thereof plus (2) the Additional Amount thereon.

(ii) "**Conversion Price**" means, with respect to each share of Series C-2, as of any Conversion Date or other date of determination, $0.00275, subject to adjustment as provided herein including by the existence of a Triggering Event Conversion Price.

(c) Mechanics of Conversion. The conversion of each share of Series C-2 shall be conducted in the following manner:

(i) Optional Conversion. To convert a share of Series C-2 into shares of Common Stock on any date after the Initial Issuance Date (a "**Conversion Date**"), a Holder shall deliver, via electronic mail or otherwise, for receipt on or prior to 11:59 p.m., Eastern time, on such date, a copy of an executed notice of conversion of the share(s) of Series C-2 subject to such conversion in the form attached hereto as **Exhibit I** (the "**Conversion Notice**") to the Corporation. If required by Section 5(c)(iii), within three Trading Days following a conversion of any such Series C-2 as aforesaid, such Holder shall surrender to a nationally recognized overnight delivery service for delivery to the Corporation the original certificates representing the Series C-2 (the "**Series C-2 Certificates**") so converted as aforesaid (or an indemnification undertaking with respect to the Series C-2 in the case of its loss, theft or destruction as contemplated by Section 17). On or before the first Trading Day following the date of receipt of a Conversion Notice, the Corporation shall transmit by electronic mail an acknowledgment of confirmation, in the form attached hereto as **Exhibit II**, of receipt of such Conversion Notice to such Holder and the Corporation's transfer agent (the "**Transfer Agent**"), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the second Trading Day following the date of receipt of a Conversion Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule, regulation, Trading Market Rule or other customary applicable policy for the settlement of a trade initiated on the applicable Conversion Date of such shares of Common Stock issuable pursuant to such Conversion Notice) (the "**Share Delivery Deadline**"), the Corporation shall (1) provided that the Transfer Agent is participating in The Depository Trust Corporation's ("**DTC**") Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder's or its designee's balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the address as specified in such Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of shares of Common Stock to which such Holder shall be entitled. If the number of Series C-2 represented by the Series C-2 Certificate(s) submitted for conversion pursuant to

Section 5(c)(ii) is greater than the number of Series C-2 being converted, then the Corporation shall, as soon as practicable and in no event later than two Trading Days after receipt of the Series C-2 Certificate(s) and at its own expense, issue and deliver to such Holder (or its designee) a new Series C-2 Certificate (in accordance with Section 17(d)) representing the number of Series C-2 not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Series C-2 shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(ii) Corporation's Failure to Timely Convert. If the Corporation shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Deadline, to issue to such Holder a certificate for the number of shares of Common Stock to which such Holder is entitled and register such shares of Common Stock on the Corporation's share register or to credit such Holder's or its designee's balance account with DTC for such number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of any Conversion Amount (as the case may be) (a "**Conversion Failure**"), then, in addition to all other remedies available to such Holder, (X) the Corporation shall pay in cash to such Holder on each day after the Share Delivery Deadline and during such Conversion Failure an amount equal to 2% of the product of (A) the sum of the number of shares of Common Stock not issued to such Holder on or prior to the Share Delivery Deadline and to which such Holder is entitled, multiplied by (B) the closing price of the Common Stock on the applicable Conversion Date and ending on the applicable Share Delivery Deadline, and (Y) such Holder, upon written notice to the Corporation, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, all, or any portion, of such Series C-2 that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Corporation's obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 5(c)(i) or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Deadline the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, the Corporation shall fail to issue and deliver to such Holder (or its designee) a certificate and register such shares of Common Stock on the Corporation's share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, the Transfer Agent shall fail to credit the balance account of such Holder or such Holder's designee with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder's exercise hereunder or pursuant to the Corporation's obligation pursuant to clause (II) below and if on or after such Share Delivery Deadline such Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such conversion that such Holder so is entitled to receive from the Corporation, then, in addition to all other remedies available to such Holder, the Corporation shall, within two Trading Days after receipt of such Holder's request and in such Holder's discretion, either: (I) pay cash to such Holder in an amount equal to such Holder's total purchase price (including brokerage

commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including by any other Person in respect, or on behalf, of such Holder) (the **"Buy-In Price"**), at which point the Corporation's obligation to so issue and deliver such certificate or credit such Holder's balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (II) promptly honor its obligation to so issue and deliver to such Holder a certificate or certificates representing such shares of Common Stock or credit such Holder's balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion hereunder (as the case may be) and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock to which such Holder is entitled multiplied by (y) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (ii).

(iii) Registration; Book-Entry. The Corporation shall maintain a register (the **"Register"**) for the recordation of the names and addresses of the Holders of each share of Series C-2 and the Stated Value of the Series C-2 (the **"Registered Series C-2"**). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Corporation and each Holder of the Series C-2 shall treat each Person whose name is recorded in the Register as the owner of a share of Series C-2 for all purposes (including the right to receive payments and dividends hereunder) notwithstanding notice to the contrary. A registered share of Series C-2 may be assigned, transferred or sold only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign, transfer or sell one or more Registered Series C-2 by such Holder thereof, the Corporation shall record the information contained therein in the Register and issue one or more new shares of Series C-2 in the same aggregate Stated Value as the Stated Value of the surrendered Series C-2 to the designated assignee or transferee pursuant to Section 17, provided that if the Corporation does not so record an assignment, transfer or sale (as the case may be) of such Series C-2 shares within two Trading Days of such a request, then the Register shall be automatically deemed updated to reflect such assignment, transfer or sale (as the case may be). Notwithstanding anything to the contrary set forth in this Section 5, following conversion of any Series C-2 in accordance with the terms hereof, the applicable Holder shall not be required to physically surrender such Series C-2 to the Corporation unless (A) the full or remaining number of Series C-2 shares represented by the applicable Series C-2 Certificate are being converted (in which event such certificate(s) shall be delivered to the Corporation as contemplated by this Section 5(c)(ii)) or (B) such Holder has provided the Corporation with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Series C-2 upon physical surrender of the applicable Series C-2 Certificate. Each Holder and the Corporation shall maintain records showing the Stated Value and dividends converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other method, reasonably satisfactory

to such Holder and the Corporation, so as not to require physical surrender of a Series C-2 Certificate upon conversion. If the Corporation does not update the Register to record such Stated Value and dividends converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) within two Trading Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence. In the event of any dispute or discrepancy, such records of such Holder establishing the number of Series C-2 to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. A Holder and any transferee or assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Series C-2, the number of Series C-2 represented by such certificate may be less than the number of Series C-2 stated on the face thereof. Each Series C-2 Certificate shall bear the following legend:

> ANY TRANSFEREE OR ASSIGNEE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION'S CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES C-2 CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 5(c)(ii) THEREOF. THE NUMBER OF SHARES OF SERIES C-2 CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES C-2 CONVERTIBLE PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 5(c)(ii) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES C-2 CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

(iv) Pro Rata Conversion; Disputes. In the event that the Corporation receives a Conversion Notice from more than one Holder for the same Conversion Date and the Corporation can convert some, but not all, of such Series C-2 submitted for conversion, the Corporation shall convert from each Holder electing to have Series C-2 converted on such date a pro rata amount of such Holder's Series C-2 submitted for conversion on such date based on the number of Series C-2 submitted for conversion on such date by such Holder relative to the aggregate number of Series C-2 submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to a Holder in connection with a conversion of Series C-2, the Corporation shall issue to such Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 22.

(d) Limitation on Beneficial Ownership. The Corporation shall not effect the conversion of any of the Series C-2 held by a Holder, and such Holder shall not have the right to convert any of the Series C-2 held by such Holder pursuant to the terms and

conditions of this Certificate of Designations and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, such Holder would beneficially own in excess of 4.99% (the "**Maximum Percentage**") of the shares of Common Stock outstanding immediately after giving effect to such conversion (which provision may be increased to a maximum of 9.9% by such Holder by written notice from such Holder to the Corporation, which notice shall be effective 61 calendar days after the date of such notice). For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder shall include the number of shares of Common Stock held by such Holder plus the number of shares of Common Stock issuable upon conversion of the Series C-2 with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Series C-2 beneficially owned by such Holder and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Corporation (including any convertible notes, convertible preferred stock or warrants) beneficially owned by such Holder subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 5(d). For purposes of this Section 5(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act and the Rules thereunder. For purposes of determining the number of outstanding shares of Common Stock a Holder may acquire upon the conversion of such Series C-2 without exceeding the Maximum Percentage, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Corporation's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Corporation or (z) any other written notice by the Corporation or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the "**Reported Outstanding Share Number**"). If the Corporation receives a Conversion Notice from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Corporation shall notify such Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause such Holder's beneficial ownership, as determined pursuant to this Section 5(d), to exceed the Maximum Percentage, such Holder must notify the Corporation of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of any Holder, the Corporation shall within one Trading Day confirm orally and in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including such Series C-2, by such Holder since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to a Holder upon conversion of such Series C-2 results in such Holder being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which such Holder's beneficial ownership exceeds the Maximum Percentage (the "**Excess Shares**") shall be deemed null and void and shall be cancelled ab initio, and such Holder shall not have the power to vote or to transfer the Excess Shares. For purposes

of clarity, the shares of Common Stock issuable to a Holder pursuant to the terms of this Certificate of Designations in excess of the Maximum Percentage shall not be deemed to be beneficially owned by such Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to convert such Series C-2 pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5(d) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 5(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The provisions of this Section 5(d) shall be of no further force or effect if the Holder participates in a subsequent transaction with the Corporation which results in the Holder beneficially owning in excess of 4.99% of the number of shares of the Common Stock outstanding which shall include securities convertible into Common Stock which do not contain a beneficial ownership limitation.

(e) Triggering Event Conversion.

(i) General. Subject to Section 5(d), at any time during the period commencing on the date of the occurrence of a Triggering Event (defined below in Section 6(a)) and ending on the date of the cure of such Triggering Event, a Holder may, at such Holder's option, by delivery of a Conversion Notice to the Corporation (the date of any such Conversion Notice, each an **"Triggering Event Conversion Date"**), convert all, or any number of Series C-2 (such Conversion Amount of the Series C-2 to be converted pursuant to this Section 5(e), the **"Triggering Event Conversion Amount"**) into shares of Common Stock at the Triggering Event Conversion Price (each, a **"Triggering Event Conversion"**).

(ii) Mechanics of Triggering Event Conversion. On or after any Triggering Event Conversion Date until the Triggering Event has been cured, a Holder may voluntarily convert any Triggering Event Conversion Amount pursuant to Section 5(b)(ii) (with the **"Triggering Event Conversion Price"** replacing the "Conversion Price" for all purposes hereunder with respect to such Triggering Event Conversion by designating in the Conversion Notice delivered pursuant to this Section 5(e) of this Certificate of Designations that such Holder is electing to use the Triggering Event Conversion Price for such conversion.

6. Triggering Events.

(a) Triggering Event. Each of the following events shall constitute a **"Triggering Event"**:

(i) the Corporation does not meet the current public information requirements under Rule 144 in respect of the shares of Common Stock issuable upon conversion of the Series C-2;

(ii) the Corporation ceases to be subject to the periodic reporting provisions of the 1934 Act.

(iii) the suspension from trading or failure of the Common Stock to be trading or listed (as applicable) on a Principal Market for a period of ten consecutive Trading Days;

(iv) the Corporation's written notice to any holder of Series C-2, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Series C-2 into shares of Common Stock that is requested in accordance with the provisions of this Certificate of Designations, other than pursuant to Section 5(d) hereof;

(v) at any time following the 10th consecutive day that a Holder's Authorized Share Allocation (as defined in Section 12 below) is less than 125% of the number of shares of Common Stock that such Holder would be entitled to receive upon a conversion, in full, of all of the Series C-2 then held by such Holder (without regard to any limitations on conversion set forth in this Certificate of Designations);

(vi) the Corporation's failure to pay to any Holder any dividend on any dividend date declared by the Board or any other amount when and as due under this Certificate of Designations, the Exchange Agreements or any other Transaction Document (in each case, whether or not permitted pursuant to the NRS), except, in the case of a failure to pay dividends when and as due, in each such case only if such failure remains uncured for a period of at least ten Trading Days;

(vii) the Corporation either (A) fails to cure a Conversion Failure by delivery of the required number of shares of Common Stock within two Trading Days after the applicable Conversion Date on two or more occasions or (B) fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to such Holder upon conversion of any Series C-2 or as and when required by this Certificate of Designations unless otherwise then prohibited by applicable federal securities laws, and any such failure to remove the legend remains uncured for at least five Trading Days;

(viii) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Corporation or any Subsidiary which shall not be dismissed within thirty days of their initiation;

(ix) the commencement by the Corporation or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Corporation or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign

bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Corporation or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, the taking of corporate action by the Corporation or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(x) the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Corporation or any Subsidiary of an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Corporation or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Corporation or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Corporation or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs;

(xi) a final judgment or judgments for the payment of money in excess of $1,000,000 are rendered against the Corporation and/or any of its Subsidiaries and which judgments are not, within ten days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $1,000,000 amount set forth above so long as the Corporation provides each Holder a written statement from such insurer or indemnity provider (which written statement and indemnity provider shall be reasonably satisfactory to each Holder) to the effect that such judgment is covered by insurance or an indemnity and the Corporation or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within 10 days of the issuance of such judgment provided further that any judgment rendered on the Corporation as a result of successor liability or any other manner which is related to any litigation which was disclosed in writing by Avant Diagnostics, Inc. prior to its acquisition by the Corporation shall not be included in calculating the $1,000,000 amount set forth above;

(xii) other than as specifically set forth in another clause of this Section 6(a), the Corporation or any Subsidiary breaches any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or

other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of five consecutive Trading Days;

(xiii) a false or inaccurate certification (including a false or inaccurate deemed certification) by the Corporation as to whether any Triggering Event has occurred.

(b) Notice of a Triggering Event. Upon the occurrence of a Triggering Event with respect to the Series C-2, the Corporation shall within three Trading Days deliver written notice thereof via facsimile or electronic mail and overnight courier (with next day delivery specified) (an "**Triggering Event Notice**") to each Holder.

7. Rights Upon Issuance of Purchase Rights and Other Corporate Events.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 8 and 9 below, if at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the "**Purchase Rights**"), then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Series C-2 (without taking into account any limitations or restrictions on the convertibility of the Series C-2) held by such Holder immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that such Holder's right to participate in any such Purchase Right would result in such Holder exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance for such Holder until such time or times, if ever, as its right thereto would not result in such Holder exceeding the Maximum Percentage), at which time or times such Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation.

(b) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a "**Corporate Event**"), the Corporation shall make appropriate provision to insure that each Holder will thereafter have the right to receive upon a conversion of all the Series C-2 held by such Holder (i) in addition to the shares of Common Stock receivable upon such conversion, such securities

or other assets to which such Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of the Series C-2 contained in this Certificate of Designations) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as such Holder would have been entitled to receive had the Series C-2 held by such Holder initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. The provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder. The provisions of this Section 7 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion of the Series C-2 contained in this Certificate of Designations. **"Fundamental Transaction"** means the occurrence of the Corporation (i) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (A) consolidating or merging with or into (whether or not the Corporation is the surviving corporation) another Person, (B) selling, assigning, transferring, conveying or otherwise disposing of all or substantially all of the properties or assets of the Corporation or any of its "significant subsidiaries" (as defined in Rule 1-02 of Regulation S-X) to one or more Persons, (C) making, or allowing one or more Persons to make, or allowing the Corporation to be subject to or have its Common Stock be subject to or party to one or more Persons making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Persons making or party to, or affiliated with any Persons making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Persons making or party to, or affiliated with any Person making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, (D) consummating a stock or share purchase agreement or other business combination (including a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Persons whereby all such Persons, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Persons making or party to, or affiliated with any Persons making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Persons become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (E) reorganize, recapitalize or reclassify its Common Stock.

8. Price Protection. In the event the Corporation issues or sells any securities including Options or Convertible Securities, except for any Exempt Issuance (as hereinafter defined), at a price of or with an exercise or conversion price of less than the Conversion Price, then upon such issuance or sale, the Conversion Price shall be reduced to the sale price or the

exercise or conversion price of the securities issued or sold. "Exempt Issuance" shall mean any sale or issuance by the Company of its Common Stock or securities convertible into, exercisable for or exchangeable for Common Stock in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of the securities or assets of a corporation or other entity (or any division or business unit thereof), (ii) the Company's issuance of securities in connection with strategic supply, sale or license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital, (iii) the Company's issuance of Common stock, restricted stock units or the issuances or grants of Options to purchase Common Stock to employees, officers or directors, under an equity incentive plan adopted by a majority of the non employee members of the Board of Directors of the Corporation; (iv) securities issued upon the exercise or exchange of or conversion of any Convertible Securities issued and outstanding on the date of the issuance of Series C-2 to securities holders of the Corporation in exchange for other securities existing as of the date this Certificate of Designations is filed with the Nevada Secretary of State, (v) the conversion of any Series C-2, Series D-1 Convertible Preferred Stock of the Corporation or any Series D-2 Convertible Preferred Stock of the Corporation and (vi) any private or public offering of the Corporation's equity, debt, debt-linked or equity-linked securities that occurs within 12 months of the Initial Issuance Date provided the price per share in any such offering is above the Conversion Price then in effect.

9. Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision of Section 8(a), if the Corporation at any time on or after the Initial Issuance Date subdivides (by any stock split, stock dividend, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of Section 8(a), if the Corporation at any time on or after the Initial Issuance Date combines (by any reverse split, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 9 shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 9 occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

10. Participation in Future Financing.

(a) From the date hereof until the date that is the twenty-four (24) month anniversary of the Closing Date (or until 100% of the Series C-2 issued on the Initial Issuance Date is converted into Common Stock, if earlier), upon any issuance by the Company of Common Stock or Common Stock Equivalents for cash consideration, Indebtedness or a combination of units hereof in a transaction exempt from registration under the Securities Act (a "**Subsequent Financing**"), each Holder shall have the right to participate in up to an amount of the Subsequent Financing equal to 25% of the Subsequent Financing (the "**Participation Maximum**") on the same terms, conditions and price provided for in the Subsequent Financing. At least five (5) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Holder a written notice of its intention to effect a Subsequent Financing ("**Pre-Notice**"), which Pre-Notice shall ask

such Holder if it wants to review the details of such financing (such additional notice, a "**Subsequent Financing Notice**"). Upon the request of a Holder, for a Subsequent Financing Notice, the Company shall promptly, but no later than two (2) Trading Days after such request, deliver a Subsequent Financing Notice to such Holder. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(b) Any Holder desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after such Holders have received the Subsequent Financing Notice that such Holder is willing to participate in the Subsequent Financing, the amount of such Holder's participation, and representing and warranting that such Holder has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from a Holder as of such fifth (5th) Trading Day, such Holder shall be deemed to have notified the Company that it does not elect to participate.

(c) If by 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after all of the Holders have received the Pre-Notice, the Company receives responses to a Subsequent Financing Notice from Holders seeking to purchase more than the aggregate amount of the Participation Maximum, each such Holder shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum. "**Pro Rata Portion**" means the ratio of (x) the amount of Series C-2 issued on the Initial Issuance Date to the Holder participating under this Section 10 and (y) the sum of the aggregate amount of Series C-2 issued on the Initial Issuance Date to all Holders participating under this Section 10.

(d) The Company must provide the Holders with a second Subsequent Financing Notice, and the Holders will again have the right of participation set forth above in this Section 10, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) Trading Days after the date of the initial Subsequent Financing Notice.

(e) The Company and each Holder agree that if any Holder elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby such Holder shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Holder.

(f) Notwithstanding anything to the contrary in this Section 10 and unless otherwise agreed to by such Holder, the Company shall either confirm in writing to such Holder that the transaction with respect to the Subsequent Financing has been abandoned

or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Holder will not be in possession of any material, non-public information, by the tenth (10th) Business Day following delivery of the Subsequent Financing Notice. If by such tenth (10th) Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Holder, such transaction shall be deemed to have been abandoned and such Holder shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

(g) Notwithstanding the foregoing, this Section 10 shall not apply in respect of (i) an Exempt Issuance, or (ii) a public offering registered with the SEC.

11. Noncircumvention. The Corporation hereby covenants and agrees that the Corporation will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations, and will at all times in good faith carry out all the provisions of this Certificate of Designations and take all action as may be required to protect the rights of the Holders. Without limiting the generality of the foregoing or any other provision of this Certificate of Designations, the Corporation (a) shall not increase the par value of any shares of Common Stock receivable upon the conversion of any Series C-2 above the Conversion Price then in effect, (b) shall take all such actions as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of Series C-2 and (c) shall, so long as any Series C-2 are outstanding, and upon the filing of an amendment to the Corporation's Articles of Incorporation to increase the number of shares of the Corporation's Common Stock that the Corporation is authorized to issue with the Secretary of State of the State of Nevada, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series C-2, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Series C-2 then outstanding (without regard to any limitations on conversion contained herein).

12. Authorized Shares.

(a) Reservation. So long as any Series C-2 remain outstanding, and upon the filing of an amendment to the Corporation's Articles of Incorporation to increase the number of shares of the Corporation's Common Stock that the Corporation is authorized to issue with the Secretary of State of the State of Nevada, the Corporation shall at all times reserve at least 125% times the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Series C-2 then outstanding (without regard to any limitations on conversions) (the "**Required Reserve Amount**"). The Required Reserve Amount (including each increase in the number of shares so reserved) shall be allocated pro rata among the Holders based on the number of the Series C-2 held by each Holder (the "**Authorized Share Allocation**"). In the event that a Holder shall sell or otherwise transfer any of such Holder's Series C-2, each transferee shall be allocated a

pro rata portion of such Holder's Authorized Share Allocation. If the Required Reserve Amount is not met at such time, any shares of Common Stock reserved and allocated to any Person which ceases to hold any Series C-2 shall be allocated to the remaining Holders of Series C-2, pro rata based on the number of the Series C-2 then held by the Holders.

(b) Insufficient Authorized Shares. If, notwithstanding Section 12(a) and not in limitation thereof, while any of the Series C-2 remain outstanding the Corporation does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Series C-2 at least a number of shares of Common Stock equal to the Required Reserve Amount (an "**Authorized Share Failure**"), then the Corporation shall immediately take all action necessary to increase the Corporation's authorized shares of Common Stock to an amount sufficient to allow the Corporation to reserve the Required Reserve Amount for the Series C-2 then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety days after the occurrence of such Authorized Share Failure, the Corporation shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Corporation shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its Board of Directors to recommend to the stockholders that they approve such proposal. In lieu of a meeting of stockholders, the Corporation may effect such action by written consent in accordance with Section 14(c) of the 1934 Act. Except as provided in the first sentence of Section 12(a), in the event that the Corporation is prohibited from issuing shares of Common Stock to a Holder upon any conversion due to the failure by the Corporation to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the "**Authorized Failure Shares**"), in lieu of delivering such Authorized Failure Shares to such Holder, the Corporation shall pay cash in exchange for the redemption of such portion of the Conversion Amount convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorized Failure Shares and (y) the average Closing Sale Prices of the Common Stock on the Trading Days during the period commencing on the date such Holder delivers the applicable Conversion Notice with respect to such Authorized Failure Shares to the Corporation and ending on the date of such issuance under this Section 12(b). Nothing contained in this Section shall limit any obligations of the Corporation under any provision of the Exchange Agreements.

13. Liquidation, Dissolution, Winding-Up. In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders (the "**Liquidation Funds**"), before any amount shall be paid to the holders of any of shares of Junior Stock, but pari passu with any Parity Stock then outstanding, an amount per share of Series C-2 equal to the greater of (A) the Conversion Amount thereof on the date of such payment or (B) the amount per share such Holder would receive if such Holder converted such Series C-2 into Common Stock immediately prior to the date of such payment, provided that if the Liquidation Funds are insufficient to pay the

full amount due to the Holders and holders of shares of Parity Stock, then each Holder and each holder of Parity Stock shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder and such holder of Parity Stock as a liquidation preference, in accordance with their respective certificate of designations (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of Series C-2 and all holders of shares of Parity Stock. To the extent necessary, the Corporation shall cause such actions to be taken by each of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section 13. All the preferential amounts to be paid to the Holders under this Section shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Corporation to the holders of shares of Junior Stock in connection with a Liquidation Event as to which this Section 13 applies.

14. Distribution of Assets. In addition to any adjustments pursuant to Section 8 and 9, if the Corporation shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the "**Distributions**"), then each Holder, as holders of Series C-2, will be entitled to such Distributions as if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series C-2 (without taking into account any limitations or restrictions on the convertibility of the Series C-2) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, however, that to the extent that such Holder's right to participate in any such Distribution would result in such Holder exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder exceeding the Maximum Percentage, at which time or times, if any, such Holder shall be granted such rights (and any rights under this Section 14 on such initial rights or on any subsequent such rights to be held similarly in abeyance) to the same extent as if there had been no such limitation).

15. Vote to Change the Terms of or Issue Series C-2. In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law, without first obtaining the affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of a majority of the outstanding Series C-2, including the Required Holder, voting together as a single class, the Corporation shall not: (a) amend or repeal any provision of, or add any provision to, its Articles of Incorporation or Bylaws, or file any certificate of designations or articles of amendment of any series of shares of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Series C-2, regardless of whether any such action shall be by means of amendment to the Articles of Incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the

authorized number of Series C-2; (c) without limiting any provision of Section 2, create or authorize (by reclassification or otherwise) any new class or series of shares that has a preference over or is on a parity with the Series C-2 with respect to dividends or the distribution of assets on the liquidation, dissolution or winding up of the Corporation; (d) without limiting any provision of Section 2, pay dividends or make any other distribution on any shares of any capital stock of the Corporation junior in rank to the Series C-2, other than a per annum dividend payment in the maximum amount of up to of 8%, in cash or capital stock; (e) issue any Series C-2 other than as provided in Section 2; or (f) without limiting any provision of Section 8 and 9, whether or not prohibited by the terms of the Series C-2, circumvent a right of the Series C-2.

16. Transfer of Series C-2. A Holder may transfer some or all of its Series C-2 without the consent of the Corporation in accordance with an exemption from Section 5 of the Securities Act of 1933.

17. Reissuance of Preferred Certificates.

(a) Transfer. If any Series C-2 are to be transferred, the applicable Holder shall surrender the applicable Series C-2 Certificate to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such Holder a new Series C-2 Certificate (in accordance with Section 17(d)), registered as such Holder may request, representing the outstanding number of Series C-2 being transferred by such Holder and, if less than the entire outstanding number of Series C-2 is being transferred, a new Series C-2 Certificate (in accordance with Section 17(d)) to such Holder representing the outstanding number of Series C-2 not being transferred. Such Holder and any assignee, by acceptance of the Series C-2 Certificate, acknowledge and agree that, by reason of the provisions of Section 5(c)(i) following conversion of any of the Series C-2, the outstanding number of Series C-2 represented by the Series C-2 may be less than the number of Series C-2 stated on the face of the Series C-2.

(b) Lost, Stolen or Mutilated Series C-2 Certificate. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of a Series C-2 Certificate (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the applicable Holder to the Corporation in customary and reasonable form without the requirement to post a bond or other security and, in the case of mutilation, upon surrender and cancellation of such Series C-2 Certificate, the Corporation shall execute and deliver to such Holder a new Series C-2 Certificate (in accordance with Section 17(d)) representing the applicable outstanding number of Series C-2.

(c) Series C-2 Certificate Exchangeable for Different Denominations. Each Series C-2 Certificate is exchangeable, upon the surrender hereof by the applicable Holder at the principal office of the Corporation, for a new Series C-2 Certificate or Series C-2 Certificate(s) (in accordance with Section 17(d)) representing in the aggregate the outstanding number of the Series C-2 in the original Series C-2 Certificate, and each such new certificate will represent such portion of such outstanding number of Series C-2 from

the original Series C-2 Certificate as is designated by such Holder at the time of such surrender.

(d) Issuance of New Series C-2 Certificate. Whenever the Corporation is required to issue a new Series C-2 Certificate pursuant to the terms of this Certificate of Designations, such new Series C-2 Certificate (i) shall represent, as indicated on the face of such Series C-2 Certificate, the number of Series C-2 remaining outstanding (or in the case of a new Series C-2 Certificate being issued pursuant to Section 17(a) or Section 17(c), the number of Series C-2 designated by such Holder which, when added to the number of Series C-2 represented by the other new Series C-2 Certificates issued in connection with such issuance, does not exceed the number of Series C-2 remaining outstanding under the original Series C-2 Certificate immediately prior to such issuance of new Series C-2 Certificate), and (ii) shall have an issuance date, as indicated on the face of such new Series C-2 Certificate, which is the same as the issuance date of the original Series C-2 Certificate.

(e) Book Entry. If the Corporation's Transfer Agent issues the Series C-2 in book entry format, all provisions of this Certificate of Designations as to delivery of Series C-2 certificates shall be disregarded, and the Transfer Agent shall make entries in the stock transfer records in connection with conversions and transfers, as appropriate.

18. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations and any of the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit any Holder's right to pursue actual and consequential damages for any failure by the Corporation to comply with the terms of this Certificate of Designations. The Corporation covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by a Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees that, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Corporation shall provide all information and documentation to a Holder that is requested by such Holder to enable such Holder to confirm the Corporation's compliance with the terms and conditions of this Certificate of Designations.

19. Attorneys Fees.

(a) If (i) any shares of Series C-2 are placed in the hands of an attorney to enforce the provisions of this Certificate of Designations or (ii) there occurs any bankruptcy, reorganization, receivership of the Corporation or other proceedings affecting

Corporation creditors' rights and involving a claim under this Certificate of Designations, then the Corporation shall pay the costs incurred by such Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including attorneys' fees and disbursements.

(b) In addition to the obligations under Section 19(a), in connection with the removal of restrictive legends from shares of Series C-2, the Corporation shall pay the reasonable attorney's fees of counsel to any Holder in any amount not to exceed $750 per opinion of counsel. Such payment(s) shall be made within one Trading Day after receipt of a Conversion Notice or other notice from a Holder.

20. Construction; Headings. This Certificate of Designations shall be deemed to be jointly drafted by the Corporation and the Holders and shall not be construed against any such Person as the drafter hereof. The headings of this Certificate of Designations are for convenience of reference and shall not form part of, or affect the interpretation of, this Certificate of Designations. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms "including," "includes," "include" and words of like import shall be construed broadly as if followed by the words "without limitation." The terms "herein," "hereunder," "hereof" and words of like import refer to this entire Certificate of Designations instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Certificate of Designations.

21. Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. This Certificate of Designations shall be deemed to be jointly drafted by the Corporation and all Holders and shall not be construed against any Person as the drafter hereof. Notwithstanding the foregoing, nothing contained in this Section 21 shall permit any waiver of any provision of Section 19.

22. Dispute Resolution.

(a) In the case of a dispute relating to the Closing Sale Price, a Conversion Price or a fair market value or the arithmetic calculation of a Conversion Rate, (including a dispute relating to the determination of any of the foregoing), the Corporation or the applicable Holder (as the case may be) shall submit the dispute to the other party via electronic mail (A) if by the Corporation, within two Trading Days after the occurrence of the circumstances giving rise to such dispute or (B) if by such Holder at any time after such Holder learned of the circumstances giving rise to such dispute. If such Holder and the Corporation are unable to promptly resolve such dispute relating to such closing bid price, such Closing Sale Price, such Conversion Price or such fair market value, or the arithmetic calculation of such Conversion Rate, at any time after the second Trading Day following such initial notice by the Corporation or such Holder (as the case may be) of such dispute

to the Corporation or such Holder (as the case may be), then such Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute.

(b) Such Holder and the Corporation shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 22(a) and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (Eastern time) by the fifth Trading Day immediately following the date on which such Holder selected such investment bank (the "**Dispute Submission Deadline**") (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the "**Required Dispute Documentation**") (it being understood and agreed that if either such Holder or the Corporation fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Corporation and such Holder or otherwise requested by such investment bank, neither the Corporation nor such Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(c) The Corporation and such Holder shall cause such investment bank to determine the resolution of such dispute and notify the Corporation and such Holder of such resolution no later than 10 Trading Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Corporation, and such investment bank's resolution of such dispute shall be final and binding upon all parties absent manifest error.

23. Notices. The Corporation shall provide each Holder of Series C-2 with prompt written notice of all actions taken pursuant to the terms of this Certificate of Designations, including in reasonable detail a description of such action and the reason therefor. Whenever notice is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice must be in writing and shall be given in accordance with Section 9(f) of the Exchange Agreements or in accordance with any other instructions provided by the Holder to the Corporation. The Corporation shall provide each Holder with prompt written notice of all actions taken pursuant to this Certificate of Designations, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Corporation shall give written notice to each Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen days prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or

liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder. All notices shall be by email or recognized overnight delivery service, next Trading Day delivery using the addresses of the Corporation as provided to the Holders and the addresses of any Holder as provided by such Holder to the Corporation. The Corporation and the Holders may change their addresses by notice by the Corporation to all Holders or any Holder to the Corporation.

24. Governing Law; Exclusive Jurisdiction. This Certificate of Designations shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Certificate of Designations shall be governed by, the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada. Except as otherwise required by this Certificate of Designations, the Corporation hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein (i) shall be deemed or operate to preclude any Holder from bringing suit or taking other legal action against the Corporation in any other jurisdiction to collect on the Corporation's obligations to such Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of such Holder or (ii) shall limit, or shall be deemed or construed to limit, any provision of Section 22. **The Corporation hereby irrevocably waives any right it may have to, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this Certificate of Designations or any transaction contemplated hereby.**

25. Severability. If any provision of this Certificate of Designations is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Certificate of Designations so long as this Certificate of Designations as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

26. Stockholder Matters; Amendment.

(a) Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Corporation pursuant to the NRS, the Articles of Incorporation, this Certificate of Designations or otherwise with respect to the issuance of Series C-2 may be effected by written consent of the Corporation's stockholders or at a duly called meeting of the Corporation's stockholders, all in accordance with the applicable rules and regulations of the NRS. This provision is intended to comply with the applicable sections of the NRS permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

(b) Amendment. This Certificate of Designations or any provision hereof (other than Section 5(d)) may be modified or amended or the provisions hereof waived with the written consent of the Corporation and the Holders of a majority of the Series C-2 currently outstanding, which must include Cavalry as long as Cavalry (or any of its Affiliates) owns at least 5% of the Series C-2 issued on the Initial Issuance Date. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

27. Disclosure. Upon receipt or delivery by the Corporation of any notice in accordance with the terms of this Certificate of Designations, unless the Corporation has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Corporation or any of its Subsidiaries, the Corporation shall within one Trading Day after any such receipt or delivery publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Corporation believes that a notice contains material, non-public information relating to the Corporation or any of its Subsidiaries, the Corporation so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, such Holder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Corporation or any of its Subsidiaries. If the Corporation or any of its Subsidiaries provides material non-public information to a Holder that is not simultaneously filed in a Current Report on Form 8-K and such Holder has not agreed to receive such material non-public information, the Corporation hereby covenants and agrees that such Holder shall not have any duty of confidentiality to the Corporation, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to any of the foregoing not to trade on the basis of, such material non-public information. Nothing contained in this Section 27 shall limit any obligations of the Corporation, or any rights of any Holder, under the Exchange Agreement.

* * * * *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations of Series C-2 Convertible Preferred Stock of OncBioMune Pharmaceuticals, Inc. to be signed by its Chief Executive Officer on this 15th day of May, 2020.

ONCBIOMUNE PHARMACEUTICALS, INC.

By: ______________________
Andrew Kucharchuk, Chief Executive Officer

EXHIBIT I

ONCBIOMUNE PHARMACEUTICALS, INC.
CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of the Series C-2 Convertible Preferred Stock of OncBioMune Pharmaceuticals, Inc. (the "**Certificate of Designations**"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series C-2 Convertible Preferred Stock, $0.0001 par value per share (the "**Series C-2**"), of OncBioMune Pharmaceuticals, Inc., a Nevada corporation (the "**Corporation**"), indicated below into shares of common stock, $0.0001 par value per share (the "**Common Stock**"), of the Corporation, as of the date specified below.

Date of Conversion: ______________________________

Aggregate number of Series C-2 to be converted ____________________

Aggregate Stated Value of such Series C-2 to be converted: ____________________

Aggregate accrued and unpaid dividends and accrued with respect to such Series C-2 and such aggregate dividends to be converted: ____________________

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED: ____________________

Please confirm the following information:

Conversion Price: _________________________

Number of shares of Common Stock to be issued: _______________________

Please issue the Common Stock into which the applicable Series C-2 are being converted to Holder, or for its benefit, as follows:

☐ Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to: ____________________________________
____
____

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant: ______________________________

DTC Number: ______________________________

Account Number: ______________________________

Date: ____________ __, ____

____
Name of Registered Holder

By: ____________________

Name:

Title:

Tax ID:__________________

Facsimile:________________

E-mail Address:

304384016 v6
304724402 v3

EXHIBIT II

ACKNOWLEDGMENT

The Corporation hereby acknowledges this Conversion Notice and hereby directs ________________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated ____________, 20__ from the Corporation and acknowledged and agreed to by ________________________.

ONCBIOMUNE PHARMACEUTICALS, INC.

By:________________________________

Name:

Title:

Filed in the Office of Barbara K. Cegavske Secretary of State State Of Nevada	Business Number E0120782005-6 Filing Number 20200670252 Filed On 5/18/2020 3:06:00 PM Number of Pages 15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☒ **Certificate of Designation**
☐ **Certificate of Amendment to Designation - Before Issuance of Class or Series**
☐ **Certificate of Amendment to Designation - After Issuance of Class or Series**
☐ **Certificate of Withdrawal of Certificate of Designation**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity Information:	Name of entity: OncBioMune Pharmaceuticals, Inc. Entity or Nevada Business Identification Number (NVID): E0120782005-6
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing: SERIES D-1 CONVERTIBLE PREFERRED STOCK
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* Please see Certificate of Designation for Series D-1 Convertible Preferred Stock attached as Exhibit A.
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X [signature] Signature of Officer Date: May 14, 2020

* Attach additional page(s) if necessary
This form must be accompanied by appropriate fees.

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE SERIES D-1 CONVERTIBLE PREFERRED STOCK OF ONCBIOMUNE PHARMACEUTICALS, INC.

The undersigned, Andrew Kucharchuk, President and Chief Executive Officer of OncBioMune Pharmaceuticals, Inc. (the "**Corporation**"), a corporation organized and existing under Chapter 78 of the Nevada Revised Statues (the "**NRS**"), hereby does certify:

That pursuant to the authority expressly conferred upon the Board of Directors of the Corporation by the Corporation's Articles of Incorporation, as amended, and Section 78.315 of the NRS, the Board of Directors on April 28, 2020, adopted the following resolution determining it desirable and in the best interests of the Corporation and its shareholders for the Corporation to create a series of One Thousand (1,000) shares of preferred stock designated as "Series D-1 Convertible Preferred Stock", none of which shares have been issued.

RESOLVED, that the Board of Directors designates the Series D-1 Convertible Preferred Stock and the number of shares constituting such series, and fixes the rights, powers, preferences, privileges and restrictions relating to such series in addition to any set forth in the Articles of Incorporation as follows:

TERMS OF SERIES D-1 CONVERTIBLE PREFERRED STOCK

1. Certain Defined Terms. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a) "**1934 Act**" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(b) "**Affiliate**" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that "control" of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(c) "**Approval Date**" means the first Trading Day following the receipt of Shareholder Approval.

(d) "**Certificate of Designations**" means this Certificate Of Designations, Preferences and Rights of the Series D-1 Convertible Preferred Stock of the Corporation.

(e) "**Common Stock**" means (i) the Corporation's shares of common stock, $0.0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(f) **"Conversion Date"** shall have the meaning given to it in Section 5 hereto.

(g) **"Conversion Notice"** shall have the meaning given to it in Section 5 hereto.

(h) **"Conversion Rate"** shall equal (i) (a) 54.55%, multiplied by, (b) the Fully-Diluted Shares as of the Approval Date, divided by (ii) the total number of shares of Series D-1, (iii) rounded to the nearest thousandths place. The total number of Fully-Diluted Shares shall be set as of, and shall not change after, the Approval Date.

(i) **"Convertible Securities"** means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock; provided, however, such term shall not include the common stock purchase warrants for an aggregate amount of 200,000,000 shares of Common Stock to be issued to Cavalry Fund I LLP and Lincoln Park Capital Fund, LLC to be issued prior to the Approval Date.

(j) **"Conversion Shares"** shall have the meaning given to it in Section 5 hereto.

(k) **"Corporate Event"** shall have the meaning given to it in Section 6 hereto.

(l) **"Corporation"** shall have the meaning given to it in the preamble hereto.

(m) **"Delivery Notice"** shall have the meaning given to it in Section 5 hereto.

(n) **"Distributions"** shall have the meaning given to it in Section 10 hereto.

(o) **"DTC"** shall have the meaning given to it in Section 5 hereto.

(p) **"Fundamental Transaction"** shall have the meaning given to it in Section 6.

(q) **"Fully-Diluted Shares"** means, with respect to any date of determination, the aggregate of (A) the total number of shares of Common Stock outstanding as of such date (including for the avoidance of doubt the total number of Common Stock equivalents as of such date to which any stock appreciation rights, phantom stock rights or other rights with equity or profit participation features relates), (B) the number of shares of Common Stock (including all such Common Stock equivalents) into which all Convertible Securities outstanding as of such date could be converted or exercised, and (C) the number of shares of Common Stock (including all such Common Stock equivalents) issuable upon exercise of all Options outstanding as of such date of exercise, divided by 0.4545.

(r) **"Holder"** or **"Holders"** means a holder of Series D-1.

(s) **"Junior Stock"** shall have the meaning given to it in Section 3 hereto.

(t) **"Liquidation Event"** means, whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Corporation and its Subsidiaries, taken as a whole.

(u) **"Liquidation Funds"** shall have the meaning given to it in Section 9 hereto.

(v) **"NRS"** shall have the meaning given to it in the preamble hereto.

(w) **"Options"** means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(x) **"Parity Stock"** shall have the meaning given to it in Section 3 hereto.

(y) **"Person"** means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(z) **"Principal Market"** means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, OTCPink, OTCQB, or OTCQX and any successor markets thereto.

(aa) **"Restricted Shares"** means shares of the Corporation's Common Stock which are restricted from being transferred by the Holder thereof unless the transfer is effected in compliance with the Securities Act and applicable state securities laws (including investment suitability standards, which shares shall bear the following restrictive legend (or one substantially similar)): "***The securities represented by this certificate have not been registered under the Securities Act of 1933 or any state securities act. The securities have been acquired for investment and may not be sold, transferred, pledged or hypothecated unless (i) they shall have been registered under the Securities Act of 1933 and any applicable state securities act, or (ii) the corporation shall have been furnished with an opinion of counsel, satisfactory to counsel for the corporation, that registration is not required under any such acts.***"

(bb) **"SEC"** means the Securities and Exchange Commission or the successor thereto.

(cc) **"Senior Preferred Stock"** shall have the meaning given to it in Section 3 hereto.

(dd) **"Series D-1"** shall have the meaning given to it in Section 2 hereto.

(ee) **"Series D-1 Certificates"** shall have the meaning given to it in Section 5 hereto.

(ff) **"Share Delivery Deadline"** shall have the meaning given to it in Section 5 hereto.

(gg) **"Shareholder Approval"** shall mean the approval of an amendment to the Corporation's Amended and Restated Articles of Incorporation to increase the number of shares of Common Stock authorized thereunder from 6,666,667 to 12,000,000,000 by a majority of the votes entitled to be cast thereon, whether presented at a special or annual meeting of shareholders of the Corporation and the subsequent filing of such amendment with the Secretary of State of the State of Nevada.

(hh) **"Stated Value"** shall mean $9,104.89 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the date which the Series D-1 are issued.

(ii) **"Subsidiary"** when used with respect to any Person, means any corporation or other organization, whether incorporated or unincorporated, of which (A) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person (through ownership of securities, by contract or otherwise) or (B) such Person or any subsidiary of such Person is a general partner of any general partnership or a manager of any limited liability company.

(jj) **"Trading Day"** means any day on which the Common Stock is eligible to be traded on the Principal Market or securities market on which the Common Stock is then traded, provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., Eastern time) unless such day is otherwise designated as a Trading Day in writing by the Holder.

(kk) **"Transfer Agent"** shall have the meaning given to it in Section 5 hereto.

2. Designation and Number of Shares. There shall hereby be created and established a series of preferred stock of the Corporation designated as "Series D-1 Convertible Preferred Stock" (the "**Series D-1**"). The authorized number of Series D-1 shall be One Thousand (1,000) shares. Each share of Series D-1 shall have a par value of $0.0001.

3. Ranking. Until such time as the holders of at least a majority of the outstanding Series D-1, expressly consent to the creation of Parity Stock or Senior Preferred Stock (each as defined below) in accordance with Section 15, the Series D-1 shall rank pari passu with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation with the Series C Convertible Preferred Stock of the Corporation

and the Series D-2 Convertible Preferred Stock of the Corporation (the "**Parity Stock**"), and all other shares of capital stock of the Corporation shall be junior in rank to all Series D-1 with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation (such junior stock is referred to herein collectively as "**Junior Stock**"). The rights of all such Junior Stock shall be subject to the rights, powers, preferences and privileges of the Series D-1. Without limiting any other provision of this Certificate of Designations, the Corporation shall not hereafter authorize or issue any additional or other shares of capital stock that is (i) of senior rank to the Series D-1 in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation (collectively, the "**Senior Preferred Stock**"), (ii) Parity Stock other than the Series C Convertible Preferred Stock and Series D-2 Convertible Preferred Stock or (iii) any Junior Stock having a maturity date (or any other date requiring redemption or repayment of such shares of Junior Stock) that is prior to the date no Series D-1 remain outstanding.

4. Dividends and Distributions. Each Holder of Series D-1 shall be entitled to receive dividends or distributions on each share of Series D-1 on an "as converted" into Common Stock basis as provided in Section 5 hereof when and if dividends are declared on the Common Stock by the Board of Directors. Dividends shall be paid in cash or property, as determined by the Board of Directors.

5. Conversion.

(a) Upon the terms and in the manner set forth in this Section 5, each share of the Series D-1 Preferred Stock will automatically convert on the Approval Date (such date, the "**Conversion Date**") into a number of fully-paid and non-assessable shares of Common Stock determined by multiplying all the of Series D-1 Preferred Stock outstanding by the Conversion Rate in effect on the Conversion Date (such shares of Common Stock issuable upon Conversion, the "**Conversion Shares**").

(b) As promptly as practicable after the Conversion Date, the Corporation shall provide notice of the conversion (the "**Conversion Notice**") to each Holder stating the Conversion Date, the number of shares of Common Stock to be issued upon conversion of each share of Series D-1 held of record by such Holder and subject to conversion and the place or places where certificates representing shares of Series D-1 Preferred Stock are to be surrendered for issuance of shares of Common Stock if such shares are not held in book-entry. As promptly as practicable after receipt of the Conversion Notice from the Corporation, (i) if any Holder holds its shares of Series D-1 in certificated form, then such Holder shall surrender to a nationally recognized overnight delivery service for delivery to the Corporation the original certificates representing the Series D-1 (the "**Series D-1 Certificates**") so converted as aforesaid (or an indemnification undertaking with respect to the Series D-1 in the case of its loss, theft or destruction as contemplated by Section 12) and (ii) all Holders must send a copy of the executed delivery notice in the form attached hereto as **Exhibit I** (the "**Delivery Notice**"). On or before the first Trading Day following the date of receipt of a Series D-1 Certificate, if any, and Delivery Notice from a Holder, the Corporation shall transmit by electronic mail an acknowledgment of confirmation, in the form attached hereto as **Exhibit II**, of receipt of such Series D-1 Certificate, if any, and Delivery Notice to such Holder and the Corporation's transfer agent (the "**Transfer**

Agent"), which confirmation shall constitute an instruction to the Transfer Agent to issue the Conversion Shares such Holder is entitled. On or before the third Trading Day following the date of receipt of a Delivery Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable Conversion Date of such Conversion Shares) (the "**Share Delivery Deadline**"), the Corporation shall (1) provided that the Transfer Agent is participating in The Depository Trust Corporation's ("**DTC**") Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder's or its designee's balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the address as specified in such Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of shares of Common Stock to which such Holder shall be entitled. Unless the Conversion Shares are covered by a valid and effective registration under the Securities Act, such shares shall be issued as Restricted Shares. Notwithstanding the above, if requested by the Holder, the Corporation shall cause its counsel at the Corporation's expense to issue any necessary legal opinion (to the extent lawful) in order to permit sales of the Common Stock pursuant to Rule 144 under the Securities Act or under another applicable exemption from the registration requirements; provided that (i) an exemption under Rule 144 under the Securities Act or another applicable exemption from the registration requirements is available with respect to such shares, and (ii) the Holder provides the Corporation and the legal counsel providing the necessary opinion with such representations and other related information reasonably requested in order for such legal counsel to issue the legal opinion.

(c) The Holder shall be deemed to have become a shareholder of record on the Conversion Date. Immediately upon conversion, the rights of the Holders as such with respect to the Series D-1 so converted shall cease and the persons entitled to receive the shares of Common Stock upon the conversion of such shares of Series D-1 shall be treated for all purposes as having become the record and beneficial owners of such shares of Common Stock. If any shares of Series D-1 shall be reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series D-1.

(d) If any Conversion of Series D-1 would result in the issuance of a fractional share of Common Stock to any Holder, such fractional share shall be payable in cash based upon the market value of the Common Stock on the Principal Market prior to the date of Conversion and the number of shares of Common Stock issuable upon Conversion of the Series D-1 Preferred Stock shall be the next lower whole number of shares. If the Corporation elects not to, or is unable to, make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(e) The issuance of certificates for shares of Common Stock upon Conversion of the Series pursuant to Section 5 shall be made without payment of additional consideration by, or other charge, cost or tax to, the Holder in respect thereof.

6. Rights Upon Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a "**Corporate Event**"), the Corporation shall make appropriate provision to insure that each Holder will thereafter have the right to receive upon a conversion of all the Series D-1 held by such Holder (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which such Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of the Series D-1 contained in this Certificate of Designations) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as such Holder would have been entitled to receive had the Series D-1 held by such Holder initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. The provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder. The provisions of this Section 6 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion of the Series D-1 contained in this Certificate of Designations. "**Fundamental Transaction**" means the occurrence of the Corporation (i) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (A) consolidating or merging with or into (whether or not the Corporation is the surviving corporation) another Person, (B) selling, assigning, transferring, conveying or otherwise disposing of all or substantially all of the properties or assets of the Corporation or any of its "significant subsidiaries" (as defined in Rule 1-02 of Regulation S-X) to one or more Persons, (C) making, or allowing one or more Persons to make, or allowing the Corporation to be subject to or have its Common Stock be subject to or party to one or more Persons making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Persons making or party to, or Affiliated with any Persons making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Persons making or party to, or Affiliated with any Person making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, (D) consummating a stock or share purchase agreement or other business combination (including a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Persons whereby all such Persons, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Persons making or party to, or Affiliated with any Persons making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Persons become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (E) reorganize, recapitalize or reclassify its Common Stock.

7. Noncircumvention. The Corporation hereby covenants and agrees that the Corporation will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations, and will at all times in good faith carry out all the provisions of this Certificate of Designations and take all action as may be required to protect the rights of the Holders. Without limiting the generality of the foregoing or any other provision of this Certificate of Designations, the Corporation (a) shall not increase the par value of any shares of Common Stock receivable upon the conversion of any Series D-1 above the Conversion Rate then in effect and (b) shall take all such actions as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of Series D-1.

8. Voting Rights. Each Holder shall be entitled to the whole number of votes equal to the number of shares of Common Stock into which such holder's Series D-1 would be convertible on the record date for the vote or consent of stockholders, and shall otherwise have voting rights and powers equal to the voting rights and powers of the Common Stock. To the extent that under the NRS the vote of the holders of the Series D-1, voting separately as a class or series as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of a majority of the shares of the outstanding Series D-1, shall constitute the approval of such action by both the class or the series, as applicable (except as otherwise may be required under the NRS). To the extent that under the NRS holders of the Series D-1 are entitled to vote on a matter with holders of shares of Common Stock, voting together as one class, each share of Series D-1 shall entitle the holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible using the record date for determining the stockholders of the Corporation eligible to vote on such matters as the date as of which the Conversion Rate is calculated. Holders of the Series D-1 shall be entitled to written notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders) with respect to which they would be entitled by vote, which notice would be provided pursuant to the Corporation's Bylaws and the NRS. As long as any shares of Series D-1 are outstanding, the Corporation shall not, without the affirmative vote of the Holders of all the then outstanding shares of Series D-1, (a) alter or change adversely the powers, preferences or rights given to the Series D-1 or alter or amend this Certificate of Designations, (b) amend its articles of incorporation or other charter documents in any manner that adversely affects any rights of the Holder, or (c) enter into any agreement with respect to any of the foregoing.

9. Liquidation, Dissolution, Winding-Up. In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders (the "**Liquidation Funds**"), before any amount shall be paid to the holders of any of shares of Junior Stock, but pari passu with any Parity Stock then outstanding, an amount per share of Series D-1 equal to the greater of (A) the Stated Value of such Series D-1 on the date of such payment or (B) the amount per share such Holder would receive if such Holder converted such Series D-1 into Common Stock immediately prior to the date of such payment, provided that if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of Parity Stock, then each Holder and each holder of Parity Stock shall receive a percentage of the Liquidation Funds

equal to the full amount of Liquidation Funds payable to such Holder and such holder of Parity Stock as a liquidation preference, in accordance with their respective certificate of designations (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of Series D-1 and all holders of shares of Parity Stock. To the extent necessary, the Corporation shall cause such actions to be taken by each of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section 9. All the preferential amounts to be paid to the Holders under this Section shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Corporation to the holders of shares of Junior Stock in connection with a Liquidation Event as to which this Section 11 applies.

10. Distribution of Assets. If the Corporation shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the "**Distributions**"), then each Holder, as holders of Series D-1, will be entitled to such Distributions as if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series D-1 immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions.

11. Transfer of Series D-1. A Holder may transfer some or all of its Series D-1 without the consent of the Corporation, subject to compliance with Section 5 of the Securities Act of 1933.

12. Form of Security. The Series D-1 shall be issued as book-entry securities directly registered in the Holder's name on the Corporation's books and records or, if requested by any Holder of the Series D-1, such holder's shares may be issued in certificated form.

13. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit any Holder's right to pursue actual and consequential damages for any failure by the Corporation to comply with the terms of this Certificate of Designations. The Corporation covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by a Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees that, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Corporation shall provide all

information and documentation to a Holder that is requested by such Holder to enable such Holder to confirm the Corporation's compliance with the terms and conditions of this Certificate of Designations.

14. Attorneys Fees. If (i) any shares of Series D-1 are placed in the hands of an attorney to enforce the provisions of this Certificate of Designations or (ii) there occurs any bankruptcy, reorganization, receivership of the Corporation or other proceedings affecting Corporation creditors' rights and involving a claim under this Certificate of Designations, then the Corporation shall pay the costs incurred by such Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including attorneys' fees and disbursements.

15. Construction; Headings. This Certificate of Designations shall be deemed to be jointly drafted by the Corporation and the Holders and shall not be construed against any such Person as the drafter hereof. The headings of this Certificate of Designations are for convenience of reference and shall not form part of, or affect the interpretation of, this Certificate of Designations. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms "including," "includes," "include" and words of like import shall be construed broadly as if followed by the words "without limitation." The terms "herein," "hereunder," "hereof" and words of like import refer to this entire Certificate of Designations instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Certificate of Designations.

16. Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. This Certificate of Designations shall be deemed to be jointly drafted by the Corporation and all Holders and shall not be construed against any Person as the drafter hereof.

17. Governing Law; Exclusive Jurisdiction. This Certificate of Designations shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Certificate of Designations shall be governed by, the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada. Except as otherwise required by this Certificate of Designations, the Corporation hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained

herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Holder from bringing suit or taking other legal action against the Corporation in any other jurisdiction to collect on the Corporation's obligations to such Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of such Holder. **The Corporation hereby irrevocably waives any right it may have to, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this Certificate of Designations or any transaction contemplated hereby.**

18. Severability. If any provision of this Certificate of Designations is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Certificate of Designations so long as this Certificate of Designations as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

19. Stockholder Matters; Amendment.

(a) Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Corporation pursuant to the NRS, the Articles of Incorporation, this Certificate of Designations or otherwise with respect to the issuance of Series D-1 may be effected by written consent of the Corporation's stockholders or at a duly called meeting of the Corporation's stockholders, all in accordance with the applicable rules and regulations of the NRS. This provision is intended to comply with the applicable sections of the NRS permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

(b) Amendment. This Certificate of Designations or any provision hereof (other than Section 5(d)) may be modified or amended or the provisions hereof waived with the written consent of the Corporation and the Holders of a majority of the Series D-1 currently outstanding. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

* * * * *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations of Series D-1 Convertible Preferred Stock of OncBioMune Pharmaceuticals, Inc. to be signed by its Chief Executive Officer on this   day of May, 2020.

ONCBIOMUNE PHARMACEUTICALS, INC.

By: ______________________________
Andrew Kucharchuk, Chief Executive Officer

EXHIBIT I

ONCBIOMUNE PHARMACEUTICALS, INC.
DELIVERY NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of the Series D-1 Convertible Preferred Stock of OncBioMune Pharmaceuticals, Inc. (the "**Certificate of Designations**"). In accordance with and pursuant to the Conversion Notice the Holder received from the Corporation, the Holder hereby directs the Corporation to:

Please issue the Common Stock into which the applicable Series D-1 are being converted to Holder, or for its benefit, as follows:

☐ Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to: ______________________________
____
____

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant: ______________________________
DTC Number: ______________________________
Account Number: ______________________________

Date: _____________ __, 2020

____
Name of Registered Holder

By: ______________________
Name:
Title:

Tax ID: ______________________
Facsimile: ______________________
E-mail Address: ______________________

EXHIBIT II

ACKNOWLEDGMENT

The Corporation hereby acknowledges this Delivery Notice and hereby directs West Coast Stock Transfer to issue ________________ shares of Common Stock in accordance with the Transfer Agent Instructions dated _____________, 20__ from the Corporation and acknowledged and agreed to by West Coast Stock Transfer.

ONCBIOMUNE PHARMACEUTICALS, INC.

By:______________________________

Name:

Title:

Ceo

Filed in the Office of	Business Number E0120782005-6
Barbara K. Cegavske	Filing Number 20200670259
Secretary of State State Of Nevada	Filed On 5/18/2020 3:06:00 PM
	Number of Pages 15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☒ Certificate of Designation
☐ Certificate of Amendment to Designation - Before Issuance of Class or Series
☐ Certificate of Amendment to Designation - After Issuance of Class or Series
☐ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: OncBioMune Pharmaceuticals, Inc. Entity or Nevada Business Identification Number (NVID): E0120782005-6
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing: SERIES D-2 CONVERTIBLE PREFERRED STOCK
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* Please see Certificate of Designation for Series D-2 Convertible Preferred Stock attached as Exhibit A.
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X [signature] Signature of Officer Date: May 14, 2020

* Attach additional page(s) if necessary
This form must be accompanied by appropriate fees.

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE SERIES D-2 CONVERTIBLE PREFERRED STOCK OF ONCBIOMUNE PHARMACEUTICALS, INC.

The undersigned, Andrew Kucharchuk, President and Chief Executive Officer of OncBioMune Pharmaceuticals, Inc. (the "**Corporation**"), a corporation organized and existing under Chapter 78 of the Nevada Revised Statues (the "**NRS**"), hereby does certify:

That pursuant to the authority expressly conferred upon the Board of Directors of the Corporation by the Corporation's Articles of Incorporation, as amended, and Section 78.315 of the NRS, the Board of Directors on April 28, 2020, adopted the following resolution determining it desirable and in the best interests of the Corporation and its shareholders for the Corporation to create a series of Four Thousand Three Hundred Sixty (4,360) shares of preferred stock designated as "Series D-2 Convertible Preferred Stock", none of which shares have been issued.

RESOLVED, that the Board of Directors designates the Series D-2 Convertible Preferred Stock and the number of shares constituting such series, and fixes the rights, powers, preferences, privileges and restrictions relating to such series in addition to any set forth in the Articles of Incorporation as follows:

TERMS OF SERIES D-2 CONVERTIBLE PREFERRED STOCK

1. Certain Defined Terms. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a) "**1934 Act**" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(b) "**Affiliate**" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that "control" of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(c) "**Approval Date**" means the first Trading Day following the receipt of Shareholder Approval.

(d) "**Certificate of Designations**" means this Certificate Of Designations, Preferences and Rights of the Series D-2 Convertible Preferred Stock of the Corporation.

(e) "**Common Stock**" means (i) the Corporation's shares of common stock, $0.0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(f) **"Conversion Date"** shall have the meaning given to it in Section 5 hereto.

(g) **"Conversion Notice"** shall have the meaning given to it in Section 5 hereto.

(h) **"Conversion Rate"** shall equal 10,000 shares of Common Stock to each share of Series D-2.

(i) **"Convertible Securities"** means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock

(j) **"Conversion Shares"** shall have the meaning given to it in Section 5 hereto.

(k) **"Corporate Event"** shall have the meaning given to it in Section 6 hereto.

(l) **"Corporation"** shall have the meaning given to it in the preamble hereto.

(m) **"Delivery Notice"** shall have the meaning given to it in Section 5 hereto.

(n) **"Distributions"** shall have the meaning given to it in Section 10 hereto.

(o) **"DTC"** shall have the meaning given to it in Section 5 hereto.

(p) **"Fundamental Transaction"** shall have the meaning given to it in Section 6.

(q) **"Holder"** or **"Holders"** means a holder of Series D-2.

(r) **"Junior Stock"** shall have the meaning given to it in Section 3 hereto.

(s) **"Liquidation Event"** means, whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Corporation and its Subsidiaries, taken as a whole.

(t) **"Liquidation Funds"** shall have the meaning given to it in Section 9 hereto.

(u) **"NRS"** shall have the meaning given to it in the preamble hereto.

(v) **"Options"** means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(w) **"Parity Stock"** shall have the meaning given to it in Section 3 hereto.

(x) **"Person"** means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(y) **"Principal Market"** means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, OTCPink, OTCQB, or OTCQX and any successor markets thereto.

(z) **"Restricted Shares"** means shares of the Corporation's Common Stock which are restricted from being transferred by the Holder thereof unless the transfer is effected in compliance with the Securities Act and applicable state securities laws (including investment suitability standards, which shares shall bear the following restrictive legend (or one substantially similar)): "***The securities represented by this certificate have not been registered under the Securities Act of 1933 or any state securities act. The securities have been acquired for investment and may not be sold, transferred, pledged or hypothecated unless (i) they shall have been registered under the Securities Act of 1933 and any applicable state securities act, or (ii) the corporation shall have been furnished with an opinion of counsel, satisfactory to counsel for the corporation, that registration is not required under any such acts.***"

(aa) **"SEC"** means the Securities and Exchange Commission or the successor thereto.

(bb) **"Senior Preferred Stock"** shall have the meaning given to it in Section 3 hereto.

(cc) **"Series D-2"** shall have the meaning given to it in Section 2 hereto.

(dd) **"Series D-2 Certificates"** shall have the meaning given to it in Section 5 hereto.

(ee) **"Share Delivery Deadline"** shall have the meaning given to it in Section 5 hereto.

(ff) **"Shareholder Approval"** shall mean the approval of an amendment to the Corporation's Amended and Restated Articles of Incorporation to increase the number of shares of Common Stock authorized thereunder from 6,666,667 to 12,000,000,000 by a majority of the votes entitled to be cast thereon, whether presented at a special or annual meeting of shareholders of the Corporation and the subsequent filing of such amendment with the Secretary of State of the State of Nevada.

(gg) **"Stated Value"** shall mean $500.00 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the date which the Series D-2 are issued.

(hh) **"Subsidiary"** when used with respect to any Person, means any corporation or other organization, whether incorporated or unincorporated, of which (A) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person (through ownership of securities, by contract or otherwise) or (B) such Person or any subsidiary of such Person is a general partner of any general partnership or a manager of any limited liability company.

(ii) **"Trading Day"** means any day on which the Common Stock is eligible to be traded on the Principal Market or securities market on which the Common Stock is then traded, provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., Eastern time) unless such day is otherwise designated as a Trading Day in writing by the Holder.

(jj) **"Transfer Agent"** shall have the meaning given to it in Section 5 hereto.

2. Designation and Number of Shares. There shall hereby be created and established a series of preferred stock of the Corporation designated as "Series D-2 Convertible Preferred Stock" (the "**Series D-2**"). The authorized number of Series D-2 shall be Four Thousand Three Hundred Sixty (4,360) shares. Each share of Series D-2 shall have a par value of $0.0001.

3. Ranking. Until such time as the holders of at least a majority of the outstanding Series D-2, expressly consent to the creation of Parity Stock or Senior Preferred Stock (each as defined below) in accordance with Section 15, the Series D-2 shall rank pari passu with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation with the Series C Convertible Preferred Stock and the Series D-1 Convertible Preferred Stock of the Corporation (the "**Parity Stock**"), and all other shares of capital stock of the Corporation shall be junior in rank to all Series D-2 with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation (such junior stock is referred to herein collectively as "**Junior Stock**"). The rights of all such Junior Stock shall be subject to the rights, powers, preferences and privileges of the Series D-2. Without limiting any other provision of this Certificate of Designations, the Corporation shall not hereafter authorize or issue any additional or other shares of capital stock that is (i) of senior rank to the Series D-2 in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation (collectively, the "**Senior Preferred Stock**"), (ii) Parity Stock other than the Series C Convertible Preferred Stock or (iii) any Junior Stock having a maturity date (or any other date requiring redemption or repayment of such shares of Junior Stock) that is prior to the date no Series D-2 remain outstanding.

4. Dividends and Distributions. Each Holder of Series D-2 shall be entitled to receive dividends or distributions on each share of Series D-2 on an "as converted" into Common Stock

basis as provided in Section 5 hereof when and if dividends are declared on the Common Stock by the Board of Directors. Dividends shall be paid in cash or property, as determined by the Board of Directors.

5. Conversion.

(a) Upon the terms and in the manner set forth in this Section 5, each outstanding share of the Series D-2 Preferred Stock will automatically convert on the Approval Date (such date, the "**Conversion Date**") into a number of fully-paid and non-assessable shares of Common Stock determined by multiplying such share of Series D-2 Preferred Stock by the Conversion Rate (such shares of Common Stock issuable upon Conversion, the "**Conversion Shares**").

(b) As promptly as practicable after the Conversion Date, the Corporation shall provide notice of the conversion (the "**Conversion Notice**") to each Holder stating the Conversion Date, the number of shares of Common Stock to be issued upon conversion of each share of Series D-2 held of record by such Holder and subject to conversion and the place or places where certificates representing shares of Series D-2 Preferred Stock are to be surrendered for issuance of shares of Common Stock if such shares are not held in book-entry. As promptly as practicable after receipt of the Conversion Notice from the Corporation, (i) if any Holder holds its shares of Series D-2 in certificated form, then such the Holder shall surrender to a nationally recognized overnight delivery service for delivery to the Corporation the original certificates representing the Series D-2 (the "**Series D-2 Certificates**") so converted as aforesaid (or an indemnification undertaking with respect to the Series D-2 in the case of its loss, theft or destruction as contemplated by Section 12) and (ii) all Holders must send a copy of the executed delivery notice in the form attached hereto as **Exhibit I** (the "**Delivery Notice**"). On or before the first Trading Day following the date of receipt of a Series D-2 Certificate, if any, and Delivery Notice from a Holder, the Corporation shall transmit by electronic mail an acknowledgment of confirmation, in the form attached hereto as **Exhibit II**, of receipt of such Series D-2 Certificate, if any, and Delivery Notice to such Holder and the Corporation's transfer agent (the "**Transfer Agent**"), which confirmation shall constitute an instruction to the Transfer Agent to issue the Conversion Shares such Holder is entitled. On or before the third Trading Day following the date of receipt of a Delivery Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable Conversion Date of such Conversion Shares) (the "**Share Delivery Deadline**"), the Corporation shall (1) provided that the Transfer Agent is participating in The Depository Trust Corporation's ("**DTC**") Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder's or its designee's balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the address as specified in such Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of shares of Common Stock to which such Holder shall be entitled. Unless the Conversion Shares are covered by a valid and effective registration under the Securities Act, such shares shall be issued as Restricted Shares. Notwithstanding the above, if requested by the Holder, the

Corporation shall cause its counsel at the Corporation's expense to issue any necessary legal opinion (to the extent lawful) in order to permit sales of the Common Stock pursuant to Rule 144 under the Securities Act or under another applicable exemption from the registration requirements; provided that (i) an exemption under Rule 144 under the Securities Act or another applicable exemption from the registration requirements is available with respect to such shares, and (ii) the Holder provides the Corporation and the legal counsel providing the necessary opinion with such representations and other related information reasonably requested in order for such legal counsel to issue the legal opinion.

(c) The Holder shall be deemed to have become a shareholder of record on the Conversion Date. Immediately upon conversion, the rights of the Holders as such with respect to the Series D-2 so converted shall cease and the persons entitled to receive the shares of Common Stock upon the conversion of such shares of Series D-2 shall be treated for all purposes as having become the record and beneficial owners of such shares of Common Stock.

(d) If any Conversion of Series D-2 would result in the issuance of a fractional share of Common Stock to any Holder, such fractional share shall be payable in cash based upon the market value of the Common Stock on the Principal Market prior to the date of Conversion and the number of shares of Common Stock issuable upon Conversion of the Series D-2 Preferred Stock shall be the next lower whole number of shares. If the Corporation elects not to, or is unable to, make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(e) The issuance of certificates for shares of Common Stock upon Conversion of the Series pursuant to Section 5 shall be made without payment of additional consideration by, or other charge, cost or tax to, the Holder in respect thereof.

6. Rights Upon Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a "**Corporate Event**"), the Corporation shall make appropriate provision to insure that each Holder will thereafter have the right to receive upon a conversion of all the Series D-2 held by such Holder (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which such Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of the Series D-2 contained in this Certificate of Designations) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as such Holder would have been entitled to receive had the Series D-2 held by such Holder initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. The provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder. The provisions of this Section 6 shall apply similarly and equally to successive

Corporate Events and shall be applied without regard to any limitations on the conversion of the Series D-2 contained in this Certificate of Designations. "**Fundamental Transaction**" means the occurrence of the Corporation (i) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (A) consolidating or merging with or into (whether or not the Corporation is the surviving corporation) another Person, (B) selling, assigning, transferring, conveying or otherwise disposing of all or substantially all of the properties or assets of the Corporation or any of its "significant subsidiaries" (as defined in Rule 1-02 of Regulation S-X) to one or more Persons, (C) making, or allowing one or more Persons to make, or allowing the Corporation to be subject to or have its Common Stock be subject to or party to one or more Persons making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Persons making or party to, or Affiliated with any Persons making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Persons making or party to, or Affiliated with any Person making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, (D) consummating a stock or share purchase agreement or other business combination (including a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Persons whereby all such Persons, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Persons making or party to, or Affiliated with any Persons making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Persons become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (E) reorganize, recapitalize or reclassify its Common Stock.

7. Noncircumvention. The Corporation hereby covenants and agrees that the Corporation will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations, and will at all times in good faith carry out all the provisions of this Certificate of Designations and take all action as may be required to protect the rights of the Holders. Without limiting the generality of the foregoing or any other provision of this Certificate of Designations, the Corporation (a) shall not increase the par value of any shares of Common Stock receivable upon the conversion of any Series D-2 above the Conversion Rate then in effect and (b) shall take all such actions as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of Series D-2.

8. Voting Rights. Each Holder shall be entitled to the whole number of votes equal to the number of shares of Common Stock into which such holder's Series D-2 would be convertible on the record date for the vote or consent of stockholders, and shall otherwise have voting rights and powers equal to the voting rights and powers of the Common Stock. To the extent that under the NRS the vote of the holders of the Series D-2, voting separately as a class or series as

applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of a majority of the shares of the outstanding Series D-2, shall constitute the approval of such action by both the class or the series, as applicable (except as otherwise may be required under the NRS). Holders of the Series D-2 shall be entitled to written notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders) with respect to which they would be entitled by vote, which notice would be provided pursuant to the Corporation's Bylaws and the NRS.

9. Liquidation, Dissolution, Winding-Up. In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders (the **"Liquidation Funds"**), before any amount shall be paid to the holders of any of shares of Junior Stock, but pari passu with any Parity Stock then outstanding, an amount per share of Series D-2 equal to the greater of (A) the Stated Value of such Series D-2 on the date of such payment or (B) the amount per share such Holder would receive if such Holder converted such Series D-2 into Common Stock immediately prior to the date of such payment, provided that if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of Parity Stock, then each Holder and each holder of Parity Stock shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder and such holder of Parity Stock as a liquidation preference, in accordance with their respective certificate of designations (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of Series D-2 and all holders of shares of Parity Stock. To the extent necessary, the Corporation shall cause such actions to be taken by each of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section 9. All the preferential amounts to be paid to the Holders under this Section shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Corporation to the holders of shares of Junior Stock in connection with a Liquidation Event as to which this Section 11 applies.

10. Distribution of Assets. If the Corporation shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the **"Distributions"**), then each Holder, as holders of Series D-2, will be entitled to such Distributions as if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series D-2 immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions.

11. Transfer of Series D-2. A Holder may transfer some or all of its Series D-2 without the consent of the Corporation, subject to compliance with Section 5 of the Securities Act of 1933.

12. Form of Security. The Series D-2 shall be issued as book-entry securities directly registered in the stockholder's name on the Corporation's books and records or, if requested by any holder of the Series D-2, such holder's shares may be issued in certificated form.

13. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit any Holder's right to pursue actual and consequential damages for any failure by the Corporation to comply with the terms of this Certificate of Designations. The Corporation covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by a Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees that, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Corporation shall provide all information and documentation to a Holder that is requested by such Holder to enable such Holder to confirm the Corporation's compliance with the terms and conditions of this Certificate of Designations.

14. Attorneys Fees. If (i) any shares of Series D-2 are placed in the hands of an attorney to enforce the provisions of this Certificate of Designations or (ii) there occurs any bankruptcy, reorganization, receivership of the Corporation or other proceedings affecting Corporation creditors' rights and involving a claim under this Certificate of Designations, then the Corporation shall pay the costs incurred by such Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including attorneys' fees and disbursements.

15. Construction; Headings. This Certificate of Designations shall be deemed to be jointly drafted by the Corporation and the Holders and shall not be construed against any such Person as the drafter hereof. The headings of this Certificate of Designations are for convenience of reference and shall not form part of, or affect the interpretation of, this Certificate of Designations. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms "including," "includes," "include" and words of like import shall be construed broadly as if followed by the words "without limitation." The terms "herein," "hereunder," "hereof" and words of like import refer to this entire Certificate of Designations instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Certificate of Designations.

16. Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing

and signed by an authorized representative of the waiving party. This Certificate of Designations shall be deemed to be jointly drafted by the Corporation and all Holders and shall not be construed against any Person as the drafter hereof.

17. Governing Law; Exclusive Jurisdiction. This Certificate of Designations shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Certificate of Designations shall be governed by, the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada. Except as otherwise required by this Certificate of Designations, the Corporation hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Holder from bringing suit or taking other legal action against the Corporation in any other jurisdiction to collect on the Corporation's obligations to such Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of such Holder. **The Corporation hereby irrevocably waives any right it may have to, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this Certificate of Designations or any transaction contemplated hereby.**

18. Severability. If any provision of this Certificate of Designations is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Certificate of Designations so long as this Certificate of Designations as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

19. Stockholder Matters; Amendment.

(a) Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Corporation pursuant to the NRS, the Articles of Incorporation, this Certificate of Designations or otherwise with respect to the issuance of

Series D-2 may be effected by written consent of the Corporation's stockholders or at a duly called meeting of the Corporation's stockholders, all in accordance with the applicable rules and regulations of the NRS. This provision is intended to comply with the applicable sections of the NRS permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

(b) Amendment. This Certificate of Designations or any provision hereof (other than Section 5(d)) may be modified or amended or the provisions hereof waived with the written consent of the Corporation and the Holders of a majority of the Series D-2 currently outstanding. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

* * * * *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations of Series D-2 Convertible Preferred Stock of OncBioMune Pharmaceuticals, Inc. to be signed by its Chief Executive Officer on this th day of May, 2020.

ONCBIOMUNE PHARMACEUTICALS, INC.

By: ______________________
Andrew Kucharchuk, Chief Executive Officer

EXHIBIT I

ONCBIOMUNE PHARMACEUTICALS, INC.
DELIVERY NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of the Series D-2 Convertible Preferred Stock of OncBioMune Pharmaceuticals, Inc. (the "**Certificate of Designations**"). In accordance with and pursuant to the Conversion Notice the Holder received from the Corporation, the Holder hereby directs the Corporation to:

Please issue the Common Stock into which the applicable Series D-2 are being converted to Holder, or for its benefit, as follows:

☐ Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to: ______________________________
____
____

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant: ______________________________
DTC Number: ______________________________
Account Number: ______________________________

Date: _____________ __, 2020

____
Name of Registered Holder

By: ______________________
Name:
Title:

Tax ID:____________________
Facsimile:__________________
E-mail Address: ________________

EXHIBIT II

ACKNOWLEDGMENT

The Corporation hereby acknowledges this Delivery Notice and hereby directs West Coast Stock Transfer to issue ________________ shares of Common Stock in accordance with the Transfer Agent Instructions dated ____________, 20__ from the Corporation and acknowledged and agreed to by West Coast Stock Transfer.

ONCBIOMUNE PHARMACEUTICALS, INC.

By:______________________________
Name:
Title:

Filed in the Office of	Business Number E0120782005-6
Barbara K. Cegavske	Filing Number 20200670246
Secretary of State State Of Nevada	Filed On 5/18/2020 3:05:00 PM
	Number of Pages 32

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☒ **Certificate of Designation**
☐ **Certificate of Amendment to Designation - Before Issuance of Class or Series**
☐ **Certificate of Amendment to Designation - After Issuance of Class or Series**
☐ **Certificate of Withdrawal of Certificate of Designation**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: OncBioMune Pharmaceuticals, Inc. Entity or Nevada Business Identification Number (NVID): E0120782005-6
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing: SERIES C-1 CONVERTIBLE PREFERRED STOCK
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued.
	☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* Please see Certificate of Designation for Series C-1 Convertible Preferred Stock attached as Exhibit A.
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X [signature] Signature of Officer Date: May 14, 2020

* Attach additional page(s) if necessary

This form must be accompanied by appropriate fees.

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE SERIES C-1 CONVERTIBLE PREFERRED STOCK OF ONCBIOMUNE PHARMACEUTICALS, INC.

The undersigned, Andrew Kucharchuk, President and Chief Executive Officer of OncBioMune Pharmaceuticals, Inc. (the "**Corporation**"), a corporation organized and existing under Chapter 78 of the Nevada Revised Statues (the "**NRS**"), hereby does certify:

That pursuant to the authority expressly conferred upon the Board of Directors of the Corporation by the Corporation's Articles of Incorporation, as amended, and Section 78.315 of the NRS, the Board of Directors on April 28, 2020, adopted the following resolution determining it desirable and in the best interests of the Corporation and its shareholders for the Corporation to create a series of Three Thousand (3,000) shares of preferred stock designated as "Series C-1 Convertible Preferred Stock", none of which shares have been issued.

RESOLVED, that the Board of Directors designates the Series C-1 Convertible Preferred Stock and the number of shares constituting such series, and fixes the rights, powers, preferences, privileges and restrictions relating to such series in addition to any set forth in the Articles of Incorporation as follows:

TERMS OF SERIES C-1 CONVERTIBLE PREFERRED STOCK

1. Certain Defined Terms. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a) "**1934 Act**" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(b) "**Additional Amount**" means, as of the applicable date of determination, with respect to each share of Series C-1, all dividends, whether declared or not, on such share of Series C-1.

(c) "**Affiliate**" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that "control" of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(d) "**Authorized Failure Shares**" shall have the meaning given to it in Section 12 hereto.

(e) "**Authorized Share Allocation**" shall have the meaning given to it in Section 12 hereto.

(f) **"Authorized Share Failure"** shall have the meaning given to it in Section 12 hereto.

(g) **"Buy-In Price"** shall have the meaning given to it in Section 5 hereto.

(h) **"Cavalry"** shall have the meaning given to it in Section 3 hereto.

(i) **"Certificate of Designations"** means this Certificate Of Designations, Preferences and Rights of the Series C-1 Convertible Preferred Stock of the Corporation.

(j) **"Closing Sale Price"** means, for any security as of any date, (i) the last closing price for such security on the Principal Market, as reported by Bloomberg, or, (2) if the foregoing does not apply, the lowest reported sale price for such date on the Principal Market, or (3) fair market value as determined by the Board of Directors of the Company.

(k) **"Common Stock"** means (i) the Corporation's shares of common stock, $0.0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(l) **"Conversion Amount"** shall have the meaning given to it in Section 5 hereto.

(m) **"Conversion Date"** shall have the meaning given to it in Section 5 hereto.

(n) **"Conversion Failure"** shall have the meaning given to it in Section 5 hereto.

(o) **"Conversion Notice"** shall have the meaning given to it in Section 5 hereto.

(p) **"Conversion Price"** shall have the meaning given to it in Section 5 hereto.

(q) **"Conversion Rate"** shall have the meaning given to it in Section 5 hereto.

(r) **"Convertible Securities"** means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(s) **"Corporate Event"** shall have the meaning given to it in Section 7 hereto.

(t) **"Corporation"** shall have the meaning given to it in the preamble hereto.

(u) **"Dispute Submission Deadline"** shall have the meaning given to it in Section 22 hereto.

(v) **"Distributions"** shall have the meaning given to it in Section 14 hereto.

(w) **"DTC"** shall have the meaning given to it in Section 5 hereto.

(x) **"Excess Shares"** shall have the meaning given to it in Section 5 hereto.

(y) **"Exchange Agreements"** means those certain Exchange Agreements by and among the Corporation and the holders of Series C-1, effective as of the Initial Issuance Date, as may be amended from time in accordance with the terms thereof.

(z) **"Fundamental Transaction"** shall have the meaning given to it in Section 7.

(aa) **"Holder"** or **"Holders"** means a holder of Series C-1.

(bb) **"Initial Issuance Date"** means the date the first share of Series C-1 is issued to any Holder hereof.

(cc) **"Junior Stock"** shall have the meaning given to it in Section 3 hereto.

(dd) **"Liquidation Event"** means, whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Corporation and its Subsidiaries, taken as a whole.

(ee) **"Liquidation Funds"** shall have the meaning given to it in Section 13 hereto.

(ff) **"Maximum Percentage"** shall have the meaning given to it in Section 5 hereto.

(gg) **"NRS"** shall have the meaning given to it in the preamble hereto.

(hh) **"Options"** means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(ii) **"Parity Stock"** shall have the meaning given to it in Section 3 hereto.

(jj) **"Person"** means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(kk) **"Principal Market"** means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, OTCPink, OTCQB, or OTCQX and any successor markets thereto.

(ll) **"Purchase Rights"** shall have the meaning given to it in Section 7 hereto.

(mm) **"Register"** shall have the meaning given to it in Section 5 hereto.

(nn) **"Registered Series C-1"** shall have the meaning given to it in Section 5 hereto.

(oo) **"Reported Outstanding Share Number"** shall have the meaning given to it in Section 5 hereto.

(pp) **"Required Dispute Documentation"** shall have the meaning given to it in Section 22 hereto.

(qq) **"Required Holder"** shall have the meaning given to it in Section 3 hereto.

(rr) **"Required Reserve Amount"** shall have the meaning given to it in Section 12 hereto.

(ss) **"SEC"** means the Securities and Exchange Commission or the successor thereto.

(tt) **"Senior Preferred Stock"** shall have the meaning given to it in Section 3 hereto.

(uu) **"Series C-1"** shall have the meaning given to it in Section 2 hereto.

(vv) **"Series C-1 Certificates"** shall have the meaning given to it in Section 5 hereto.

(ww) **"Share Delivery Deadline"** shall have the meaning given to it in Section 5 hereto.

(xx) **"Stated Value"** shall mean $4,128.42 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the Initial Issuance Date with respect to the Series C-1.

(yy) **"Subsidiary"** when used with respect to any Person, means any corporation or other organization, whether incorporated or unincorporated, of which (A) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person (through ownership of securities, by contract or otherwise) or (B) such Person or any subsidiary of such Person is a general partner of any general partnership or a manager of any limited liability company.

(zz) **"Trading Day"** means any day on which the Common Stock is eligible to be traded on the Principal Market or securities market on which the Common Stock is then

traded, provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., Eastern time) unless such day is otherwise designated as a Trading Day in writing by the Holder.

(aaa) "**Transaction Documents**" means the Exchange Agreements, this Certificate of Designations, and each of the other agreements and instruments entered into or delivered by the Corporation in connection with the transactions contemplated by the Exchange Agreements, all as may be amended from time to time in accordance with the terms thereof.

(bbb) "**Transfer Agent**" shall have the meaning given to it in Section 5 hereto.

(ccc) "**Triggering Event**" shall have the meaning given to it in Section 6 hereto.

(ddd) "**Triggering Event Conversion**" shall have the meaning given to it in Section 5 hereto.

(eee) "**Triggering Event Conversion Amount**" shall have the meaning given to it in Section 5 hereto.

(fff) "**Triggering Event Conversion Date**" shall have the meaning given to it in Section 5 hereto.

(ggg) "**Triggering Event Conversion Price**" means while a Triggering Event is in effect 80% of the prior Conversion Price.

(hhh) "**Triggering Event Notice**" shall have the meaning given to it in Section 6 hereto.

(iii) "**Triggering Event Right Commencement Date**" shall have the meaning given to it in Section 6 hereto.

(jjj) "**Triggering Event Right Expiration Date**" shall have the meaning given to it in Section 6 hereto.

2. Designation and Number of Shares. There shall hereby be created and established a series of preferred stock of the Corporation designated as "Series C-1 Convertible Preferred Stock" (the "**Series C-1**"). The authorized number of Series C-1 shall be Three Thousand (3,000) shares. Each share of Series C-1 shall have a par value of $0.0001.

3. Ranking. Until such time as the holders of at least a majority of the outstanding Series C-1, which shall include Cavalry Fund I LP ("**Cavalry**") as long as it owns at least 5% of the Series C-1 (the "**Required Holder**"), expressly consent to the creation of Parity Stock or Senior

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Preferred Stock (each as defined below) in accordance with Section 15, the Series C-1 shall rank pari passu with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation with the Series D-1 Convertible Preferred Stock of the Corporation and the Series D-2 Convertible Preferred Stock of the Corporation (the **"Parity Stock"**) , and all other shares of capital stock of the Corporation shall be junior in rank to all Series C-1 with respect to the preferences as to dividends (except for the Common Stock, which shall be pari passu as provided in Section 4), distributions and payments upon the liquidation, dissolution and winding up of the Corporation (such junior stock is referred to herein collectively as **"Junior Stock"**). The rights of all such Junior Stock shall be subject to the rights, powers, preferences and privileges of the Series C-1. Without limiting any other provision of this Certificate of Designations, without the prior express consent of the Required Holder, the Corporation shall not hereafter authorize or issue any additional or other shares of capital stock that is (i) of senior rank to the Series C-1 in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation (collectively, the **"Senior Preferred Stock"**), or (ii) Parity Stock. Except as provided for herein, in the event of the merger or consolidation of the Corporation into another corporation, the Series C-1 shall maintain their relative rights, powers, designations, privileges and preferences provided for herein for a period of at least two years following such merger or consolidation and no such merger or consolidation shall cause result inconsistent therewith.

4. Dividends and Distributions. Each Holder of Series C-1 shall be entitled to receive dividends or distributions on each share of Series C-1 on an "as converted" into Common Stock basis as provided in Section 5 hereof when and if dividends are declared on the Common Stock by the Board of Directors. Dividends shall be paid in cash or property, as determined by the Board of Directors.

5. Conversion. At any time after the Initial Issuance Date, each share of Series C-1 shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock, on the terms and conditions set forth in this Section 5.

(a) Holder's Conversion Right. Subject to the provisions of Section 5(d), at any time or times on or after the Initial Issuance Date, each Holder shall be entitled to convert any portion of the outstanding Series C-1 held by such Holder into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 5(c) at the Conversion Rate (as defined below). The Corporation shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Corporation shall round such fraction of a share of Common Stock up to the nearest whole share. The Corporation shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including fees and expenses of the Transfer Agent (as defined below)) that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount (as defined below).

(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any share of Series C-1 pursuant to Section 5(a) shall be determined by dividing (x) the Conversion Amount of such share of Series C-1 by (y) the Conversion

Price (the "**Conversion Rate**"):

(i) "**Conversion Amount**" means, with respect to each share of Series C-1, as of the applicable date of determination, the sum of (1) the Stated Value thereof plus (2) the Additional Amount thereon.

(ii) "**Conversion Price**" means, with respect to each share of Series C-1, as of any Conversion Date or other date of determination, $0.0275, subject to adjustment as provided herein including by the existence of a Triggering Event Conversion Price.

(c) Mechanics of Conversion. The conversion of each share of Series C-1 shall be conducted in the following manner:

(i) Optional Conversion. To convert a share of Series C-1 into shares of Common Stock on any date after the Initial Issuance Date (a "**Conversion Date**"), a Holder shall deliver, via electronic mail or otherwise, for receipt on or prior to 11:59 p.m., Eastern time, on such date, a copy of an executed notice of conversion of the share(s) of Series C-1 subject to such conversion in the form attached hereto as **Exhibit I** (the "**Conversion Notice**") to the Corporation. If required by Section 5(c)(iii), within three Trading Days following a conversion of any such Series C-1 as aforesaid, such Holder shall surrender to a nationally recognized overnight delivery service for delivery to the Corporation the original certificates representing the Series C-1 (the "**Series C-1 Certificates**") so converted as aforesaid (or an indemnification undertaking with respect to the Series C-1 in the case of its loss, theft or destruction as contemplated by Section 17). On or before the first Trading Day following the date of receipt of a Conversion Notice, the Corporation shall transmit by electronic mail an acknowledgment of confirmation, in the form attached hereto as **Exhibit II**, of receipt of such Conversion Notice to such Holder and the Corporation's transfer agent (the "**Transfer Agent**"), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the second Trading Day following the date of receipt of a Conversion Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule, regulation, Trading Market Rule or other customary applicable policy for the settlement of a trade initiated on the applicable Conversion Date of such shares of Common Stock issuable pursuant to such Conversion Notice) (the "**Share Delivery Deadline**"), the Corporation shall (1) provided that the Transfer Agent is participating in The Depository Trust Corporation's ("**DTC**") Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder's or its designee's balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the address as specified in such Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of shares of Common Stock to which such Holder shall be entitled. If the number of Series C-1 represented by the Series C-1 Certificate(s) submitted for conversion pursuant to

Section 5(c)(ii) is greater than the number of Series C-1 being converted, then the Corporation shall, as soon as practicable and in no event later than two Trading Days after receipt of the Series C-1 Certificate(s) and at its own expense, issue and deliver to such Holder (or its designee) a new Series C-1 Certificate (in accordance with Section 17(d)) representing the number of Series C-1 not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Series C-1 shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(ii) Corporation's Failure to Timely Convert. If the Corporation shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Deadline, to issue to such Holder a certificate for the number of shares of Common Stock to which such Holder is entitled and register such shares of Common Stock on the Corporation's share register or to credit such Holder's or its designee's balance account with DTC for such number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of any Conversion Amount (as the case may be) (a "**Conversion Failure**"), then, in addition to all other remedies available to such Holder, (X) the Corporation shall pay in cash to such Holder on each day after the Share Delivery Deadline and during such Conversion Failure an amount equal to 2% of the product of (A) the sum of the number of shares of Common Stock not issued to such Holder on or prior to the Share Delivery Deadline and to which such Holder is entitled, multiplied by (B) the closing price of the Common Stock on the applicable Conversion Date and ending on the applicable Share Delivery Deadline, and (Y) such Holder, upon written notice to the Corporation, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, all, or any portion, of such Series C-1 that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Corporation's obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 5(c)(i) or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Deadline the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, the Corporation shall fail to issue and deliver to such Holder (or its designee) a certificate and register such shares of Common Stock on the Corporation's share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, the Transfer Agent shall fail to credit the balance account of such Holder or such Holder's designee with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder's exercise hereunder or pursuant to the Corporation's obligation pursuant to clause (II) below and if on or after such Share Delivery Deadline such Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such conversion that such Holder so is entitled to receive from the Corporation, then, in addition to all other remedies available to such Holder, the Corporation shall, within two Trading Days after receipt of such Holder's request and in such Holder's discretion, either: (I) pay cash to such Holder in an amount equal to such Holder's total purchase price (including brokerage

commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including by any other Person in respect, or on behalf, of such Holder) (the "**Buy-In Price**"), at which point the Corporation's obligation to so issue and deliver such certificate or credit such Holder's balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (II) promptly honor its obligation to so issue and deliver to such Holder a certificate or certificates representing such shares of Common Stock or credit such Holder's balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion hereunder (as the case may be) and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock to which such Holder is entitled multiplied by (y) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (ii).

(iii) Registration; Book-Entry. The Corporation shall maintain a register (the "**Register**") for the recordation of the names and addresses of the Holders of each share of Series C-1 and the Stated Value of the Series C-1 (the "**Registered Series C-1**"). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Corporation and each Holder of the Series C-1 shall treat each Person whose name is recorded in the Register as the owner of a share of Series C-1 for all purposes (including the right to receive payments and dividends hereunder) notwithstanding notice to the contrary. A registered share of Series C-1 may be assigned, transferred or sold only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign, transfer or sell one or more Registered Series C-1 by such Holder thereof, the Corporation shall record the information contained therein in the Register and issue one or more new shares of Series C-1 in the same aggregate Stated Value as the Stated Value of the surrendered Series C-1 to the designated assignee or transferee pursuant to Section 17, provided that if the Corporation does not so record an assignment, transfer or sale (as the case may be) of such Series C-1 shares within two Trading Days of such a request, then the Register shall be automatically deemed updated to reflect such assignment, transfer or sale (as the case may be). Notwithstanding anything to the contrary set forth in this Section 5, following conversion of any Series C-1 in accordance with the terms hereof, the applicable Holder shall not be required to physically surrender such Series C-1 to the Corporation unless (A) the full or remaining number of Series C-1 shares represented by the applicable Series C-1 Certificate are being converted (in which event such certificate(s) shall be delivered to the Corporation as contemplated by this Section 5(c)(ii)) or (B) such Holder has provided the Corporation with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Series C-1 upon physical surrender of the applicable Series C-1 Certificate. Each Holder and the Corporation shall maintain records showing the Stated Value and dividends converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other method, reasonably satisfactory

to such Holder and the Corporation, so as not to require physical surrender of a Series C-1 Certificate upon conversion. If the Corporation does not update the Register to record such Stated Value and dividends converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) within two Trading Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence. In the event of any dispute or discrepancy, such records of such Holder establishing the number of Series C-1 to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. A Holder and any transferee or assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Series C-1, the number of Series C-1 represented by such certificate may be less than the number of Series C-1 stated on the face thereof. Each Series C-1 Certificate shall bear the following legend:

> ANY TRANSFEREE OR ASSIGNEE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION'S CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES C-1 CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 5(c)(ii) THEREOF. THE NUMBER OF SHARES OF SERIES C-1 CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES C-1 CONVERTIBLE PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 5(c)(ii) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES C-1 CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

(iv) Pro Rata Conversion; Disputes. In the event that the Corporation receives a Conversion Notice from more than one Holder for the same Conversion Date and the Corporation can convert some, but not all, of such Series C-1 submitted for conversion, the Corporation shall convert from each Holder electing to have Series C-1 converted on such date a pro rata amount of such Holder's Series C-1 submitted for conversion on such date based on the number of Series C-1 submitted for conversion on such date by such Holder relative to the aggregate number of Series C-1 submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to a Holder in connection with a conversion of Series C-1, the Corporation shall issue to such Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 22.

(d) Limitation on Beneficial Ownership. The Corporation shall not effect the conversion of any of the Series C-1 held by a Holder, and such Holder shall not have the right to convert any of the Series C-1 held by such Holder pursuant to the terms and

conditions of this Certificate of Designations and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, such Holder would beneficially own in excess of 4.99% (the "**Maximum Percentage**") of the shares of Common Stock outstanding immediately after giving effect to such conversion (which provision may be increased to a maximum of 9.9% by such Holder by written notice from such Holder to the Corporation, which notice shall be effective 61 calendar days after the date of such notice). For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder shall include the number of shares of Common Stock held by such Holder plus the number of shares of Common Stock issuable upon conversion of the Series C-1 with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Series C-1 beneficially owned by such Holder and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Corporation (including any convertible notes, convertible preferred stock or warrants) beneficially owned by such Holder subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 5(d). For purposes of this Section 5(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act and the Rules thereunder. For purposes of determining the number of outstanding shares of Common Stock a Holder may acquire upon the conversion of such Series C-1 without exceeding the Maximum Percentage, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Corporation's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Corporation or (z) any other written notice by the Corporation or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the "**Reported Outstanding Share Number**"). If the Corporation receives a Conversion Notice from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Corporation shall notify such Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause such Holder's beneficial ownership, as determined pursuant to this Section 5(d), to exceed the Maximum Percentage, such Holder must notify the Corporation of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of any Holder, the Corporation shall within one Trading Day confirm orally and in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including such Series C-1, by such Holder since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to a Holder upon conversion of such Series C-1 results in such Holder being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which such Holder's beneficial ownership exceeds the Maximum Percentage (the "**Excess Shares**") shall be deemed null and void and shall be cancelled ab initio, and such Holder shall not have the power to vote or to transfer the Excess Shares. For purposes

of clarity, the shares of Common Stock issuable to a Holder pursuant to the terms of this Certificate of Designations in excess of the Maximum Percentage shall not be deemed to be beneficially owned by such Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to convert such Series C-1 pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5(d) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 5(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The provisions of this Section 5(d) shall be of no further force or effect if the Holder participates in a subsequent transaction with the Corporation which results in the Holder beneficially owning in excess of 4.99% of the number of shares of the Common Stock outstanding which shall include securities convertible into Common Stock which do not contain a beneficial ownership limitation.

(e) Triggering Event Conversion.

(i) General. Subject to Section 5(d), at any time during the period commencing on the date of the occurrence of a Triggering Event (defined below in Section 6(a)) and ending on the date of the cure of such Triggering Event, a Holder may, at such Holder's option, by delivery of a Conversion Notice to the Corporation (the date of any such Conversion Notice, each an "**Triggering Event Conversion Date**"), convert all, or any number of Series C-1 (such Conversion Amount of the Series C-1 to be converted pursuant to this Section 5(e), the "**Triggering Event Conversion Amount**") into shares of Common Stock at the Triggering Event Conversion Price (each, a "**Triggering Event Conversion**").

(ii) Mechanics of Triggering Event Conversion. On or after any Triggering Event Conversion Date until the Triggering Event has been cured, a Holder may voluntarily convert any Triggering Event Conversion Amount pursuant to Section 5(b)(ii) (with the "**Triggering Event Conversion Price**" replacing the "Conversion Price" for all purposes hereunder with respect to such Triggering Event Conversion by designating in the Conversion Notice delivered pursuant to this Section 5(e) of this Certificate of Designations that such Holder is electing to use the Triggering Event Conversion Price for such conversion.

6. Triggering Events.

(a) Triggering Event. Each of the following events shall constitute a "**Triggering Event**":

(i) the Corporation does not meet the current public information requirements under Rule 144 in respect of the shares of Common Stock issuable upon conversion of the Series C-1;

(ii) the Corporation ceases to be subject to the periodic reporting provisions of the 1934 Act.

(iii) the suspension from trading or failure of the Common Stock to be trading or listed (as applicable) on a Principal Market for a period of ten consecutive Trading Days;

(iv) the Corporation's written notice to any holder of Series C-1, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Series C-1 into shares of Common Stock that is requested in accordance with the provisions of this Certificate of Designations, other than pursuant to Section 5(d) hereof;

(v) at any time following the 10th consecutive day that a Holder's Authorized Share Allocation (as defined in Section 12 below) is less than 125% of the number of shares of Common Stock that such Holder would be entitled to receive upon a conversion, in full, of all of the Series C-1 then held by such Holder (without regard to any limitations on conversion set forth in this Certificate of Designations);

(vi) the Corporation's failure to pay to any Holder any dividend on any dividend date declared by the Board or any other amount when and as due under this Certificate of Designations, the Exchange Agreements or any other Transaction Document (in each case, whether or not permitted pursuant to the NRS), except, in the case of a failure to pay dividends when and as due, in each such case only if such failure remains uncured for a period of at least ten Trading Days;

(vii) the Corporation either (A) fails to cure a Conversion Failure by delivery of the required number of shares of Common Stock within two Trading Days after the applicable Conversion Date on two or more occasions or (B) fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to such Holder upon conversion of any Series C-1 or as and when required by this Certificate of Designations unless otherwise then prohibited by applicable federal securities laws, and any such failure to remove the legend remains uncured for at least five Trading Days;

(viii) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Corporation or any Subsidiary which shall not be dismissed within thirty days of their initiation;

(ix) the commencement by the Corporation or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Corporation or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign

bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Corporation or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, the taking of corporate action by the Corporation or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(x) the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Corporation or any Subsidiary of an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Corporation or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Corporation or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Corporation or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs;

(xi) a final judgment or judgments for the payment of money in excess of $1,000,000 are rendered against the Corporation and/or any of its Subsidiaries and which judgments are not, within ten days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $1,000,000 amount set forth above so long as the Corporation provides each Holder a written statement from such insurer or indemnity provider (which written statement and indemnity provider shall be reasonably satisfactory to each Holder) to the effect that such judgment is covered by insurance or an indemnity and the Corporation or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within 10 days of the issuance of such judgment provided further that any judgment rendered on the Corporation as a result of successor liability or any other manner which is related to any litigation which was disclosed in writing by Avant Diagnostics, Inc. prior to its acquisition by the Corporation shall not be included in calculating the $1,000,000 amount set forth above;

(xii) other than as specifically set forth in another clause of this Section 6(a), the Corporation or any Subsidiary breaches any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or

other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of five consecutive Trading Days;

(xiii) a false or inaccurate certification (including a false or inaccurate deemed certification) by the Corporation as to whether any Triggering Event has occurred.

(b) Notice of a Triggering Event. Upon the occurrence of a Triggering Event with respect to the Series C-1, the Corporation shall within three Trading Days deliver written notice thereof via facsimile or electronic mail and overnight courier (with next day delivery specified) (an "**Triggering Event Notice**") to each Holder.

7. Rights Upon Issuance of Purchase Rights and Other Corporate Events.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 8 and 9 below, if at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the "**Purchase Rights**"), then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Series C-1 (without taking into account any limitations or restrictions on the convertibility of the Series C-1) held by such Holder immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that such Holder's right to participate in any such Purchase Right would result in such Holder exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance for such Holder until such time or times, if ever, as its right thereto would not result in such Holder exceeding the Maximum Percentage), at which time or times such Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation.

(b) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a "**Corporate Event**"), the Corporation shall make appropriate provision to insure that each Holder will thereafter have the right to receive upon a conversion of all the Series C-1 held by such Holder (i) in addition to the shares of Common Stock receivable upon such conversion, such securities

or other assets to which such Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of the Series C-1 contained in this Certificate of Designations) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as such Holder would have been entitled to receive had the Series C-1 held by such Holder initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. The provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder. The provisions of this Section 7 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion of the Series C-1 contained in this Certificate of Designations. "**Fundamental Transaction**" means the occurrence of the Corporation (i) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (A) consolidating or merging with or into (whether or not the Corporation is the surviving corporation) another Person, (B) selling, assigning, transferring, conveying or otherwise disposing of all or substantially all of the properties or assets of the Corporation or any of its "significant subsidiaries" (as defined in Rule 1-02 of Regulation S-X) to one or more Persons, (C) making, or allowing one or more Persons to make, or allowing the Corporation to be subject to or have its Common Stock be subject to or party to one or more Persons making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Persons making or party to, or affiliated with any Persons making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Persons making or party to, or affiliated with any Person making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, (D) consummating a stock or share purchase agreement or other business combination (including a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Persons whereby all such Persons, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Persons making or party to, or affiliated with any Persons making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Persons become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (E) reorganize, recapitalize or reclassify its Common Stock.

8. Price Protection. In the event the Corporation issues or sells any securities including Options or Convertible Securities, except for any Exempt Issuance (as hereinafter defined), at a price of or with an exercise or conversion price of less than the Conversion Price, then upon such issuance or sale, the Conversion Price shall be reduced to the sale price or the

exercise or conversion price of the securities issued or sold. "Exempt Issuance" shall mean any sale or issuance by the Company of its Common Stock or securities convertible into, exercisable for or exchangeable for Common Stock in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of the securities or assets of a corporation or other entity (or any division or business unit thereof), (ii) the Company's issuance of securities in connection with strategic supply, sale or license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital, (iii) the Company's issuance of Common stock, restricted stock units or the issuances or grants of Options to purchase Common Stock to employees, officers or directors, under an equity incentive plan adopted by a majority of the non employee members of the Board of Directors of the Corporation; (iv) securities issued upon the exercise or exchange of or conversion of any Convertible Securities issued and outstanding on the date of the issuance of Series C-1 to securities holders of the Corporation in exchange for other securities existing as of the date this Certificate of Designations is filed with the Nevada Secretary of State, (v) the conversion of any Series C-1, Series D-1 Convertible Preferred Stock of the Corporation or any Series D-2 Convertible Preferred Stock of the Corporation and (vi) any private or public offering of the Corporation's equity, debt, debt-linked or equity-linked securities that occurs within 12 months of the Initial Issuance Date provided the price per share in any such offering is above the Conversion Price then in effect.

9. Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision of Section 8(a), if the Corporation at any time on or after the Initial Issuance Date subdivides (by any stock split, stock dividend, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of Section 8(a), if the Corporation at any time on or after the Initial Issuance Date combines (by any reverse split, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 9 shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 9 occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

10. Participation in Future Financing.

(a) From the date hereof until the date that is the twenty-four (24) month anniversary of the Closing Date (or until 100% of the Series C-1 issued on the Initial Issuance Date is converted into Common Stock, if earlier), upon any issuance by the Company of Common Stock or Common Stock Equivalents for cash consideration, Indebtedness or a combination of units hereof in a transaction exempt from registration under the Securities Act (a "**Subsequent Financing**"), each Holder shall have the right to participate in up to an amount of the Subsequent Financing equal to 25% of the Subsequent Financing (the "**Participation Maximum**") on the same terms, conditions and price provided for in the Subsequent Financing. At least five (5) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Holder a written notice of its intention to effect a Subsequent Financing ("**Pre-Notice**"), which Pre-Notice shall ask

such Holder if it wants to review the details of such financing (such additional notice, a "**Subsequent Financing Notice**"). Upon the request of a Holder, for a Subsequent Financing Notice, the Company shall promptly, but no later than two (2) Trading Days after such request, deliver a Subsequent Financing Notice to such Holder. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(b) Any Holder desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after such Holders have received the Subsequent Financing Notice that such Holder is willing to participate in the Subsequent Financing, the amount of such Holder's participation, and representing and warranting that such Holder has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from a Holder as of such fifth (5th) Trading Day, such Holder shall be deemed to have notified the Company that it does not elect to participate.

(c) If by 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after all of the Holders have received the Pre-Notice, the Company receives responses to a Subsequent Financing Notice from Holders seeking to purchase more than the aggregate amount of the Participation Maximum, each such Holder shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum. "**Pro Rata Portion**" means the ratio of (x) the amount of Series C-1 issued on the Initial Issuance Date to the Holder participating under this Section 10 and (y) the sum of the aggregate amount of Series C-1 issued on the Initial Issuance Date to all Holders participating under this Section 10.

(d) The Company must provide the Holders with a second Subsequent Financing Notice, and the Holders will again have the right of participation set forth above in this Section 10, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) Trading Days after the date of the initial Subsequent Financing Notice.

(e) The Company and each Holder agree that if any Holder elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby such Holder shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Holder.

(f) Notwithstanding anything to the contrary in this Section 10 and unless otherwise agreed to by such Holder, the Company shall either confirm in writing to such Holder that the transaction with respect to the Subsequent Financing has been abandoned

or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Holder will not be in possession of any material, non-public information, by the tenth (10th) Business Day following delivery of the Subsequent Financing Notice. If by such tenth (10th) Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Holder, such transaction shall be deemed to have been abandoned and such Holder shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

(g) Notwithstanding the foregoing, this Section 10 shall not apply in respect of (i) an Exempt Issuance, or (ii) a public offering registered with the SEC.

11. Noncircumvention. The Corporation hereby covenants and agrees that the Corporation will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations, and will at all times in good faith carry out all the provisions of this Certificate of Designations and take all action as may be required to protect the rights of the Holders. Without limiting the generality of the foregoing or any other provision of this Certificate of Designations, the Corporation (a) shall not increase the par value of any shares of Common Stock receivable upon the conversion of any Series C-1 above the Conversion Price then in effect, (b) shall take all such actions as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of Series C-1 and (c) shall, so long as any Series C-1 are outstanding, and upon the filing of an amendment to the Corporation's Articles of Incorporation to increase the number of shares of the Corporation's Common Stock that the Corporation is authorized to issue with the Secretary of State of the State of Nevada, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series C-1, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Series C-1 then outstanding (without regard to any limitations on conversion contained herein).

12. Authorized Shares.

(a) Reservation. So long as any Series C-1 remain outstanding, and upon the filing of an amendment to the Corporation's Articles of Incorporation to increase the number of shares of the Corporation's Common Stock that the Corporation is authorized to issue with the Secretary of State of the State of Nevada, the Corporation shall at all times reserve at least 125% times the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Series C-1 then outstanding (without regard to any limitations on conversions) (the "**Required Reserve Amount**"). The Required Reserve Amount (including each increase in the number of shares so reserved) shall be allocated pro rata among the Holders based on the number of the Series C-1 held by each Holder (the "**Authorized Share Allocation**"). In the event that a Holder shall sell or otherwise transfer any of such Holder's Series C-1, each transferee shall be allocated a

pro rata portion of such Holder's Authorized Share Allocation. If the Required Reserve Amount is not met at such time, any shares of Common Stock reserved and allocated to any Person which ceases to hold any Series C-1 shall be allocated to the remaining Holders of Series C-1, pro rata based on the number of the Series C-1 then held by the Holders.

(b) Insufficient Authorized Shares. If, notwithstanding Section 12(a) and not in limitation thereof, while any of the Series C-1 remain outstanding the Corporation does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Series C-1 at least a number of shares of Common Stock equal to the Required Reserve Amount (an "**Authorized Share Failure**"), then the Corporation shall immediately take all action necessary to increase the Corporation's authorized shares of Common Stock to an amount sufficient to allow the Corporation to reserve the Required Reserve Amount for the Series C-1 then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety days after the occurrence of such Authorized Share Failure, the Corporation shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Corporation shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its Board of Directors to recommend to the stockholders that they approve such proposal. In lieu of a meeting of stockholders, the Corporation may effect such action by written consent in accordance with Section 14(c) of the 1934 Act. Except as provided in the first sentence of Section 12(a), in the event that the Corporation is prohibited from issuing shares of Common Stock to a Holder upon any conversion due to the failure by the Corporation to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the "**Authorized Failure Shares**"), in lieu of delivering such Authorized Failure Shares to such Holder, the Corporation shall pay cash in exchange for the redemption of such portion of the Conversion Amount convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorized Failure Shares and (y) the average Closing Sale Prices of the Common Stock on the Trading Days during the period commencing on the date such Holder delivers the applicable Conversion Notice with respect to such Authorized Failure Shares to the Corporation and ending on the date of such issuance under this Section 12(b). Nothing contained in this Section shall limit any obligations of the Corporation under any provision of the Exchange Agreements.

13. Liquidation, Dissolution, Winding-Up. In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders (the "**Liquidation Funds**"), before any amount shall be paid to the holders of any of shares of Junior Stock, but pari passu with any Parity Stock then outstanding, an amount per share of Series C-1 equal to the greater of (A) the Conversion Amount thereof on the date of such payment or (B) the amount per share such Holder would receive if such Holder converted such Series C-1 into Common Stock immediately prior to the date of such payment, provided that if the Liquidation Funds are insufficient to pay the

full amount due to the Holders and holders of shares of Parity Stock, then each Holder and each holder of Parity Stock shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder and such holder of Parity Stock as a liquidation preference, in accordance with their respective certificate of designations (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of Series C-1 and all holders of shares of Parity Stock. To the extent necessary, the Corporation shall cause such actions to be taken by each of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section 13. All the preferential amounts to be paid to the Holders under this Section shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Corporation to the holders of shares of Junior Stock in connection with a Liquidation Event as to which this Section 13 applies.

14. Distribution of Assets. In addition to any adjustments pursuant to Section 8 and 9, if the Corporation shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the "**Distributions**"), then each Holder, as holders of Series C-1, will be entitled to such Distributions as if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series C-1 (without taking into account any limitations or restrictions on the convertibility of the Series C-1) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, however, that to the extent that such Holder's right to participate in any such Distribution would result in such Holder exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder exceeding the Maximum Percentage, at which time or times, if any, such Holder shall be granted such rights (and any rights under this Section 14 on such initial rights or on any subsequent such rights to be held similarly in abeyance) to the same extent as if there had been no such limitation).

15. Vote to Change the Terms of or Issue Series C-1. In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law, without first obtaining the affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of a majority of the outstanding Series C-1, including the Required Holder, voting together as a single class, the Corporation shall not: (a) amend or repeal any provision of, or add any provision to, its Articles of Incorporation or Bylaws, or file any certificate of designations or articles of amendment of any series of shares of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Series C-1, regardless of whether any such action shall be by means of amendment to the Articles of Incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the

authorized number of Series C-1; (c) without limiting any provision of Section 2, create or authorize (by reclassification or otherwise) any new class or series of shares that has a preference over or is on a parity with the Series C-1 with respect to dividends or the distribution of assets on the liquidation, dissolution or winding up of the Corporation; (d) without limiting any provision of Section 2, pay dividends or make any other distribution on any shares of any capital stock of the Corporation junior in rank to the Series C-1, other than a per annum dividend payment in the maximum amount of up to of 8%, in cash or capital stock; (e) issue any Series C-1 other than as provided in Section 2; or (f) without limiting any provision of Section 8 and 9, whether or not prohibited by the terms of the Series C-1, circumvent a right of the Series C-1.

16. Transfer of Series C-1. A Holder may transfer some or all of its Series C-1 without the consent of the Corporation in accordance with an exemption from Section 5 of the Securities Act of 1933.

17. Reissuance of Preferred Certificates.

(a) Transfer. If any Series C-1 are to be transferred, the applicable Holder shall surrender the applicable Series C-1 Certificate to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such Holder a new Series C-1 Certificate (in accordance with Section 17(d)), registered as such Holder may request, representing the outstanding number of Series C-1 being transferred by such Holder and, if less than the entire outstanding number of Series C-1 is being transferred, a new Series C-1 Certificate (in accordance with Section 17(d)) to such Holder representing the outstanding number of Series C-1 not being transferred. Such Holder and any assignee, by acceptance of the Series C-1 Certificate, acknowledge and agree that, by reason of the provisions of Section 5(c)(i) following conversion of any of the Series C-1, the outstanding number of Series C-1 represented by the Series C-1 may be less than the number of Series C-1 stated on the face of the Series C-1.

(b) Lost, Stolen or Mutilated Series C-1 Certificate. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of a Series C-1 Certificate (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the applicable Holder to the Corporation in customary and reasonable form without the requirement to post a bond or other security and, in the case of mutilation, upon surrender and cancellation of such Series C-1 Certificate, the Corporation shall execute and deliver to such Holder a new Series C-1 Certificate (in accordance with Section 17(d)) representing the applicable outstanding number of Series C-1.

(c) Series C-1 Certificate Exchangeable for Different Denominations. Each Series C-1 Certificate is exchangeable, upon the surrender hereof by the applicable Holder at the principal office of the Corporation, for a new Series C-1 Certificate or Series C-1 Certificate(s) (in accordance with Section 17(d)) representing in the aggregate the outstanding number of the Series C-1 in the original Series C-1 Certificate, and each such new certificate will represent such portion of such outstanding number of Series C-1 from

the original Series C-1 Certificate as is designated by such Holder at the time of such surrender.

(d) Issuance of New Series C-1 Certificate. Whenever the Corporation is required to issue a new Series C-1 Certificate pursuant to the terms of this Certificate of Designations, such new Series C-1 Certificate (i) shall represent, as indicated on the face of such Series C-1 Certificate, the number of Series C-1 remaining outstanding (or in the case of a new Series C-1 Certificate being issued pursuant to Section 17(a) or Section 17(c), the number of Series C-1 designated by such Holder which, when added to the number of Series C-1 represented by the other new Series C-1 Certificates issued in connection with such issuance, does not exceed the number of Series C-1 remaining outstanding under the original Series C-1 Certificate immediately prior to such issuance of new Series C-1 Certificate), and (ii) shall have an issuance date, as indicated on the face of such new Series C-1 Certificate, which is the same as the issuance date of the original Series C-1 Certificate.

(e) Book Entry. If the Corporation's Transfer Agent issues the Series C-1 in book entry format, all provisions of this Certificate of Designations as to delivery of Series C-1 certificates shall be disregarded, and the Transfer Agent shall make entries in the stock transfer records in connection with conversions and transfers, as appropriate.

18. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations and any of the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit any Holder's right to pursue actual and consequential damages for any failure by the Corporation to comply with the terms of this Certificate of Designations. The Corporation covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by a Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees that, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Corporation shall provide all information and documentation to a Holder that is requested by such Holder to enable such Holder to confirm the Corporation's compliance with the terms and conditions of this Certificate of Designations.

19. Attorneys Fees.

(a) If (i) any shares of Series C-1 are placed in the hands of an attorney to enforce the provisions of this Certificate of Designations or (ii) there occurs any bankruptcy, reorganization, receivership of the Corporation or other proceedings affecting

Corporation creditors' rights and involving a claim under this Certificate of Designations, then the Corporation shall pay the costs incurred by such Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including attorneys' fees and disbursements.

(b) In addition to the obligations under Section 19(a), in connection with the removal of restrictive legends from shares of Series C-1, the Corporation shall pay the reasonable attorney's fees of counsel to any Holder in any amount not to exceed $750 per opinion of counsel. Such payment(s) shall be made within one Trading Day after receipt of a Conversion Notice or other notice from a Holder.

20. Construction; Headings. This Certificate of Designations shall be deemed to be jointly drafted by the Corporation and the Holders and shall not be construed against any such Person as the drafter hereof. The headings of this Certificate of Designations are for convenience of reference and shall not form part of, or affect the interpretation of, this Certificate of Designations. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms "including," "includes," "include" and words of like import shall be construed broadly as if followed by the words "without limitation." The terms "herein," "hereunder," "hereof" and words of like import refer to this entire Certificate of Designations instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Certificate of Designations.

21. Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. This Certificate of Designations shall be deemed to be jointly drafted by the Corporation and all Holders and shall not be construed against any Person as the drafter hereof. Notwithstanding the foregoing, nothing contained in this Section 21 shall permit any waiver of any provision of Section 19.

22. Dispute Resolution.

(a) In the case of a dispute relating to the Closing Sale Price, a Conversion Price or a fair market value or the arithmetic calculation of a Conversion Rate, (including a dispute relating to the determination of any of the foregoing), the Corporation or the applicable Holder (as the case may be) shall submit the dispute to the other party via electronic mail (A) if by the Corporation, within two Trading Days after the occurrence of the circumstances giving rise to such dispute or (B) if by such Holder at any time after such Holder learned of the circumstances giving rise to such dispute. If such Holder and the Corporation are unable to promptly resolve such dispute relating to such closing bid price, such Closing Sale Price, such Conversion Price or such fair market value, or the arithmetic calculation of such Conversion Rate, at any time after the second Trading Day following such initial notice by the Corporation or such Holder (as the case may be) of such dispute

to the Corporation or such Holder (as the case may be), then such Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute.

(b) Such Holder and the Corporation shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 22(a) and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (Eastern time) by the fifth Trading Day immediately following the date on which such Holder selected such investment bank (the "**Dispute Submission Deadline**") (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the "**Required Dispute Documentation**") (it being understood and agreed that if either such Holder or the Corporation fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Corporation and such Holder or otherwise requested by such investment bank, neither the Corporation nor such Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(c) The Corporation and such Holder shall cause such investment bank to determine the resolution of such dispute and notify the Corporation and such Holder of such resolution no later than 10 Trading Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Corporation, and such investment bank's resolution of such dispute shall be final and binding upon all parties absent manifest error.

23. Notices. The Corporation shall provide each Holder of Series C-1 with prompt written notice of all actions taken pursuant to the terms of this Certificate of Designations, including in reasonable detail a description of such action and the reason therefor. Whenever notice is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice must be in writing and shall be given in accordance with Section 9(f) of the Exchange Agreements or in accordance with any other instructions provided by the Holder to the Corporation. The Corporation shall provide each Holder with prompt written notice of all actions taken pursuant to this Certificate of Designations, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Corporation shall give written notice to each Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen days prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or

liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder. All notices shall be by email or recognized overnight delivery service, next Trading Day delivery using the addresses of the Corporation as provided to the Holders and the addresses of any Holder as provided by such Holder to the Corporation. The Corporation and the Holders may change their addresses by notice by the Corporation to all Holders or any Holder to the Corporation.

24. Governing Law; Exclusive Jurisdiction. This Certificate of Designations shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Certificate of Designations shall be governed by, the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada. Except as otherwise required by this Certificate of Designations, the Corporation hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein (i) shall be deemed or operate to preclude any Holder from bringing suit or taking other legal action against the Corporation in any other jurisdiction to collect on the Corporation's obligations to such Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of such Holder or (ii) shall limit, or shall be deemed or construed to limit, any provision of Section 22. **The Corporation hereby irrevocably waives any right it may have to, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this Certificate of Designations or any transaction contemplated hereby.**

25. Severability. If any provision of this Certificate of Designations is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Certificate of Designations so long as this Certificate of Designations as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

26. Stockholder Matters; Amendment.

(a) Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Corporation pursuant to the NRS, the Articles of Incorporation, this Certificate of Designations or otherwise with respect to the issuance of Series C-1 may be effected by written consent of the Corporation's stockholders or at a duly called meeting of the Corporation's stockholders, all in accordance with the applicable rules and regulations of the NRS. This provision is intended to comply with the applicable sections of the NRS permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

(b) Amendment. This Certificate of Designations or any provision hereof (other than Section 5(d)) may be modified or amended or the provisions hereof waived with the written consent of the Corporation and the Holders of a majority of the Series C-1 currently outstanding, which must include Cavalry as long as Cavalry (or any of its Affiliates) owns at least 5% of the Series C-1 issued on the Initial Issuance Date. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

27. Disclosure. Upon receipt or delivery by the Corporation of any notice in accordance with the terms of this Certificate of Designations, unless the Corporation has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Corporation or any of its Subsidiaries, the Corporation shall within one Trading Day after any such receipt or delivery publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Corporation believes that a notice contains material, non-public information relating to the Corporation or any of its Subsidiaries, the Corporation so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, such Holder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Corporation or any of its Subsidiaries. If the Corporation or any of its Subsidiaries provides material non-public information to a Holder that is not simultaneously filed in a Current Report on Form 8-K and such Holder has not agreed to receive such material non-public information, the Corporation hereby covenants and agrees that such Holder shall not have any duty of confidentiality to the Corporation, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to any of the foregoing not to trade on the basis of, such material non-public information. Nothing contained in this Section 27 shall limit any obligations of the Corporation, or any rights of any Holder, under the Exchange Agreement.

* * * * *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations of Series C-1 Convertible Preferred Stock of OncBioMune Pharmaceuticals, Inc. to be signed by its Chief Executive Officer on this 15th day of May, 2020.

ONCBIOMUNE PHARMACEUTICALS, INC.

By: ______________________________

Andrew Kucharchuk, Chief Executive Officer

EXHIBIT I

ONCBIOMUNE PHARMACEUTICALS, INC.
CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of the Series C-1 Convertible Preferred Stock of OncBioMune Pharmaceuticals, Inc. (the "**Certificate of Designations**"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series C-1 Convertible Preferred Stock, $0.0001 par value per share (the "**Series C-1**"), of OncBioMune Pharmaceuticals, Inc., a Nevada corporation (the "**Corporation**"), indicated below into shares of common stock, $0.0001 par value per share (the "**Common Stock**"), of the Corporation, as of the date specified below.

Date of Conversion: ______________________________

Aggregate number of Series C-1 to be converted ______________________

Aggregate Stated Value of such Series C-1 to be converted: ______________________

Aggregate accrued and unpaid dividends and accrued with respect to such Series C-1 and such aggregate dividends to be converted: ______________________

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED: ______________________

Please confirm the following information:

Conversion Price: ______________________

Number of shares of Common Stock to be issued: ______________________

Please issue the Common Stock into which the applicable Series C-1 are being converted to Holder, or for its benefit, as follows:

☐ Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to: ______________________________
____
____

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant: ______________________________

DTC Number: ______________________________

Account Number: ______________________________

Date: ____________ __, ____

____

Name of Registered Holder

By: ____________________

Name:

Title:

Tax ID:____________________

Facsimile:__________________

E-mail Address:

EXHIBIT II

ACKNOWLEDGMENT

The Corporation hereby acknowledges this Conversion Notice and hereby directs ________________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated ____________, 20__ from the Corporation and acknowledged and agreed to by ______________________.

ONCBIOMUNE PHARMACEUTICALS, INC.

By:______________________________

Name:

Title:

Filed in the Office of *Barbara K. Cegavske* Secretary State Of Nevada	Business Number E0120782005-6 Filing Number 20190122924 Filed On 8/28/2019 2:57:00 PM Number of Pages 1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.
3. Indicate the number of authorized shares and par value, if any of each class or series after the change.
4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.
5. Indicate provisions, if any, regarding fractional shares that are affected by the change.
6. NRS required statement.
7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.
8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: OncBioMune Pharmaceuticals, Inc. Entity or Nevada Business Identification Number (NVID): NV20051286375
2. Current Authorized Shares:	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: Common stock: 5,000,000,000 shares, $0.0001 par value; Preferred stock: 20,000,000 shares,$0.0001 par value, including1,000,000 Series A Preferred and 7,892,000 Series B Preferred
3. Authorized Shares After Change:	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: Common stock: 6,666,667 shares, $0.0001 par value; Preferred stock: 26,667 shares, $0.0001 par value including 1,333 Series A Preferred and 10,523 Series B Preferred
4. Issuance:	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: Every 750 shares of common stock and preferred stock shall be reverse split, reconstituted and converted into one (1) share of common stock, or preferred stock, respectively
5. Provisions:	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: No fractional shares shall be issued; every fraction of a share of common or preferred stock that would otherwise result from this reverse stock split shall be rounded up to the next whole share of common or preferred stock
6. Provisions:	The required approval of the stockholders has been obtained.
7. Effective date and time: (Optional)	Date: 09/09/2019 Time: 12 00 pm (must not be later than 90 days after the certificate is filed)
8. Signature: (Required)	X *[signature]* Signature of Officer Chief executive officer Title Date 8/28/2019

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.

Filed in the Office of	Business Number E0120782005-6
Barbara K. Cegavske	Filing Number 20190088464
Secretary State Of Nevada	Filed On 8/6/2019 4:10:00 PM
	Number of Pages 3

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity Information:

Name of entity as on file with the Nevada Secretary of State:

OncBioMune Pharmaceuticals, Inc.

Entity or Nevada Business Identification Number (NVID): E0120782005-6

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51.9%

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes)

☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)

Date: ______ Time: ______

(must not be later than 90 days after the certificate is filed)

5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

- [ ] The entity name has been amended.
- [ ] The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- [ ] The purpose of the entity has been amended.
- [x] The authorized shares have been amended.
- [ ] The directors, managers or general partners have been amended.
- [ ] IRS tax language has been added.
- [ ] Articles have been added.
- [ ] Articles have been deleted.
- [ ] Other.

The articles have been amended as follows: (provide article numbers, if available)

Section 4.1 of Article 4 is hereby amended to read as follows (see below):

(attach additional page(s) if necessary)

6. Signature: (Required)

X [signature] CEO
Signature of Officer or Authorized Signer — Title

X ______ President
Signature of Officer or Authorized Signer — Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Section 4.1. Authorized Capital Stock. The aggregate number of shares that the Corporation will have authority to issue is Five Billion Twenty Million (5,020,000,000) shares, of which Five Billion (5,000,000,000) shares will be common stock with a par value of $0.0001 per share ("Common Stock") and Twenty Million (20,000,000) shares will be preferred stock with a par value of $0.0001 per share ("Preferred Stock").

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) Section 4.1 of Article 4 is hereby amended to read as follows (see below): (attach additional page(s) if necessary)
6. Signature: (Required)	X ____ Signature of Officer or Authorized Signer — CEO (Title) X ____ Signature of Officer or Authorized Signer — President (Title) *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Section 4.1. Authorized Capital Stock. The aggregate number of shares that the Corporation will have authority to issue is Five Billion Twenty Million (5,020,000,000) shares, of which Five Billion (5,000,000,000) shares will be common stock with a par value of $0.0001 per share ("Common Stock") and Twenty Million (20,000,000) shares will be preferred stock with a par value of $0.0001 per share ("Preferred Stock").

This form must be accompanied by appropriate fees.

090403

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

Filed in the Office of	Business Number E0120782005-6
Barbara K. Cegavske	Filing Number 20190151608-43
Secretary of State State Of Nevada	Filed On 04/04/2019
	Number of Pages 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

OncBioMune Pharmaceuticals, Inc.

2. Description of the original document for which correction is being made:

Certificate of Change

3. Filing date of the original document for which correction is being made: 04/03/2019

4. Description of the inaccuracy or defect:

The Certificate of Change refers to Brian Barnett, MD's title as director.

5. Correction of the inaccuracy or defect:

Brian Barnett, MD's title is CEO and he signed the Certificate of Change as such.

6. Signature:

X [signature]

Authorized Signature	CEO Title *	04/04/2019 Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

090303

Filed in the Office of	Business Number E0120782005-6
Barbara K. Cegavske	Filing Number 20190148772-61
Secretary of State State Of Nevada	Filed On 04/03/2019
	Number of Pages 1

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

OncBioMune Pharmaceuticals, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

500,000,000 shares of common stock having a par value of $0.0001 per share, and 20,000,000 shares of preferred stock having a par value of $0.0001 per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

1,500,000,000 shares of common stock having a par value of $0.0001 per share and 20,000,000 shares of preferred stock having a par value of $0.0001 per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

0

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

none

7. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X B Barnett

Signature of Officer

Director

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

090403

Filed in the Office of	Business Number E0120782005-6
Barbara K. Cegavske	Filing Number 20190033299-98
Secretary of State State Of Nevada	Filed On 01/23/2019
	Number of Pages 1

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

OncBioMune Pharmaceuticals, Inc.

2. Description of the original document for which correction is being made:

Amended and Restated Articles of Incorporation

3. Filing date of the original document for which correction is being made: 08/12/2015

4. Description of the inaccuracy or defect:

The first paragraph of Article 4 - CAPITAL STOCK, contains typographical errors as to the number of shares of authorized stock.

5. Correction of the inaccuracy or defect:

The first paragraph of Article 4 - CAPITAL STOCK, is corrected to read as follows:
Section 4.1 Authorized Capital Stock. The aggregate number of shares that the Corporation will have authority to issue is Five Hundred Twenty Million (520,000,000) of which Five Hundred Million (500,000,000) shares will be common stock with a par value of $0.0001 per share ("Common Stock") and Twenty Million (20,000,000) shares will be preferred stock with a par value of $0.0001 per share ("Preferred Stock").

6. Signature:

X [signature]

Authorized Signature

Title * President

Date 1/23/19

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

150103

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0120782005-6
Barbara K. Cegavske	Filing Number 20170102552-05
Secretary of State State Of Nevada	Filed On 03/08/2017
	Number of Pages 4

Certificate of Designation
(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

ONCBIOMUNE PHARMACEUTICALS, INC.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

See CERTIFICATE OF DESIGNATIONS, RIGHTS AND PREFERENCES FOR SERIES B PREFERRED STOCK OF ONCBIOMUNE PHARMACEUTICALS, INC. attached hereto as Exhibit A.

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X [signature]

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Stock Designation
Revised: 1-5-15

EXHIBT A

CERTIFICATE OF DESIGNATIONS, RIGHTS AND PREFERENCES FOR

SERIES B PREFERRED STOCK

OF

ONCBIOMUNE PHARMACEUTICALS, INC.

WHEREAS, the Amended and Restated Articles of Incorporation (the "Articles") of OncBioMune Pharmaceuticals, Inc., a Nevada corporation (the "Corporation"), authorize the issuance of 20,000,000 shares of preferred stock, $0.0001 par value, in one or more series upon terms and conditions that are to be designated by the Board of Directors (the "Board"); and

WHEREAS, the Board has previously designated 1,000,000 shares of the Corporation's preferred stock as "Series A Preferred Stock."

WHEREAS, the Board wishes to designate 7,892,000 shares of the Corporation's preferred stock as "Series B Preferred Stock."

NOW, THEREFORE, BE IT RESOLVED, that 7,892,000 shares of the Corporation's preferred stock be designated as "Series B Preferred Stock" and the designation and amount of the Series B Preferred Stock and the rights, preferences, privileges and restrictions granted to or imposed upon the Series B Preferred Stock or the holders thereof be as follows:

1. Designation, Amount and Stated Value. The series of preferred stock shall be designated as Series B Preferred Stock (the "Series B Preferred Stock") and the number of shares so designated shall be 7,892,000. Each share of Series B Preferred Stock shall have a par value of $0.0001 per share and a stated value equal to $0.0001 per share (the "Stated Value").

2. Dividends. The holders of the Series B Preferred Stock shall be entitled to receive, share for share with the holders of shares of Common Stock, such dividends if, as and when declared from time to time by the Board of Directors. In the event that such dividend is paid in the form of shares of Common Stock, holders of Common Stock shall receive Common Stock and holders of Series B Preferred Stock shall receive Series B Preferred Stock.

3. Liquidation. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Series B Preferred Stock shall be entitled to receive, share for share with the holders of shares of Common Stock and Series A Preferred Stock, all the assets of the Corporation of whatever kind available for distribution to stockholders, after the rights of the holders of the Series A Preferred Stock have been satisfied.

4. Redemption. Commencing at any time after the date of issuance of any shares of the Series B Preferred Stock (the "Issuance Date") and upon the earliest of the occurrence of (i) a holder of the Series B Preferred Stock owning, directly or indirectly as a beneficiary or otherwise, shares of Common Stock which are less than 5.0% of the total outstanding shares of

Common Stock, (ii) the date a holder of the Series B Preferred Stock is no longer an employee of the Corporation or any of its subsidiaries or (iii) five years after the Issuance Date, the Corporation shall have the right to redeem all of the then outstanding Series B Preferred Stock held by such holder at a price equal to the Stated Value (the "Redemption Price"). The Series B Preferred Stock which is redeemed as provided for in this Section 4 shall be returned to the Corporation (and, if not so returned, shall automatically be deemed canceled). The Redemption Price shall be mailed to such holder at the holder's address of record, and the Series B Preferred Stock owned by such holder shall be canceled.

5. Reacquired Stock. Any Series B Preferred Stock purchased, redeemed or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

6. No Impairment. The Corporation will not, by amendment of its Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6.

7. Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series B Preferred Stock, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

8. Notices. Any notice required by the provisions of Section 7 to be given to the holders of shares of Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at the holder's address appearing on the books of the Corporation or delivered by electronic means.

9. Voting Rights. Except as otherwise provided herein or by law, the holders of shares of Series B Preferred Stock shall have the following voting rights:

(a) Each share of Series B Preferred Stock shall entitle the holder thereof to one hundred (100) votes for each share of Series B Preferred Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation. Except as otherwise provided herein or by the Nevada Revised Statues, the holders of Common Stock and the holders of Series A Preferred Stock and Series B Preferred Stock shall at all times vote on all matters (including the election of directors) together as one class.

(b) The holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock and Series A Preferred Stock as set forth herein) for taking any corporate action.

150103

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0120782005-6
Barbara K. Cegavske	Filing Number 20150372462-82
Secretary of State State Of Nevada	Filed On 08/20/2015
	Number of Pages 6

Certificate of Designation

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:
ONCBIOMUNE PHARMACEUTICALS, INC.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

Designation and Amount. The number of shares of preferred stock ("Preferred Stock") which the Corporation is authorized to issue is 20,000,000, of which 1,000,000 shares are hereby designated as Series A Preferred Stock, $0.0001 par value ("Series A Preferred Stock").

****See Attached Designation****

3. Effective date of filing: (optional) August 10, 2015

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X Laura Anthony
Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

WRITTEN CONSENT OF SOLE DIRECTOR
OF
ONCBIOMUNE INC.

The undersigned, being the sole member of the Board of Directors (the "Board") of **QUINT MEDIA INC.**, a Nevada corporation (the "Corporation"), does hereby consent to and adopt as of the date indicated below, the following resolutions to the same extent and with the same force and effect as if adopted by the Corporation's Board at a meeting duly called and held for purposes of acting upon proposals to adopt such resolutions.

WHEREAS, the Corporation is authorized, pursuant to its Amended and Restated Articles of Incorporation, to issue up to 20,000,000 shares of preferred stock, $0.001 par value, in one or more series upon terms and conditions that are to be designated by the Board;

WHEREAS, the Board deems it advisable and in the best interests of the Corporation and its stockholders to designate 1,000,000 shares of preferred stock as "Series A" preferred stock, bearing the attributes set forth in the certificate of designation attached hereto as Exhibit A; and

WHEREAS, the Board deems it advisable and in the best interests of the Corporation and its stockholders to issue, pursuant to that certain Share Exchange Agreement, dated as of June 22, 2015, by and among the Corporation, OncBioMune, Inc. ("ONC") and the ONC stockholders (the "Share Exchange Agreement"), 0.0212765957446809 shares of Series A preferred stock for each share of ONC's common stock, totaling in the aggregate 1,000,000 shares of Series A preferred stock;

NOW, THEREFORE, BE IT RESOLVED, that the certificate of designation relating to the Series A preferred stock, substantially in the form attached hereto as Exhibit A (the "Certificate of Designation"), be and it hereby is, approved; and be it

FURTHER RESOLVED, that the issuance, as soon as administratively possible following the filing of the Certificate of Designation with the Nevada Secretary of State, of 0.0212765957446809 shares of Series A preferred stock for each share of ONC's common stock, totaling in the aggregate 1,000,000 shares of Series A preferred stock, pursuant to the terms of the Share Exchange Agreement, be and it hereby is, approved.

FURTHER RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, in accordance with the foregoing resolutions, authorized, empowered and directed, in the name and on behalf of the Corporation, to prepare, execute, deliver and file with the Nevada Secretary of State, or cause to be prepared, executed, delivered and filed with the Nevada Secretary of State, the Certificate of Designation, and any and all agreements, amendments, certificates, reports, applications, notices, instruments, schedules, statements, consents, letters or other documents and information and to do or cause to be done any and all such other acts and things as, in the opinion of any such officer, may be necessary, appropriate or desirable in order to enable the Corporation fully and promptly to carry out the purposes and intent of the foregoing resolutions, to make any filings pursuant to federal, state and foreign laws, and to take all other actions that he or she deems necessary, appropriate or advisable in order to comply with the applicable laws and regulations of any jurisdiction (domestic or foreign), or otherwise to effectuate and carry out the purposes of the foregoing resolutions and to permit the transactions contemplated thereby to be lawfully consummated, and any such action taken or any agreements, amendments, certificates, reports, applications, notices, instruments, schedules, statements, consents, letters or other documents and information executed and delivered by them or any of them in connection with any such action shall be conclusive evidence of their or his authority to take, execute and deliver the same; and be it

FURTHER RESOLVED, that all actions previously taken by any officer, director, representative or agent of the Corporation, in the name or on behalf of the Corporation or any of its affiliates in connection with the transactions contemplated by the foregoing resolutions be, and each of the same hereby is, adopted, ratified, confirmed and approved in all respects as the act and deed of the Corporation.

Dated: August 10, 2015

____
Constantin Dietrich

EXHIBIT A
Certificate of Designation

CERTIFICATE OF DESIGNATION FOR
SERIES A PREFERRED STOCK
OF
QUINT MEDIA INC.

WHEREAS, the Amended and Restated Articles of Incorporation (the "Articles"), of Quint Media Inc., a Nevada corporation (the "Corporation"), authorize the issuance of 20,000,000 shares of preferred stock, $0.0001 par value, in one or more series upon terms and conditions that are to be designated by the Board of Directors (the "Board"); and

WHEREAS, the Board wishes to designate 1,000,000 shares of the Corporation's preferred stock as "Series A Preferred Stock."

NOW, THEREFORE, BE IT RESOLVED, that the designation and amount of the Series A Preferred Stock and the rights, preferences, privileges and restrictions granted to or imposed upon the Series A Preferred Stock or the holders thereof are as follows:

1. Designation and Amount. The number of shares of preferred stock ("Preferred Stock") which the Corporation is authorized to issue is 20,000,000, of which 1,000,000 shares are hereby designated as Series A Preferred Stock, $0.0001 par value ("Series A Preferred Stock").

2. Dividends. The holders of the Series A Preferred Stock shall be entitled to receive, share for share with the holders of shares of Common Stock, such dividends if, as and when declared from time to time by the Board of Directors. In the event that such dividend is paid in the form of shares of Common Stock, holders of Common Stock shall receive Common Stock and holders of Series A Preferred Stock shall receive Series A Preferred Stock.

3. Liquidation. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Series A Preferred Stock shall be entitled to receive, share for share with the holders of shares of Common Stock, all the assets of the Corporation of whatever kind available for distribution to stockholders, after the rights of the holders of the Preferred Stock have been satisfied.

4. Redemption. The shares of Series A Preferred Stock shall not be redeemable.

5. Reacquired Stock. Any Series A Preferred Stock purchased, redeemed or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

6. No Impairment. The Corporation will not, by amendment of its Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6.

7. Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any

other right, the Corporation shall mail to each holder of Series A Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

8. Notices. Any notice required by the provisions of Section 7 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at the holder's address appearing on the books of the Corporation.

9. Voting Rights. Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock shall have the following voting rights:

(a) Each holder of Series A Preferred Stock shall be entitled to five hundred (500) votes for each share of Series A Preferred Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation. Except as otherwise provided herein or by the Nevada Revised Statues, the holders of Common Stock and the holders of Series A Preferred Stock shall at all times vote on all matters (including the election of directors) together as one class.

(b) The holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation as of the date set forth below.

Date: August 10 , 2015

/s/ Constantin Dietrich
Constantin Dietrich
President, Chief Executive Officer,
Chief Financial Officer, Secretary and
Treasurer

090503

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate to Accompany Restated Articles or Amended and Restated Articles

(PURSUANT TO NRS)

Filed in the Office of	Business Number E0120782005-6
Barbara K. Cegavske	Filing Number 20150361473-82
Secretary of State State Of Nevada	Filed On 08/12/2015
	Number of Pages 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

Quint Media Inc.

2. The articles are: (mark only one box) ☐ **Restated** ☒ **Amended and Restated**

Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☒ The entity name has been amended.

☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

☐ The purpose of the entity has been amended.

☒ The authorized shares have been amended.

☐ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☒ Articles have been added.

☒ Articles have been deleted.

☐ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

4. Effective date and time of filing: (optional) Date: Time:
(must not be later than 90 days after the certificate is filed)

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
ONCBIOMUNE PHARMACEUTICALS, INC.

ARTICLE 1 - NAME

The name of the Corporation is OncBioMune Pharmaceuticals, Inc.

ARTICLE 2 - REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation in the State of Nevada is 311 S. Division St., Carson City, NV 89703. The name of the Corporation's registered agent at such address is National Registered Agents Inc. of NV.

ARTICLE 3 - PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Nevada Revised Statutes (the "**NRS**").

ARTICLE 4 - CAPITAL STOCK

Section 4.1 Authorized Capital Stock. The aggregate number of shares that the Corporation will have authority to issue is Five Hundred Twenty Thousand (520,000,000), of which Five Hundred Thousand (500,000,000) shares will be common stock, with a par value of $0.0001 per share ("**Common Stock**"), and Twenty Million (20,000,000) shares will be preferred stock, with a par value of $0.0001 per share ("**Preferred Stock**").

The Preferred Stock may be divided into and issued in series. The Board of Directors of the Corporation is authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Corporation is authorized, within any limitations prescribed by law and this Article, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of Preferred Stock including but not limited to the following:

(a) The rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b) Whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c) The amount payable upon shares in the event of voluntary or involuntary liquidation;

(d) Sinking fund or other provisions, if any, for the redemption or purchase of shares;

(e) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

(f) Voting powers, if any, provided that if any of the Preferred Stock or series thereof shall have voting rights, such Preferred Stock or series may have super voting rights and shall vote with the Common Stock on all matters, including but not limited to the election of directors.

(g) Subject to the foregoing, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as the Board of Directors of the Corporation may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

The Corporation shall not declare, pay or set apart for payment any dividend or other distribution (unless payable solely in shares of Common Stock or other class of stock junior to the Preferred Stock as to dividends or upon liquidation) in respect of Common Stock, or other class of stock junior the Preferred Stock, nor shall it redeem, purchase or otherwise acquire for consideration shares of any of the foregoing, unless dividends, if any, payable to holders of Preferred Stock for the current period (and in the case of cumulative dividends, if any, payable to holder of Preferred Stock for the current period and in the case of cumulative dividends, if any, for all past periods) have been paid, are being paid or have been set aside for payments, in accordance with the terms of the Preferred Stock, as fixed by the Board of Directors.

In the event of the liquidation of the Corporation, holders of Preferred Stock shall be entitled to received, before any payment or distribution on the Common Stock or any other class of stock junior to the Preferred Stock upon liquidation, a distribution per share in the amount of the liquidation preference, if any, fixed or determined in accordance with the terms of such Preferred Stock plus, if so provided in such terms, an amount per share equal to accumulated and unpaid dividends in respect of such Preferred Stock (whether or not earned or declared) to the date of such distribution. Neither the sale, the lease or exchange of all or substantially all of the property and assets of the Corporation, nor any consolidation or merger of the Corporation, shall be deemed to be a liquidation for the purposes of this Article.

Section 4.2. Reverse Stock Split. On the effective date of these Amended and Restated Articles of Incorporation, the Corporation will effect a reverse stock split (the "**Reverse Stock Split**") of its outstanding common stock pursuant to which every 138.72919666667 issued and outstanding shares of the Corporation's common stock, par value $0.0001 per share (the "**Old Common Stock**") shall be reclassified and converted into one validly issued, fully paid and non-assessable share of common stock, par value $0.0001 per share (the "**New Common Stock**"). Each certificate representing shares of Old Common Stock shall thereafter represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted hereby. No cash will be paid or distributed as a result of aforementioned Reverse Stock Split, and no fractional shares will be issued. All fractional shares which would otherwise be required to be issued as a result of the Reverse Stock Split will be rounded up to a whole share.

ARTICLE 5 - DIRECTORS

Section 5.1. Number, Election and Terms of Directors. (a) Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional directors under circumstances specified in a Preferred Stock Designation, if any, (i) the number of the directors of the Corporation will not be less than one, and (ii) subject to clause (i), the authorized number of directors may be determined from time to time only by a vote of a majority of the total number of directors then in office. Election of directors need not be by written ballot. Directors shall be elected to hold office for a term of one year, with the term of office expiring on the date of the next annual meeting of stockholders.

Section 5.2. Nomination of Director Candidates. Advance notice of stockholder nominations for the election of directors must be given in the manner provided in the Bylaws of the Corporation.

Section 5.3. Removal. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional directors under circumstances specified in a Preferred Stock Designation, any director may

be removed from office by the stockholders with or without cause, by the affirmative vote of the holders of not less than two-thirds of the voting power of all issued and outstanding shares of voting stock entitled to vote in connection with the election of such director. Failure of an incumbent director to be nominated to serve an additional term of office shall not be deemed a removal from office requiring any stockholder vote.

Section 5.4 No Cumulative Voting. At each election for directors, every stockholder entitled to vote at such election has the right to vote in person or by proxy the number of shares held by such stockholder for as many persons as there are directors to be elected. No cumulative voting for directors, however, shall be permitted.

ARTICLE 6 - ACQUISITION OF CONTROLLING INTEREST

The Corporation elects not to be governed by NRS 78.378 to 78.3793, inclusive.

ARTICLE 7 - COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation elects not to be governed by NRS 78.411 to 78.444, inclusive.

ARTICLE 8 - AMENDMENTS

The Board of Directors, without the necessity of stockholder vote, shall have the authority to amend or repeal these Articles of Incorporation to the fullest extent allowable by the NRS. Where a stockholder vote is required, the affirmative vote of the holders of at least a majority of the quorum, voting together as a single class, is required to amend or repeal these Articles of Incorporation.

The Board may make, amend and repeal the Bylaws of the Corporation. Any Bylaw made by the Board under the powers conferred hereby may be amended or repealed by the Board (except as specified in any such Bylaw so made or amended) in the manner provided in the Bylaws of the Corporation. Notwithstanding the prior sentence, the Bylaws may also be amended or repealed by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than 75% of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single class.

ARTICLE 9 - LIMITATION OF DIRECTORS' LIABILITY

To the fullest extent permitted by the NRS or any other applicable laws as presently or hereafter in effect, no member of the Board shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director with respect to any acts or omissions in the performance of his or her duties as a member of the Board. No amendment to or repeal of this Article 9 shall apply to or have any effect on the liability or alleged liability of any member of the Board for or with respect to any acts or omissions of such member occurring prior to such amendment or repeal.

ARTICLE 10 - INDEMNIFICATION

Section 10.1. Right to Indemnification. The Corporation shall indemnify to the fullest extent permitted by the NRS, as it now exists or may be amended, any current or former director or officer of the Corporation who is made, or threatened to be made, a party to or is otherwise involved in an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of the Corporation) (collectively, a "**proceeding**"), by reason of the fact that such person is or was a director or officer of the Corporation or an administrator or fiduciary with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, officer, employee or agent, or as an administrator or fiduciary of an employee benefit plan, of

another corporation, partnership, joint venture, trust or other enterprise (a "**beneficiary**") against all expense, liability and loss (including attorneys' fees, judgments, fines, Employee Retirement Income Security Act of 1974, as amended (or comparable non-U.S. law), excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such beneficiary in connection therewith; **except** that the Corporation shall indemnify any such beneficiary in connection with a proceeding (or part thereof) initiated by such beneficiary only if such proceeding (or part thereof) was authorized by the Board or is initiated to enforce a beneficiary's rights under this Section 10.1 or Section 10.2. No amendment to this Article 10 that limits the Corporation's obligation to indemnify any person shall have any effect on such obligation for any act or omission that occurs prior to the later of the effective date of the amendment or the date notice of the amendment is given to the person.

Section 10.2. Right to Advancement of Expenses. The rights granted under Section 10.1 shall include the right to be paid by the Corporation the expenses (including, without limitation, attorneys' fees and expenses) incurred in defending any such proceeding in advance of its final disposition (an "**advancement of expenses**"); **except** that, if the NRS so requires, an advancement of expenses incurred by an beneficiary in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such beneficiary, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking , by or on behalf of such beneficiary, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such beneficiary is not entitled to be indemnified for such expenses under this Section 10.2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 10.1 and 10.2 shall be contract rights and such rights shall continue as to a beneficiary who has ceased to be a director or officer and shall inure to the benefit of the beneficiary's heirs, executors and administrators. No amendment to this Article 10 that limits the Corporation's obligation regarding advancement of expenses shall have any effect on that right for a claim arising out of an act or omission that occurs prior to the date of the amendment.

Section 10.3. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation or an administrator or fiduciary with respect to any employee benefit plan to the fullest extent of the provisions of this Article 10 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 10.4. Non-Exclusivity of Rights. Any indemnification or advancement of expenses made pursuant to this Article 10 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, these Amended and Restated Articles of Incorporation, the Bylaws or any agreement, vote of stockholders or disinterested directors or otherwise.

Section 10.5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the NRS.

Section 10.6. Indemnification Agreements. The Corporation may enter into indemnification agreements with its directors and officers, as it may deem appropriate.

ARTICLE 11 - FORUM SELECTION

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the

Corporation to the Corporation or the Corporation's stockholders, (iii) an action asserting a claim arising pursuant to any provision of the NRS, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the State of Nevada, in all cases subject to the court's having personal jurisdiction over the indispensable parties named as defendants.

ARTICLE 12 - DURATION

The duration of the Corporation's existence shall be perpetual.

ARTICLE 13 - NO PREEMPTIVE RIGHTS

No preemptive rights to acquire additional securities issued by the Corporation shall exist with respect to shares of stock or securities convertible into shares of stock of the Corporation, except to the extent otherwise provided by contract.

The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power have voted in favor of these Amended and Restated Articles of Incorporation is 74.2%.

IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation as of August 11, 2015.

By: */s/ Constantin Dietrich*
Name: Constantin Dietrich
Title: President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer

090301

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the Office of	Business Number E0120782005-6
[signature]	Filing Number 00003988636-33
Secretary of State	Filed On 07/31/2013
State Of Nevada	Number of Pages 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:
PediatRx Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
150,000,000 shares of common stock at $0.0001 par value

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change.
450,000,000 shares of common stock at $0.0001 par value

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series.
The corporation will issue three shares of common stock for every one share of common stock issued and outstanding after the effective date of the forward stock split.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby.
No fractional shares will be issued. Fractional shares will be rounded up to the next nearest whole number.

7. Effective date and time of filing: (optional) Date: August 7, 2013 Time:
(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature]
Signature of Officer

Vice President
Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Stock Split
Revised: 8-31-11

140103

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0120782005-6
[signature]	Filing Number 00003988637-44
Secretary of State	Filed On 07/31/2013
State Of Nevada	Number of Pages 16

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A)

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article one.

PediatRx Inc.
Name of merging entity

Nevada — Jurisdiction
Corporation — Entity type *

Quint Media Inc.
Name of merging entity

Nevada — Jurisdiction
Corporation — Entity type *

Name of merging entity

Jurisdiction
Entity type *

Name of merging entity

Jurisdiction
Entity type *

and,

PediatRx Inc.
Name of surviving entity

Nevada — Jurisdiction
Corporation — Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

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ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn:

c/o:

3) Choose one:

☐ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☒ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).

4) Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from the appropriate section of article four.

(a) Owner's approval was not required from

PediatRx Inc.
Name of merging entity, if applicable

Quint Media Inc.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

PediatRx Inc.
Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

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ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4

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(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 5

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ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

Article I of the Articles of Incorporation of PediatRx Inc., a surviving corporation, is hereby amended to change the name of PediatRx Inc. to Quint Media Inc.

6) Location of Plan of Merger (check a or b):

[X] (a) The entire plan of merger is attached;

or,

[ ] (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: August 7, 2013 **Time:**

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 6

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ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.

PediatRx Inc

Name of merging entity

X ______________________ Vice President [illegible]

Signature Title Date

[illegible] Inc

Name of merging entity

X ______________________ President [illegible]

Signature Title Date

Name of merging entity

X ______________________

Signature Title Date

Name of merging entity

X ______________________

Signature Title Date

and

PediatRx Inc

Name of surviving entity

X ______________________ Vice President [illegible]

Signature Title Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT dated as of July 2, 2013.

BETWEEN:

PEDIATRX INC., a Nevada corporation, having its office at 3250 NE 1st Ave., Suite 305, Miami, Florida 33137

("PediatRx")

AND:

QUINT MEDIA INC., a Nevada corporation, having its office at 3250 NE 1st Ave., Suite 305, Miami, Florida 33137.

("Quint")

WHEREAS:

A. Quint is a wholly-owned subsidiary of PediatRx;

B. The boards of directors of PediatRx and Quint deem it advisable and in the best interests of their respective companies and shareholders that Quint be merged with and into PediatRx, with PediatRx remaining as the surviving corporation under the name "Quint Media Inc.";

C. The board of directors of PediatRx has adopted and approved the plan of merger embodied in this Agreement; and

D. The board of directors of Quint has adopted and approved the plan of merger embodied in this Agreement.

THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto do hereby agree to merge on the terms and conditions herein provided, as follows:

1. THE MERGER

1.1 The Merger

Upon the terms and subject to the conditions hereof, on the Effective Date (as hereinafter defined), Quint shall be merged with and into PediatRx in accordance with the applicable laws of the State of Nevada (the "**Merger**"). The separate existence of Quint shall cease, and PediatRx shall be the surviving corporation under the name "Quint Media Inc." (the "**Surviving Corporation**") and shall be governed by the laws of the State of Nevada.

1.2 Effective Date

The Merger shall become effective on the date and at the time (the "**Effective Date**") that:

(a) the Articles of Merger, in substantially the form annexed hereto as Appendix A, that the parties hereto intend to deliver to the Secretary of State of the State of Nevada, are accepted and declared effective by the Secretary of State of the State of Nevada; and

(b) after satisfaction of the requirements of the laws of the State of Nevada.

1.3 Articles of Incorporation

On the Effective Date, the Articles of Incorporation of PediatRx, as in effect immediately prior to the Effective Date, shall continue in full force and effect as the Articles of Incorporation of the Surviving Corporation except that Article 1 of the Articles of Incorporation of PediatRx, as the Surviving Corporation, shall be amended to state that the name of the corporation is "Quint Media Inc.".

1.4 Bylaws

On the Effective Date, the Bylaws of PediatRx, as in effect immediately prior to the Effective Date, shall continue in full force and effect as the Bylaws of the Surviving Corporation.

1.5 Directors and Officers

The directors and officers of PediatRx immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation, until their successors shall have been duly elected and qualified or until otherwise provided by law, the Articles of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

2. CONVERSION OF SHARES

2.1 Common Stock of PediatRx

Upon the Effective Date, by virtue of the Merger and without any action on the part of any holder thereof, each share of common stock of PediatRx, par value of $0.0001 per share, issued and outstanding immediately prior to the Effective Date shall be changed and converted into one fully paid and non-assessable share of the common stock of the Surviving Corporation, par value of $0.0001 per share (the "**Survivor Common Stock**").

2.2 Common Stock of Quint

Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock of Quint, par value of $0.001 per share, issued and outstanding immediately prior to the Effective Date shall be cancelled.

2.3 Exchange of Certificates

Each person who becomes entitled to receive any Survivor Common Stock by virtue of the Merger shall be entitled to receive from the Surviving Corporation a certificate or certificates representing the number of Survivor Common Stock to which such person is entitled as provided herein.

3. EFFECT OF THE MERGER

3.1 Rights, Privileges, etc.

On the Effective Date of the Merger, the Surviving Corporation, without further act, deed or other transfer, shall retain or succeed to, as the case may be, and possess and be vested with all the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of PediatRx and Quint; all property of every description and every interest therein, and all debts and other obligations of or belonging to or due to each of PediatRx and Quint on whatever account shall thereafter be taken and deemed to be held by or transferred to, as the case may be, or invested in the Surviving Corporation without further act or deed, title to any real estate, or any interest therein vested in PediatRx or Quint, shall not revert or in any way be impaired by reason of the Merger; and all of the rights of creditors of PediatRx and Quint shall be preserved unimpaired, and all liens upon the property of PediatRx or Quint shall be preserved unimpaired, and all debts, liabilities, obligations and duties of the respective corporations shall thenceforth remain with or be attached to, as the case may be, the Surviving Corporation and may be enforced against it to the same extent as if all of said debts, liabilities, obligations and duties had been incurred or contracted by it.

3.2 Further Assurances

From time to time, as and when required by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of Quint such deeds and other instruments, and there shall be taken or caused to be taken by it such further other action, as shall be appropriate or necessary in order to vest or perfect in or to confirm of record or otherwise in the Surviving Corporation the title to and possession of all the property, interest, assets, rights, privileges, immunities, powers, franchises and authority of Quint and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Quint or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

4. GENERAL

4.1 Abandonment

Notwithstanding any approval of the Merger or this Agreement by the shareholders of PediatRx or Quint or both, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by mutual written agreement of PediatRx and Quint.

4.2 Amendment

At any time prior to the Effective Date, this Agreement may be amended or modified in writing by the boards of directors of both PediatRx and Quint.

4.3 Governing Law

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada

4.4 Counterparts

In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original

4.5 Electronic Means

Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereof.

IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date set forth above

PEDIATRX INC.

Per: ______________________
Authorized Signatory

QUINT MEDIA INC.

Per: ______________________
Authorized Signatory

SCHEDULE A
To the Agreement and Plan of Merger
between PediatRx and Quint

140103

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A)

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article one.

PediatRx Inc.
Name of merging entity

Nevada	Corporation
Jurisdiction	Entity type *

Quint Media Inc.
Name of merging entity

Nevada	Corporation
Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

and,

PediatRx Inc.
Name of surviving entity

Nevada	Corporation
Jurisdiction	Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn:

c/o:

3) Choose one:

☐ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☒ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).

4) Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from the appropriate section of article four.

(a) Owner's approval was not required from

PediatRx Inc.
Name of merging entity, if applicable

Quint Media Inc.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

PediatRx Inc.
Name of surviving entity, if applicable

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

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(b) The plan was approved by the required consent of the owners of *:

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 4

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ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or,

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 5

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ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

Article 1 of the Articles of Incorporation of PediatRx Inc., a surviving corporation, is hereby amended to change the name of PediatRx Inc. to Quint Media Inc.

6) Location of Plan of Merger (check a or b):

[X] (a) The entire plan of merger is attached;

or,

[ ] (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: **Time:**

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.**

PediatRx Inc.
Name of merging entity

X ______________________ Vice President
Signature Title Date

Quint Media Inc.
Name of merging entity

X ______________________ President
Signature Title Date

Name of merging entity

X ______________________
Signature Title Date

Name of merging entity

X ______________________
Signature Title Date

and,

PediatRx Inc.
Name of surviving entity

X ______________________ Vice President
Signature Title Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

140103

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0120782005-6
[signature]	Filing Number 20100945481-64
Secretary of State	Filed On 12/21/2010
State Of Nevada	Number of Pages 10

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A)

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article one.**

Striker Energy Corp.
Name of merging entity

Nevada	Corporation
Jurisdiction	Entity type *

PediatRx Inc.
Name of merging entity

Nevada	Corporation
Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

and,

Striker Energy Corp.
Name of surviving entity

Nevada	Corporation
Jurisdiction	Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 2

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2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn:

c/o:

3) Choose one:

☐ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☒ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).

4) Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from the appropriate section of article four.

(a) Owner's approval was not required from

Striker Energy Corp.
Name of merging entity, if applicable

PediatRx Inc.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Striker Energy Corp.
Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
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(b) The plan was approved by the required consent of the owners of *:

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
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(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
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5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

Article 1 of the Articles of Incorporation of Striker Energy Corp., a surviving corporation, is hereby amended to change the name of Striker Energy Corp. to PediatRx Inc.

6) Location of Plan of Merger (check a or b):

[X] (a) The entire plan of merger is attached;

or,

[ ] (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional):** December 28, 2010

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 6

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8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.

Striker Energy Corp.
Name of merging entity

X [signature] President 12/21/10
Signature Title Date

PediatRx Inc.
Name of merging entity

X [signature] President 12/21/10
Signature Title Date

Name of merging entity

X
Signature Title Date

Name of merging entity

X
Signature Title Date

and,

Striker Energy Corp.
Name of surviving entity

X [signature] President 12/21/10
Signature Title Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT dated as of November 16, 2010.

BETWEEN:

> **STRIKER ENERGY CORP.**, a Nevada corporation, having its office at 901 – 360 Bay Street, Toronto, Ontario M5H 2V6, Canada
>
> (**"Striker"**)

AND:

> **PEDIATRX INC.**, a Nevada corporation, having its office at 405 Trimmer Road, Suite 200, Califon, New Jersey 07830, U.S.A.
>
> (**"PediatRx"**)

WHEREAS:

A. PediatRx is the wholly-owned subsidiary of Striker;

B. The boards of directors of PediatRx and Striker deem it advisable and in the best interests of their respective companies and shareholders that PediatRx be merged with and into Striker, with Striker remaining as the surviving corporation under the name "PediatRx Inc.";

C. The board of directors of PediatRx has adopted and approved the plan of merger embodied in this Agreement; and

D. The board of directors of Striker has adopted and approved the plan of merger embodied in this Agreement.

THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto do hereby agree to merge on the terms and conditions herein provided, as follows:

1. THE MERGER

1.1 The Merger

Upon the terms and subject to the conditions hereof, on the Effective Date (as hereinafter defined), PediatRx shall be merged with and into Striker in accordance with the applicable laws of the State of Nevada (the "**Merger**"). The separate existence of PediatRx shall cease, and Striker shall be the surviving corporation under the name "PediatRx Inc." (the "**Surviving Corporation**") and shall be governed by the laws of the State of Nevada.

1.2 Effective Date

The Merger shall become effective on the date and at the time (the "**Effective Date**") that:

(a) the Articles of Merger, in substantially the form annexed hereto as Appendix A, that the parties hereto intend to deliver to the Secretary of State of the State of Nevada, are accepted and declared effective by the Secretary of State of the State of Nevada; and

(b) after satisfaction of the requirements of the laws of the State of Nevada.

1.3 Articles of Incorporation

On the Effective Date, the Articles of Incorporation of Striker, as in effect immediately prior to the Effective Date, shall continue in full force and effect as the Articles of Incorporation of the Surviving Corporation except that Article 1 of the Articles of Incorporation of Striker, as the Surviving Corporation, shall be amended to state that the name of the corporation is "PediatRx Inc.".

1.4 Bylaws

On the Effective Date, the Bylaws of Striker, as in effect immediately prior to the Effective Date, shall continue in full force and effect as the bylaws of the Surviving Corporation.

1.5 Directors and Officers

The directors and officers of Striker immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation, until their successors shall have been duly elected and qualified or until otherwise provided by law, the Articles of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

2. <u>CONVERSION OF SHARES</u>

2.1 Common Stock of Striker

Upon the Effective Date, by virtue of the Merger and without any action on the part of any holder thereof, each share of common stock of Striker, par value of $0.0001 per share, issued and outstanding immediately prior to the Effective Date shall be changed and converted into one fully paid and non-assessable share of the common stock of the Surviving Corporation, par value of $0.0001 per share (the "**Survivor Stock**").

2.2 Common Stock of PediatRx

Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock of PediatRx, par value of $0.001 per share, issued and outstanding immediately prior to the Effective Date shall be cancelled.

2.3 Exchange of Certificates

Each person who becomes entitled to receive any Survivor Stock by virtue of the Merger shall be entitled to receive from the Surviving Corporation a certificate or certificates representing the number of Survivor Stock to which such person is entitled as provided herein.

3. EFFECT OF THE MERGER

3.1 Rights, Privileges, etc.

On the Effective Date of the Merger, the Surviving Corporation, without further act, deed or other transfer, shall retain or succeed to, as the case may be, and possess and be vested with all the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of PediatRx and Striker; all property of every description and every interest therein, and all debts and other obligations of or belonging to or due to each of PediatRx and Striker on whatever account shall thereafter be taken and deemed to be held by or transferred to, as the case may be, or invested in the Surviving Corporation without further act or deed, title to any real estate, or any interest therein vested in PediatRx or Striker, shall not revert or in any way be impaired by reason of this merger; and all of the rights of creditors of PediatRx and Striker shall be preserved unimpaired, and all liens upon the property of PediatRx or Striker shall be preserved unimpaired, and all debts, liabilities, obligations and duties of the respective corporations shall thenceforth remain with or be attached to, as the case may be, the Surviving Corporation and may be enforced against it to the same extent as if all of said debts, liabilities, obligations and duties had been incurred or contracted by it.

3.2 FURTHER ASSURANCES

From time to time, as and when required by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of PediatRx such deeds and other instruments, and there shall be taken or caused to be taken by it such further other action, as shall be appropriate or necessary in order to vest or perfect in or to confirm of record or otherwise in the Surviving Corporation the title to and possession of all the property, interest, assets, rights, privileges, immunities, powers, franchises and authority of PediatRx and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of PediatRx or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

4. GENERAL

4.1 Abandonment

Notwithstanding any approval of the Merger or this Agreement by the shareholders of PediatRx or Striker or both, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by mutual written agreement of PediatRx and Striker.

4.2 Amendment

At any time prior to the Effective Date, this Agreement may be amended or modified in writing by the board of directors of both PediatRx and Striker.

4.3 Governing Law

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada.

4.4 Counterparts

In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

4.5 Electronic Means

Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereof.

IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date set forth above.

STRIKER ENERGY CORP.

Per: ______________________
Authorized Signatory

PEDIATRX INC.

Per: ______________________
Authorized Signatory

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the Office of	Business Number E0120782005-6
	Filing Number 20080584562-30
Secretary of State	Filed On 09/02/2008
State Of Nevada	Number of Pages 1

Certificate of Change Pursuant to NRS 78.209

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Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

Striker Energy Corp.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change.

75,000,000 common shares at $0.0001 par value

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

150,000,000 common shares at $0.0001 par value

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

The Corporation shall issue two shares of common stock for every one share of the common stock issued and outstanding after the effective date of the forward stock split.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares will be issued.

7. Effective date of filing (optional): 9/12/08

(must not be later than 90 days after the certificate is filed)

8. Officer Signature: X [signature] President

Signature Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Filed in the Office of	Business Number E0120782005-6
Dean Heller	Filing Number 20050068859-13
Secretary of State	Filed On 03/18/2005
State Of Nevada	Number of Pages 8

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	Striker Energy Corp.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Incorp Services, Inc. Name 3155 East Patrick Lane · Suite 1 — Las Vegas — NEVADA — 89120-3481 Street Address — City — Zip Code
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 75,000,000 — Par value: $ $0.0001 — Number of shares without par value:
4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page if there is more than 3 directors/trustees)	1. Jack A. Upton Name 3155 East Patrick Lane · Suite 1 — Las Vegas — NV — 89120-3481 Street Address — City — State — Zip Code 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be: Any Legal Purpose
6. **Names, Address and Signature of Incorporator.** (attach additional page if there is more than 1 incorporator)	Doug Ansell on behalf of Incorp Services, Inc. — X [signature] Name — Signature 3155 East Patrick Lane · Suite 1 — Las Vegas — NV — 89120-3481 Address — City — State — Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] — March 17, 2005 Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees. See attached fee schedule.

Articles of Incorporation
Of
Striker Energy Corp.

Know all men by these present that the undersigned have this day voluntarily associated ourselves together for the purpose of forming a corporation for the transaction of business and the promotion and conduct of the objects and purposes hereinafter stated, under and pursuant to the provisions of Nevada Revised Statutes 78.010 to 78.090 inclusive as amended and do state and certify that the articles of incorporation are as follows:

First: Name

The name of the corporation is ***Striker Energy Corp.***, (The "Corporation").

Second: Registered Office and Agent

The address of the principal office of the corporation in the State Of Nevada is **3155 East Patrick Lane - Suite 1, Las Vegas, NV 89120-3481**, County of **Clark**. The name and address of the corporation's Registered Agent in the State of Nevada is **Incorp Services, Inc.**, at said address, until such time as another agent is duly authorized and appointed by the corporation.

Third: Purpose and Business

The purpose of the corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Nevada Revised Statutes of the State of Nevada, including, but not limited to the following:

(a) The Corporation may at any time exercise such rights, privileges, and powers, when not inconsistent with the purposes and object for which this corporation is organized;

(b) The Corporation shall have power to have succession by its corporate name in perpetuity, or until dissolved and its affairs wound up according to law;

(c) The Corporation shall have power to sue and be sued in any court of law or equity;

(d) The Corporation shall have power to make contracts;

(e) The Corporation shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country;

(f) The corporation shall have power to appoint such officers and agents as the affairs of the Corporation shall requite and allow them suitable compensation;

(g) The Corporation shall have power to make bylaws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business and the calling and holding of meetings of stockholders;

(h) The Corporation shall have the power to wind up and dissolve itself, or be wound up or dissolved;

(i) The Corporation shall have the power to adopt and use a common seal or stamp, or to not use such seal or stamp and if one is used, to alter the same. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The Corporation may use a seal or stamp, if it desires, but such use or non-use shall not in any way affect the legality of the document;

(j) The Corporation shall have the power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidence of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for another lawful object;

(k) The Corporation shall have the power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidence in indebtedness created by any other corporation or corporations in the State of Nevada, or any other state or government and, while the owner of such stock, bonds, securities or evidence of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any;

(l) The Corporation shall have the power to purchase, hold, sell and transfer shares of its own capital stock and use therefore its capital, capital surplus, surplus or other property or fund;

(m) The Corporation shall have the power to conduct business, have one or more offices and hold, purchase, mortgage and convey real and personal property in the State of Nevada and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia and in any foreign country;

(n) The Corporation shall have the power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its articles of incorporation, or any amendments thereof, or necessary or incidental to the protection and benefit of the Corporation and, in general, to carry on any lawful business necessary or incidental to the attainment of the purposes of the Corporation, whether or not such business is similar in nature to the purposes set forth in the articles of incorporation of the Corporation, or any amendment thereof;

(o) The Corporation shall have the power to make donations for the public welfare or for charitable, scientific or educational purposes;

(p) The Corporation shall have the power to enter partnerships, general or limited, or joint ventures, in connection with any lawful activities.

Fourth: Capital Stock

1. Classes and Number of Shares. The total number of shares of all classes of stock, which the corporation shall have authority to issue is **Seventy-Five-Million (75,000,000)**, consisting of **Seventy-Five-Million (75,000,000)** shares of Common Stock with **a par value of $0.0001 per share** (The "Common Stock").

2. Powers and Rights of Common Stock

   (a) Preemptive Right: No shareholders of the Corporation holding common stock shall have any preemptive or other right to subscribe for any additional un-issued or treasury shares of stock or for other securities of any class, or for rights, warrants or options to purchase stock, or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges unless so authorized by the Corporation;

   (b) Voting Rights and Powers: With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of the Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of the Common Stock standing in his/her name;

   (c) Dividends and Distributions

      (i) Cash Dividends: Holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board of Directors from time to time out of assets of funds of the Corporation legally available therefor;

      (ii) Other Dividends and Distributions: The Board of Directors may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock dividend or split-up of the shares of the Common Stock;

(iii) Other Rights: Except as otherwise required by the Nevada Revised Statutes and as may otherwise be provided in these Articles of Incorporation, each share of the Common Stock shall have identical powers, preferences and rights, including rights in liquidation;

3. Issuance of the Common Stock: The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock herein authorized in accordance with the terms and conditions set forth in these Articles of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration all as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. The Board of Directors, from time to time, also may authorize, by resolution, options, warrants and other rights convertible into Common stock ("securities.") The securities must be issued for such consideration, including cash, property, or services, as the Board or Directors may deem appropriate, subject to the requirement that the value of such consideration be no less than the par value of the shares issued. Any shares issued for which the consideration so fixed has been paid or delivered shall be fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon, provided that the actual value of such consideration is not less that the par value of the shares so issued. The Board of Directors may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock divided or split-up of the shares of the Common Stock only to the then holders of the outstanding shares of the Common Stock.

4. Cumulative Voting: Except as otherwise required by applicable law, there shall be no cumulative voting on any matter brought to a vote of stockholders of the Corporation.

Fifth: Adoption of Bylaws.

In the furtherance and not in limitation of the powers conferred by statute and subject to Article Sixth hereof, the Board of Directors is expressly authorized to adopt, repeal, rescind, alter or amend in any respect the Bylaws of the Corporation (the "Bylaws").

Sixth: Shareholder Amendment of Bylaws.

Notwithstanding Article Fifth hereof, the bylaws may also be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than **Fifty-Percent (50%)** of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class.

Seventh: Board of Directors

The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. Except as may otherwise be provided pursuant to Section 4 or Article Fourth hereof in connection with rights to elect additional directors under specified circumstances, the exact number of directors of the Corporation shall be determined from time to time by a bylaw or amendment thereto, providing that the number of directors shall not be reduced to less than one (1). The director holding office at the time of the

filing of these Articles of Incorporation shall continue as director until the next annual meeting and/or until their successors are duly chosen.

Eighth: Term of Board of Directors.

Except as otherwise required by applicable law, each director shall serve for a term of one year ending on the date of subsequent Annual Meeting of Stockholders of the Corporation (the "Annual Meeting") following the Annual Meeting at which such director was elected. All directors shall have equal standing.

Not withstanding the foregoing provisions of this Article Eighth each director shall serve until their successor is elected and qualified or until their death, resignation or removal; no decrease in the authorized number of directors shall shorten the term of any incumbent director; and additional directors, elected pursuant to Section 4 or Article Fourth hereof in connection with rights to elect such additional directors under specified circumstances, shall not be included in any class, but shall serve for such term or terms and pursuant to such other provisions as are specified in the resolution of the Board or Directors establishing such class or series.

Ninth: Vacancies on Board of Directors

Except as may otherwise be provided pursuant to Section 4 of Article Fourth hereof in connection with rights to elect additional directors under specified circumstances, newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board of Directors resulting from death, resignation, removal, or other causes, shall be filled solely by the quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until such director's death, resignation or removal, whichever first occurs.

Tenth: Removal of Directors

Except as may otherwise be provided pursuant to Section 4 or Article Fourth hereof in connection with rights to elect additional directors under specified circumstances, any director may be removed from office only for cause and only by the affirmative vote of the holders of not less than **Fifty-Percent (50%)** of the voting power of all outstanding shares of voting stock entitled to vote in connection with the election of such director, provided, however, that where such removal is approved by a majority of the Directors, the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the election of such director shall be required for approval of such removal. Failure of an incumbent director to be nominated to serve an additional term of office shall not be deemed a removal from office requiring any stockholder vote.

Eleventh: Stockholder Action

Any action required or permitted to be taken by the stockholders of the Corporation must be effective at a duly called Annual Meeting or at a special meeting of stockholders of the Corporation, unless such action requiring or permitting stockholder approval is approved by a majority of the Directors, in which case such action may be authorized or taken by

the written consent of the holders of outstanding shares of Voting Stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted, provided all other requirements of applicable law these Articles have been satisfied.

Twelfth: Special Stockholder Meeting

Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by a majority of the Board of Directors or by the Chairman of the Board or the President. Special meeting may not be called by any other person or persons. Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by law.

Thirteenth: Location of Stockholder Meetings.

Meetings of stockholders of the Corporation may be held within or without the State of Nevada, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision of the Nevada Revised Statutes) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

Fourteenth: Private Property of Stockholders.

The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever and the stockholders shall not be personally liable for the payment of the corporation's debts.

Fifteenth: Stockholder Appraisal Rights in Business Combinations.

To the maximum extent permissible under the Nevada Revised Statutes of the State of Nevada, the stockholders of the Corporation shall be entitled to the statutory appraisal rights provided therein, with respect to any business Combination involving the Corporation and any stockholder (or any affiliate or associate of any stockholder), which required the affirmative vote of the Corporation's stockholders.

Sixteenth: Other Amendments.

The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by applicable law and all rights conferred on stockholders herein granted subject to this reservation.

Seventeenth: Term of Existence.

The Corporation is to have perpetual existence.

STATE OF NEVADA
SECRETARY OF STATE

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
BY RESIDENT AGENT

IN THE MATTER OF ***Striker Energy Corp.***, a Nevada corporation, **Incorp Services, Inc.**, with the address at **3155 East Patrick Lane · Suite 1, Las Vegas, NV 89120-3481**, County of **Clark**, State of **Nevada**, hereby accepts the appointment as Resident Agent of the above-entitled corporation in accordance with NRS 78.090.

IN WITNESS WHEREOF, I have hereunto set my hand this **17th** day of **March 2005**.

Incorp Services, Inc. or
Authorized Signatory

INCORP